As filed with the Securities and Exchange Commission on August 2, 2007
An Exhibit List can be found on page II-7.
Registration No. 333-142644

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________
AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

AIRTRAX, INC.
(Name of small business issuer in its charter)

New Jersey	3537	22-3506376
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 Freeway Drive, Unit One
Blackwood, NJ 08012
(856) 232-3000
(Address and telephone number of principal executive offices and principal place of business)

Robert M. Watson, Chief Executive Officer
AIRTRAX, INC.
200 Freeway Drive, Unit One
Blackwood, NJ 08012
(856) 232-3000
(Name, address and telephone number of agent for service)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Flr.
New York, New York 10006
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee

Common Stock, no par value per share	278,444	$0.52	$144,790.88	$4.45
Common Stock, no par value per share, issuable upon exercise of convertible debentures	13,186,168	$0.52	$6,856,807.36	$210.50
Common Stock, no par value per share, issuable upon exercise of warrants exercisable at $0.45 per share	6,291,308	$0.52	$3,271,480.16	$100.43
Common Stock, no par value per share, issuable upon exercise of warrants exercisable at $0.54 per share	9,013,200	$0.54	$4,867,128.00	$149.42
Common Stock, no par value per share, issuable upon exercise of warrants exercisable at $0.75 per share	4,148,933	$0.75	$3,111,699.75	$95.53
Common Stock, no par value per share, issuable upon exercise of warrants exercisable at $1.25 per share	4,325,433	$1.25	$5,406,791.25	$165.99
Common Stock, no par value per share, issuable upon exercise of warrants exercisable at $1.65 per share	72,200	$1.65	$119,130.00	$3.66
Common Stock, no par value per share, issuable upon exercise of warrants exercisable at $2.50 per share	534,595	$2.50	$1,336,487.50	$41.03
Total	37,850,281		$25,114,297.90	$771.01

(2)
Includes shares of our common stock, no par value per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and exercise of warrants.

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 2, 2007, which was $0.52 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the enclosed prospectus constitutes a combined prospectus also relating to an aggregate of up to 6,760,188 shares of our common stock that were previously registered for sale in a Registration Statement on Form S-2, Registration No. 333-116475, as amended by Registration Statements Amendment No. 1, Amendment No. 2 on Form S-2, Post-Effective Amendment No. 1, Registration Nos. 333-116475 and Post-Effective Amendment No. 2 to the Registration Statement on Form S-2, Registration No. 333-116475. As such, this prospectus also constitutes Post-Effective Amendment No. 3 to the Registration Statement on Form S-2, Registration No. 333-116475, which shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form SB-2 in accordance with Section 8(c) of the Securities Act of 1933.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 2, 2007

PROSPECTUS

AIRTRAX, INC.

37,850,281 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 37,850,281 shares of our common stock, including 278,444 shares of common stock, up to 13,186,168 shares of common stock underlying secured convertible debentures in the face amount of $6,074,836.37, up to 6,291,308 shares underlying warrants exercisable at $0.45 per share, up to 9,013,200 shares underlying warrants exercisable at $0.54 per share, up to 4,148,933 shares underlying warrants exercisable at $0.75 per share, up to 4,325,433 shares underlying warrants exercisable at $1.25 per share, up to 72,200 shares underlying warrants exercisable at $1.65 per share and up to 534,595 shares underlying warrants exercisable at $2.50 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol “AITX.” On July 27, 2007, the last reported sale price of our common stock on the Over-The-Counter Bulletin Board was $0.48 per share.

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 3 of this prospectus to read about factors you should consider before buying shares of our common stock.

The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

All references herein to our fiscal year and our fiscal year end represent the twelve months ended December 31 and December 31, respectively, and all references herein to our fiscal quarters ended refer to March 31, June 30 and September 30, as appropriate.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the secured convertible notes to the financial statements.

AIRTRAX, INC.

Since 1995, substantially all of our resources and operations have been directed towards the development of the Omni-Directional wheel, related components, Omni-Directional Lift Trucks and other Omni-Directional Vehicles. Many of the components, including the unique shaped wheels, motors, and frames, have been designed by Airtrax and are specially manufactured for us.
Omni-Directional means that vehicles designed and built by us can travel in any direction. Our Omni-directional vehicles are controlled with a joystick. The vehicle will travel in the direction the joystick is pushed. If the operator pushes the joystick sideways, the vehicle will travel sideways. If the operator were to twist the joystick the vehicle will travel in circles. Our omni-directional vehicles have one motor and one motor controller for each wheel. The omni-directional movement is caused by coordinating the speed and direction of each motor with joystick inputs which are routed to a micro-processor, then from the micro-processor to the motor controllers and finally to the motor itself.

During the year ended December 31, 2006, we continued development of the COBRA and KING COBRA scissor lifts and the Omni-Directional power chair. We anticipate incurring more costs on these products and plan to begin production of the first COBRA model and the KING COBRA in 2007. The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue operations. However, we are in discussions with lenders to raise capital in order to continue operating, although we have no contracts or commitments for additional capital at this time. We currently do not have adequate cash to meet our short or long term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders. However, there can be no assurance that additional financing will be available at terms that are suitable to us.

The assembly of our products is conducted at our executive offices. Currently 100% of our vehicle frames are being manufactured in the USA. These frames are shipped to the Blackwood plant for final assembly. Previously, partially assembled vehicles were shipped to the Blackwood facility from the Filco plant in Germany. Fourteen were shipped to the USA for final assembly. A total of approximately sixty frames were shipped from Bulgaria to the Filco plant for partial assembly. None of the frames shipped from Bulgaria were within specification. The twenty-seven frames shipped to the United States required re-machining in order to make them useable. The balance were rejected and abandoned with other parts inventory that was stored in the Filco plant.

We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended December 31, 2006 and 2005, we had net losses of approximately $4,200,000 and $15,200,000, respectively. For the three months ended March 31, 2007, we incurred a net loss of $5,906,586. We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

Our principal executive offices and assembly plant are located at 200 Freeway Drive, Unit One, Blackwood, NJ 08012 and our telephone number is (856) 232-3000. We are a New Jersey corporation.

The Offering

Common stock offered by selling stockholders	Up to 37,850,281 shares, including the following:

- 278,444 shares of common stock;
- up to 13,186,168 shares of common stock underlying secured convertible debentures in the face amount of $6,074,836.37;
- up to 6,291,308 shares underlying warrants exercisable at $0.45 per share;
- up to 9,013,200 shares underlying warrants exercisable at $0.54 per share;
- up to 4,148,933 shares underlying warrants exercisable at $0.75 per share;
- up to 4,325,433 shares underlying warrants exercisable at $1.25 per share;
- up to 72,200 shares underlying warrants exercisable at $1.65 per share; and
- up to 534,595 shares underlying warrants exercisable at $2.50 per share.

Shares outstanding prior to offering	25,700,993 shares as of July 27, 2007

Shares to be outstanding after the offering	63,272,830

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, most of warrants entitle the holder to exercise their warrants on a cashless basis. In the event that any investor exercises its warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Over-The-Counter Bulletin Board symbol	AITX

The above information regarding common stock to be outstanding after the offering is based on 25,700,993 shares of common stock outstanding as of July 27, 2007 and assumes the conversion of the debentures and exercise of the warrants.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Financial Condition and Business:

WE MAY NEVER BECOME PROFITABLE AND CONTINUE AS A GOING CONCERN BECAUSE WE HAVE HAD LOSSES SINCE OUR INCEPTION.

We may never become profitable because we have incurred losses and experienced negative operating cash flow since our formation. For our fiscal years ended December 31, 2006 and 2005, we had a net loss attributable to common stockholders of approximately $(4.2 million) and $(15.2 million), respectively. For the three months ended March 31, 2007, we had a net loss attributable to common stockholders of approximately $(5.9 million). We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We anticipate that our cash requirements to fund operating or investing cash requirements over the next 12 months will be greater than our current cash on hand. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. We do not currently have commitments for additional funds and there can be no assurance that additional financing will be available, or if available, will be on acceptable terms. If we are unable to obtain sufficient funds during the next 12 months we will further reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects.

OUR BUSINESS OPERATIONS WILL BE HARMED IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING.

Our business operations will be harmed if we are unable to obtain additional funding. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain opportunities for the provision of our technology and products.

On January 20, 2006, Filco filed for insolvency in Germany and a receiver was appointed. As a result, on February 7, 2006, we terminated the tentative agreement to acquired Filco stock and began negotiations with the receiver to acquire some or all of the Filco assets. The $6,275,881 of advances to Filco that were outstanding at December 31, 2005, were secured by liens filed against the machinery and equipment owned by Filco which in 2003 was appraised at $5,400,000, and by liens filed against its intellectual property, which had not been appraised. Due to the uncertainty of our position under German bankruptcy law, $4,275,881 of the Filco advances were written off in 2005, and the remaining $2,000,000 was written off in 2006. In addition, $413,174 of our inventory stored at the Filco plant was abandoned and written off during 2006. During 2006, an auction of Filco assets was conducted by the receiver who did not acknowledge our liens against property and equipment.

THE PRICING POLICY FOR OUR LIFT TRUCKS MAY BE SUBJECT TO CHANGE, AND ACTUAL SALES OR OPERATING MARGINS MAY BE LESS THAN PROJECTED.

We are assessing present and projected component pricing in order to establish a pricing policy for the SIDEWINDER Lift Truck. We have not finalized our assessment as current prices for certain lift truck components reflect special development charges, which are expected to be reduced as order volume for such components increase and as manufacturing efficiencies improve. We intend to price our lift trucks so as to maximize sales yet provide sufficient operating margins. Given the uniqueness of our product, we have not yet established final pricing sensitivity in the market. Consequently, the pricing policy for its lift trucks may be subject to change, and actual sales or operating margins may be less than projected.

WE HAVE RECEIVED LIMITED INDICATIONS OF THE COMMERCIAL ACCEPTABILITY OF OUR OMNI-DIRECTIONAL LIFT TRUCK. ACCORDINGLY, WE CANNOT PREDICT WHETHER OUR OMNI-DIRECTIONAL PRODUCTS CAN BE MARKETED AND SOLD IN A COMMERCIAL MANNER.

Our success will be dependent upon our ability to sell Omni-Directional products in quantities sufficient to yield profitable results. To date, we have received limited indications of the commercial acceptability of our Omni-Directional lift truck. Accordingly, we cannot predict whether the Omni-Directional product can be marketed and sold in a commercial manner.

WE CANNOT ASSURE THAT WE WILL HAVE IN PLACE PATENT PROTECTION AND CONFIDENTIALITY AGREEMENTS FOR OUR PROPRIETARY TECHNOLOGY. IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THERE IS A RISK THAT THEY WILL BE INFRINGED UPON OR THAT OUR TECHNOLOGY INFRINGES UPON ONE OF OUR COMPETITOR'S PATENTS. AS A RESULT, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY HARMED.

Our success will be dependent, in part, upon the protection of our proprietary Omni-Directional technology from competitive use. A form of our Omni-Directional technology was originally patented in 1973 and was sold to the US Navy. We secured a transfer of this technology from the Navy in 1996 under the terms of a CRADA agreement (Cooperative Research and Development Agreement) and we have worked since that time to commercialize Omni-Directional products. We received 3 patents regarding the "redesign" of the wheel. In addition, we have a license agreements for the algorithms used to control vehicular movement, and a patent for this technology has been applied for. Further, we have applied for patents for a movable operator's control station and a munitions handler. Notwithstanding the foregoing, we believe our lack of patent protection is a material competitive risk. Our competitors could reverse engineer our technology to build similar products. Also, certain variations to the technology could be made whereby our competitors may use the technology without infringing upon our intellectual property. The patent for the Omni-Directional wheel expired in 1990. We, however, have received patent protection of certain other aspects of its Omni-Directional wheel, and for features specific to our lift truck. In addition to the patent applications, we rely on a combination of trade secrets, nondisclosure agreements and other contractual provisions to protect our intellectual property rights. Nevertheless, these measures may be inadequate to safeguard our underlying technology. If these measures do not protect the intellectual property rights, third parties could use our technology, and our ability to compete in the market would be reduced significantly. In addition, if the sale of our product extends to foreign countries, we may not be able to effectively protect its intellectual property rights in such foreign countries.

In the future, we may be required to protect or enforce our patents and patent rights through patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management's attention from other business concerns. These actions could put our patents at risk of being invalidated or interpreted narrowly, and any patent applications at risk of not issuing. In defense of any such action, these third parties may assert claims against us. We cannot provide any assurance that we will have sufficient funds to vigorously prosecute any patent litigation, that we will prevail in any of these suits, or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause the price of our common stock to decline.

WE CURRENTLY LACK ESTABLISHED DISTRIBUTION CHANNELS FOR OUR LIFT TRUCK PRODUCT LINE.
We do not have an established channel of distribution for our lift truck product line. We have initiated efforts to establish a network of designated dealers throughout the United States. Although we have received indications of interest from a number of equipment distributors, to date, such indications have been limited. We cannot predict whether we will be successful in establishing our intended dealer network.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF ROBERT M. WATSON, OUR CHIEF EXECUTIVE OFFICER, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT, QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS.

Our ability to successfully conduct our business affairs will be dependent upon the capabilities and business acumen of current management including Robert M. Watson, our President and Chief Executive Officer. We have entered into an employment agreement with Mr. Watson, however, we do not maintain key man life insurance with respect to Mr. Watson. Accordingly, shareholders must be willing to entrust all aspects of our business affairs to our current management. Further, the loss of any one of our management team could have a material adverse impact on our continued operation.

OUR INDUSTRY AND PRODUCTS ARE CONSIDERED TO BE HIGH-RISK WITH A HIGH INCIDENCE OF SERIES PERSONAL INJURY OR PROPERTY LOSS WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

The manufacture, sale and use of Omni-Directional lift trucks and other mobility or material handling equipment is generally considered to be an industry of a high risk with a high incidence of serious personal injury or property loss. In addition, although we intend to provide on-site safety demonstrations, the unique, sideways movement of the lift truck may heighten potential safety risks. Despite the fact that we intend to maintain sufficient liability insurance for the manufacture and use of our products, one or more incidents of personal injury or property loss resulting from the operation of our products could have a material adverse impact on our business.

IF WE DO NOT SUCCESSFULLY DISTINGUISH AND COMMERCIALIZE OUR DEVELOPED PROPRIETARY PRODUCTS AND SERVICES, WE WILL NOT ATTRACT A SUFFICIENT NUMBER OF CUSTOMERS. ACCORDINGLY, WE MAY BE UNABLE TO COMPETE SUCCESSFULLY WITH OUR COMPETITORS OR TO GENERATE REVENUE SIGNIFICANT TO SUSTAIN OUR OPERATIONS.

Although management believes our product will have significant competitive advantages to conventional lift trucks, we are competing in an industry populated by some of the foremost equipment and vehicle manufacturers in the world. All of these companies have greater financial, engineering and other resources than us. No assurances can be given that any advances or developments made by such companies will not supersede the competitive advantages of our Omni-Directional lift truck. In addition, many of our competitors have long-standing arrangements with equipment distributors and carry one or more of competitive products in addition to lift trucks. These distributors are prospective dealers for our company. It therefore is conceivable that some distributors may be loath to enter into any relationships with us for fear of jeopardizing existing relationships with one or more competitors.

Risks Relating to Our Common Stock:

WE HAVE ISSUED COMMON STOCK, WARRANTS, AND CONVERTIBLE NOTES TO INVESTORS AND IN EXCHANGE FOR FEES AND SERVICES AT A DISCOUNT TO THE MARKET PRICE OF OUR COMMON STOCK AT THE TIME OF SUCH ISSUANCE. THIS RESULTS IN A LARGE NUMBER OF SHARES WHICH HAVE BEEN ISSUED AND A LARGE NUMBER OF SHARES UNDERLYING OUR WARRANTS AND OTHER CONVERTIBLE SECURITIES THAT ARE OR MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We had 25,700,993 shares of common stock outstanding as of July 27, 2007, and we had $6,321,633.57 in convertible notes outstanding issued pursuant to private placements in May and October 2005, July 2006 and February 2007 and settlement of outstanding liquidated damages, which require the issuance of 13,734,606 additional shares of common stock. Additionally, warrants which require the issuance of 24,385,669 additional shares of common stock pursuant to our private placements in November 2004, February, May and October 2005, February and July 2006 and February 2007 and settlement of outstanding liquidated damages. Further, we often issue common stock and warrants in exchange for fees and services at a discount to the market price of our common stock at the time of such issuance. This results in a large number of shares, which have been issued, a large number of shares underlying our warrants and other convertible securities that are or may be available for future sale, and may create an overhang of securities for sale. The sale of these shares which were or will be issued upon exercise or conversion of our securities at a discount to the market price of our common stock at the time of issuance may depress the market price of our common stock and is dilutive to shareholder value.

IF WE FAIL TO REMAIN CURRENT IN OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

·	that a broker or dealer approve a person's account for transactions in penny stocks; and
·	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

·	obtain financial information and investment experience objectives of the person; and
·
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

·	sets forth the basis on which the broker or dealer made the suitability determination; and
·	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, most of warrants entitle the holder to exercise their warrants on a cashless basis. In the event that any investor exercises its warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “AITX”.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal Year 2005
	High	Low
First Quarter	$3.07	$1.83
Second Quarter	$2.95	$1.85
Third Quarter	$4.70	$2.07
Fourth Quarter	$3.40	$2.20

	Fiscal Year 2006
	High	Low
First Quarter	$2.39	$1.08
Second Quarter	$2.17	$1.15
Third Quarter	$2.03	$0.92
Fourth Quarter	$1.01	$0.42

	Fiscal Year 2007
	High	Low
First Quarter	$0.97	$0.48
Second Quarter	$0.60	$0.45
Third Quarter (1)	$0.56	$0.46
Fourth Quarter	xxx	xxx

(1) As of July 27, 2007.

Holders

As of July 27, 2007, we had approximately 871 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Signature Stock Transfer, 301 Ohio Drive, Suite 100, Plano, TX 75093.

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
• state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

Since 1995, substantially all of our resources and operations have been directed towards the development of the Omni-Directional wheel, related components, Omni-Directional Lift Trucks and other Omni-Directional Vehicles. Many of the components, including the unique shaped wheels, motors, and frames, have been designed by Airtrax and are specially manufactured for us.

Omni-Directional means that vehicles designed and built by us can travel in any direction. Our Omni-directional vehicles are controlled with a joystick. The vehicle will travel in the direction the joystick is pushed. If the operator pushes the joystick sideways, the vehicle will travel sideways. If the operator were to twist the joystick the vehicle will travel in circles. Our omni-directional vehicles have one motor and one motor controller for each wheel. The omni-directional movement is caused by coordinating the speed and direction of each motor with joystick inputs which are routed to a micro-processor, then from the micro-processor to the motor controllers and finally to the motor itself.

During the year ended December 31, 2006, we continued development of the COBRA and KING COBRA scissor lifts and the Omni-Directional power chair. We anticipate incurring more costs on these products and plan to begin production of the first COBRA and the KING COBRA models in 2007. The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue operations. However, we are in discussions with lenders to raise capital in order to continue operating. We currently do not have adequate cash to meet our short or long term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders. There can be no assurance that additional financing will be available at terms that are suitable to us.

We have incurred losses and experienced negative operating cash flow since our inception. For the twelve month period ended December 31, 2006 and 2005, we had net losses attributable to common shareholders of approximately $4.2 million and $15.2 million, respectively. The net loss in both periods includes conversion expenses of $1 million and $6.6 million in 2006 and 2005, respectively, offset by revaluation income $3.7 million and $1 million in 2006 and 2005, respectively, in connection with the repricing of the conversion ratios of convertible debenture issues and of warrant conversion prices. We also wrote down the advances to Filco of $2.0 million and $4.7 million in 2006 and 2005, respectively. We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenue and result in additional losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. While we are in discussions with several prospective lenders, we do not currently have commitments for these funds and there can be no assurance that additional financing will be available, or if available, will be on acceptable terms.

Results of Operations for the Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Liquidity constraints and limited access to additional capital for production in 2005 and 2006 and the unexpected death of our Chief Executive Officer and President, Peter Amico in August 2006 have limited production and sales of omni-directional technology. Consequently, management believes that the year-to-year comparisons described below are not indicative of future year-to-year comparative results.

In September 2006, Airtrax was awarded a $415,000 contract to design and build a customized MP2 Equipment Handling Unit for the Israeli Air Force. The contract includes an option to build five additional units at $95,000 each upon the acceptance of the first unit. It is estimated that the follow on orders that could result from this contract would be from 29 to 100 units over the next one to three years. The Critical Design Review was completed in November 2006, the design was approved and initial deliverables were provided. As a result, we received a first process payment of $170,000 on December 12 2006. We expect to begin the Acceptance Test Procedure in mid April 2007 and upon successful completion, will receive a second payment of $162,000. We cannot predict whether we will be able to successfully pass all of the acceptance tests and complete the contract, or that if we do so, that any subsequent orders will result.

We believe that the joint cooperation between us and the United States Navy with the MP2 contract, including building the ETU-110 omni-directional engine handler and our contract to design and build a customized MP2 Equipment Handling Unit for the Israeli Air Force, has bolstered the potential use of our technology within the military. We do not intend to incur additional costs with the US Navy unless we incur potential expenses in demonstrating the ETU-110 omni-directional engine handler, or other omni-directional vehicles in connection with the Israeli contract.

Revenue

Revenue for the twelve-month period ended December 31, 2006 was approximately $1.3 million, representing an increase of approximately $600,000 from revenue of $719,000 for the comparable period in 2005. This increase in revenue, is primarily, attributed to sales of our SIDEWINDER ATX-3000.

Cost of Goods Sold

Our cost of goods sold for the twelve month period months ended December 31, 2006 amounted to approximately $1.5 million, an increase of approximately $800,000 from $729,000 for the twelve months ended December 31, 2005. This increase in cost of goods sold, is primarily, attributed to sales of our SIDEWINDER ATX-3000.

Operating and Administrative Expenses.

Operating and administrative expenses which include administrative salaries, depreciation and other expenses for the twelve month period ended December 31, 2006 totaled $4.7 million which represents an decrease of approximately $400,000 from $5.1 million incurred in the twelve month period ended December 31, 2005. The decrease is primarily due to recording of stock option expenses of $1.1 million in 2005, compared to $76,000 in 2006, partially by additional expenses relating to the increase in production of our SIDEWINDER ATX-3000 and Cobra and King Cobra scissor lift and Omni-Directional Power Chair development costs.

Loss Attributable to Common Shareholders.

Loss attributable to common shareholders for the twelve months ended December 31, 2006 was approximately $(4.2) million compared with a loss of $(15.2) million for the same period in 2005. The decrease is due primarily to the recording of stock option expenses of approximately $1.1 million in 2005, compared with $76,000 in the current period, and conversion expense recorded in the twelve months ended December 31, 2005 of approximately $6.6 million compared with $1.0 million in 2006. Additionally, we recorded revaluation income of $3.7 million in 2006 compared with $1 million in 2005 in connection with the repricing of certain conversion ratios of convertible debenture issues and of warrant conversion prices. We also wrote down the remaining Filco advance of $2. million during 2006 compared with $4.7 million in 2005. We also recorded approximately $300,000 of deemed dividend expense in each year.

Research and Development

We incurred $519,134 and $544,933 in research and development expenses during the year ended December 31, 2006 and 2005, respectively. Research and development activities during fiscal 2005 primarily involved continued testing and evaluation of omni-directional components and preparing these components for production in 2005. Our wheel design was changed from the "concept" to "production" phase. This was and is an ongoing process between our company and vendor’s engineers to insure manufacturability. The motors and controllers were designed and/or changed in design in order to meet ANSI (American National Standards Institute) and UL (Underwriters Laboratories) testing requirements. We and Danaher revised the algorithms used in the motor controllers as well the microprocessor that runs the machines. Research and development activities also included further changes to existing designs and new designs that were patented or for those patents with pending applications.

Results of Operations for the Three Months ended March 31, 2007 Compared to the Three Months March 31, 2006

Liquidity constraints and limited access to additional capital for production in 2004 and 2005 and the unexpected death of our then Chief Executive Officer and President, Peter Amico in August 2006 have limited production and sales of omni-directional technology. Consequently, management believes that the year-to-year comparisons described below are not indicative of future year-to-year comparative results.

In September 2006, Airtrax was awarded a $415,000 contract to design and build a customized MP2 Equipment Handling Unit for the Israeli Air Force. The contract includes an option to build five additional units at $95,000 each upon the acceptance of the first unit. It is estimated that the follow on orders that could result from this contract would be from 29 to 100 units over the next one to three years. The Critical Design Review was completed in November 2006, the design was approved and initial deliverables were provided. As a result, we received a first process payment of $170,000 on December 12 2006. We completed the Acceptance Test Procedure in mid April 2007 and we expect to receive a second payment of $162,000. We cannot predict whether we will be able to successfully pass all of the acceptance tests and complete the contract, or that if we do so, that any subsequent orders will result.

We believe that the joint cooperation between us and the United States Navy with the MP2 contract, including building the ETU-110 omni-directional engine handler and our contract to design and build a customized MP2 Equipment Handling Unit for the Israeli Air Force, has bolstered the potential use of our technology within the military. We do not intend to incur additional costs with the US Navy unless we incur potential expenses in demonstrating the ETU-110 omni-directional engine handler, or other omni-directional vehicles in connection with the Israeli contract.

Revenue

  Revenue for the three-month period ended March 31, 2007 was approximately $92,000, representing a decrease of approximately $567,000 from revenue of $659,000 for the three-month period ended March 31, 2006. This decrease in revenue, is primarily, attributed to the reduction in sales of our SIDEWINDER ATX-3000.

Cost of Goods Sold

Our cost of goods sold for the three-month period ended March 31, 2007 amounted to approximately $134,000, a decrease of approximately $459,000 from $593,000 for the three-month period ended March 31, 2006. This decrease in cost of goods sold is primarily attributed to the reduction in sales of our SIDEWINDER ATX-3000.

Operating and Administrative Expenses

Operating and administrative expenses which include administrative salaries, depreciation and other expenses for the three-month period ended March 31, 2007 totaled $797,000 which represents a decrease of approximately $159,000 from $956,000 incurred in the three-month period ended March 31, 2006. The decrease is primarily due the reduction in production of our SIDEWINDER ATX-3000 off set by development costs for the Cobra and King Cobra scissor lift and Omni-Directional Power Chair.

Loss Attributable to Common Shareholders

Loss attributable to common shareholders for the three-month period ended March 31, 2007 was $(5.9) million compared with income of $536,000 for the same period in 2006. The decrease in income is due primarily to the recording of conversion expense in this period of $4.9 million compared with $600,000 in 2006. Additionally, we recorded revaluation expense of ($117,000) in 2007 compared with $2.0 million of revaluation income in 2006, in connection with the repricing of certain conversion ratios of convertible debenture issues and of warrant conversion prices.

Research and Development

We incurred $23,579 and $61,593 in research and development expenses during the three month period ended March 31, 2007 and 2006, respectively. Research and development activities during fiscal 2007 primarily involved continued testing and evaluation of omni-directional components and preparing these components for production in 2007. Our wheel design was changed from the "concept" to "production" phase. This was and is an ongoing process between our Company and a vendor’s engineers to insure manufacturability. The motors and controllers were designed and/or changed in design in order to meet ANSI (American National Standards Institute) and UL (Underwriters Laboratories) testing requirements. Danaher and us revised the algorithms used in the motor controllers as well the microprocessor that runs the machines. Research and development activities also included further changes to existing designs and new designs that were patented or for those patents with pending applications.

Liquidity and Capital Resources

Since our inception, we have financed our operations through the private placement of our common stock and sales of convertible debt. During the twelve months ended December 31, 2006 and 2005, we raised net of offering costs approximately $1.3 million and $6.0 million, respectively, from the private placement of our securities.

During 2000, we were approved by the State of New Jersey for our technology tax transfer program pursuant to which we could sell our net operating losses and research and development credits as calculated under state law. In the years 2006 and 2005, we recorded credits of $437,803 and $867,413, respectively, from the sale of our losses and credits.

We have consistently demonstrated our ability to meet our cash requirements through private placements of our common stock and convertible notes. We have continued to similarly satisfy those requirements during the twelve months ended December 31, 2006. However, there can be no assurances that we will be successful in raising the required capital to continue our current operating plan.

We anticipate that our cash requirements for the foreseeable future will be significant. In particular, management expects substantial expenditures for inventory, product production, and advertising with production of its Omni-Directional lift truck and the start of Cobra and King Cobra (Scissors-Lift) production.

We will require additional funds to continue our operations beyond the initial production run. We anticipate that operating capital in the amount of approximately $3 to 5 million will be required during the next 12 months to sufficiently fund operations. We expect to recognize lower per unit manufacturing and part costs in the future due to volume discounts, as well as lower per unit shipping costs as we transition from the initial rate to larger-scale production. While we are in discussions with several prospective lenders, we do not currently have commitments for additional funds and there can be no assurance that additional financing will be available, or if available, will be on acceptable terms. If we are unable to obtain sufficient funds during the next six months we will further reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects.

As a result of our liquidity issues, we have experienced delays in the repayment of certain promissory notes upon maturity and payments to vendors and others. If in the future, the holders of our promissory notes may demand repayment of principal and accrued interest instead of electing to extend the due date and if we are unable to repay our debt when due because of our liquidity issues, we may be forced to refinance these notes on terms less favorable to us than the existing notes, seek protection under the federal bankruptcy laws or be forced into an involuntary bankruptcy filing.

As of March 31, 2007, our working capital deficit was $4.5 million.  Fixed assets, net of accumulated depreciation, as of March 31, 2007 and December 31, 2006, were $265,470 and $283,920, respectively.  Current liabilities as of March 31, 2007 were $8.7 million compared with $4.1 million as of December 31, 2006. Current liabilities in 2007 and 2006 include liabilities for options and conversion rights of $5.5 million and $.3 million, respectively.

February 2007 Financing

On February 20, 2007, we entered into a Securities Purchase Agreement with certain accredited and/or qualified institutional investors pursuant to which we sold an aggregate of $3,734,040 principal amount secured convertible debentures convertible into shares of our common stock at a conversion price equal to $0.45 for an aggregate purchase price of $3,219,000. The difference between the face amount of the borrowing $3,734,040 and proceeds $3,219,000 was recorded as prepaid interest and is being amortized over the life of the loan. In addition, we issued to the investors (i) warrants to purchase 8,297,866 shares of our common stock at an exercise price equal to $0.54 per share, which represents 100% of the number of shares issuable upon conversion of the debentures; (ii) callable warrants to purchase 4,148,933 shares of our common stock at an exercise price equal to $0.75 per share, which represents 50% of the number of shares issuable upon conversion of the debentures; and (iii) callable warrants to purchase 4,148,933 shares of our common stock at an exercise price equal to $1.25 per share, which represents 50% of the number of shares issuable upon conversion of the debentures.

The debentures mature on February 20, 2009. We may in our discretion redeem the debentures, subject to certain equity conditions being met by us as set forth in the debentures, at a price equal to 150% of the principal balance, accrued interest, and all liquidated damages, if any, thereon that are requested to be redeemed. Our obligations under the securities purchase agreement, the debentures and the additional definitive agreements with respect to this transaction are secured by all of our assets.

Off-Balance Sheet Arrangements.

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenue, results of operations, liquidity or capital expenditures.

Liquidated Damages

In connection with financings we entered into with various investors in November 2004, October 2005 and February 2007, we provided such investors registration rights. Pursuant to those registration rights, in the event that we did not file a registration statement by a certain date registering for resale shares of common stock issuable upon conversion of their securities or have such registration statement effective by another date, we agreed to pay to such investors liquidated damages.  All of the liquidated damages in connection with the November 2004 and October 2005 have been settled and no further liability exists.  On May 4, 2007, we filed a registration statement, and as a result have an obligation for liquidated damages in connection with the February 2007 financing.  When the conditions in FAS # 5 are satisfied, we will establish a liability regarding the effectiveness provisions of the February 2007 issue.

During 2006, to the investors in the November 2004 financing, we issued an aggregate principal amount $198,248 of our 4% Unsecured Convertible Debentures and 5 year warrants to purchase an aggregate of 72,201 shares of our common stock in exchange for the settlement of $244,632 in accrued liquidated damages through June 30, 2006. The debentures mature on March 1, 2008, and September 30, 2008, respectively, pay simple interest at a rate of 4% per annum and are convertible into shares of our common stock at a price equal to $1.56 per share. The warrants are exercisable into shares of our common stock at a price equal to $1.56 per share. In addition, the investors agreed to forego any future accrual and payment of such liquidated damages.

In July 2006 we issued 2% Unsecured Convertible Debentures to the investors in the October 2005 financing, aggregating $359,549 and Stock Purchase Warrants to acquire 110,808 shares of our common stock at $1.65 per share, in full settlement of liquidated damages resulting from our not filing a registration statement by a certain date registering for resale shares of common stock issuable upon conversion of their securities. The conversion price of the shares underlying the note was $1.56. Both the conversion price and the warrants purchase price have been adjusted to $0.45 due to the pricing of the February 20, 2007 private placement.

Critical Accounting Policies and Estimates

Revenue

Revenue on product sales is recognized when persuasive evidence of an arrangement exists, such as when a purchase order or contract is received from the customer, the price is fixed, title to the goods has changed and there is a reasonable assurance of collection of the sales proceeds. We obtain written purchase authorizations from our customers for a specified amount of product at a specified price and consider delivery to have occurred at the time of shipment. Revenue is recognized at shipment.

Revenue from research and development activities relating to firm fixed-price contracts is generally recognized as billing occurs. Revenue from research and development activities relating to cost-plus-fee contracts include costs incurred plus a portion of estimated fees or profits based on the relationship of costs incurred to total estimated costs. Contract costs include all direct material and labor costs and an allocation of allowable indirect costs as defined by each contract, as periodically adjusted to reflect revised agreed upon rates. These rates are subject to audit by the other party. Amounts can be billed on a bi-monthly basis. Billing is based on subjective cost investment factors.

Intangibles

We continually evaluate whether events and changes in circumstances warrant revised estimates of useful lives or recognition of an impairment loss of our intangibles, which as of March 31, 2007, consist mainly patents and licensing agreements. The conditions that would trigger an impairment assessment of our intangible assets include a significant, sustained negative trend in our operating results or cash flows, a decrease in demand for our products, a change in the competitive environment and other industry and economic factors.

Accounting for Income Taxes

As part of the process of preparing our financial statements, we are required to estimate our income taxes. This process involves estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within our consolidated balance sheet. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income. If there was not persuasive evidence that recovery will occur, we would establish a valuation allowance. To the extent we establish a valuation allowance or increase this allowance in a period, we must include an expense within the tax provision in the consolidated statement of operations.

Significant management judgment is required in determining our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance recorded against our net deferred tax assets. We have recorded a valuation allowance of $8.3 million as of March 31, 2007, due to uncertainties related to our ability to utilize some of our deferred tax assets, primarily consisting of certain net operating losses carried forward before they expire and certain accrued expenses, which are deferred for income tax purposes until paid. The valuation allowance is based on our estimates of taxable income and the period over which our deferred tax assets will be recoverable. The net deferred tax asset as of December 31, 2006 was $919,889, net of the valuation allowance.

Issuances of Common Stock

Because of the significant liquidity issues we have faced since our inception, we have been required to issue common stock to third party vendors and others in order to pay for services rendered. Such issuances are recorded as an expense in the period in which the services are performed. During the three months ended March 31, 2007, we issued an aggregate of 330,108 shares of common stock to third parties in exchange for services performed. These services were valued at $178,257 for the three months ended March 31, 2007.

Recent Accounting Pronouncement

The Financial Accounting Standards Board (FASB) has recently issued FASB Staff Position EITF 00-19-2 which modifies the accounting treatment of derivatives that flow from financings involving embedded derivatives. This Staff Position is effective for financial statements for periods beginning January 1, 2007.

The Company’s policy with respect to the classification of derivatives as either equity or derivative liability will not change based on EITF 00-19-2, since the prior classification was made based on features independent of the presence of a Registration Payment Agreement, as is suggested in EITF 00-19-2.

We will still continue to recognize liquidated damages, as required.  Whereas they were previously recognized based on the incidence of a “Registration Default,” that expense will now be recognized based upon the standards in SFAS # 5, “Contingencies”.  These standards are probability and susceptibility to reasonable estimation.

BUSINESS

CORPORATE INFORMATION AND HISTORY

We were incorporated in the State of New Jersey on April 17, 1997. On May 19, 1997, we entered into a merger agreement with a predecessor company that was incorporated on May 10, 1995. We were the surviving company in the merger.

Effective November 5, 1999, we merged with MAS Acquisition IX Corp ("MAS"), and were the surviving company in the merger. Pursuant to the Agreement and Plan of Merger, as amended, each share of common stock of MAS was converted to 0.00674 shares of our company. After giving effect to fractional and other reductions, MAS shareholders received 57,280 of our shares as a result of the merger.

In March 2004, we reached an agreement in principal, subject to certain closing conditions, with Fil Filipov to acquire 51% of the capital stock of Filco GmbH, a German corporation. In October 2004, Mr. Filipov and we agreed to modify our agreement in principal so as to increase the number of shares of the capital stock of Filco GmbH which we could acquire, if we had finalized the acquisition, from 51% to 75.1%. Through December 31, 2005, we had loaned Filco GmbH an aggregate principal amount of $6,275,881 with no loans made by us in 2006, exclusive of interest at 8% per annum, pursuant to a series of secured promissory notes. Security for these loans consisted of Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings. We used proceeds from the private placement offerings that we completed during 2004 and 2005 to fund the Filco loans.

On January 20, 2006, Filco filed for insolvency in Germany. As a result of the filing by Filco, we terminated the Acquisition Agreement on February 7, 2006. An auction sale of Filco's assets occurred on May 10, 2006. Due to the uncertainty of our position under German bankruptcy law, $4,275,881 of the Filco advances was written off in 2005, and the remaining $2,000,000 was written off in 2006. Accordingly, any inventory, equipment or outstanding advances to Filco have been written off during 2006 and there is no indication that the proceeds of any inventory or equipment at the Filco plant will be returned to us.

INTRODUCTION

Our principal executive offices are located at 200 Freeway Drive, Unit One, Blackwood, NJ 08012 and our telephone number is (856) 232-3000. We are incorporated in the State of New Jersey.

Since 1995, substantially all of our resources and operations have been directed towards the development of the Omni-Directional wheel, related components, Omni-Directional Lift Trucks and other Omni-Directional Vehicles. Many of the components, including the unique shaped wheels, motors, and frames, have been designed by Airtrax and are specially manufactured for us.

Omni-Directional means that vehicles designed and built by us can travel in any direction. Our Omni-directional vehicles are controlled with a joystick. The vehicle will travel in the direction the joystick is pushed. If the operator pushes the joystick sideways, the vehicle will travel sideways. If the operator were to twist the joystick the vehicle will travel in circles. Our omni-directional vehicles have one motor and one motor controller for each wheel. The omni-directional movement is caused by coordinating the speed and direction of each motor with joystick inputs which are routed to a micro-processor, then from the micro-processor to the motor controllers and finally to the motor itself.

During the year ended December 31, 2006, we continued development of the COBRA and KING COBRA scissor lifts and the Omni-Directional power chair. We anticipate incurring more costs on these products and plan to begin production of the first COBRA model and the KING COBRA in 2007. The growth and development of our business will require a significant amount of additional working capital. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue operations. However, we are in discussions with lenders to raise capital in order to continue operating, although we have no contracts or commitments for additional capital at this time. We currently do not have adequate cash to meet our short or long term objectives. In the event additional capital is raised, it may have a dilutive effect on our existing stockholders. However, there can be no assurance that additional financing will be available at terms that are suitable to us.

The assembly of our products is conducted at our executive offices. Currently 100% of our vehicle frames are being manufactured in the USA. These frames are shipped to the Blackwood plant for final assembly. Previously, partially assembled vehicles were shipped to the Blackwood facility from the Filco plant in Germany. Fourteen were shipped to the USA for final assembly. A total of approximately sixty frames were shipped from Bulgaria to the Filco plant for partial assembly. None of the frames shipped from Bulgaria were within specification. The twenty-seven frames shipped to the United States required re-machining in order to make them useable. The balance were rejected and abandoned with other parts inventory that was stored in the Filco plant.

OMNI-DIRECTIONAL TECHNOLOGY

Prior History

Omni directional vehicle technology has been the subject of research and development by universities, the Department of Defense, and industry for over 25 years. A Swedish inventor patented an early stage omni-directional wheel. Thereafter, the technology was purchased by the United States Navy and was advanced at the Naval Surface Warfare Center. The US Navy held the patent until its expiration in 1990. In 1996, the Navy transferred this technology to us for commercialization through a Cooperative Research and Development Agreement (CRADA).

Technology Description

Since the technology transfer under the CRADA agreement, we have examined and redesigned many aspects of the system for use in various applications including lift trucks and other material handling equipment. In this regard, we refined control software and hardware, and tested a variety of drive component features on our pilot Omni-Directional lift trucks, scissor-lifts, and multi-purpose mobility platforms. Extensive demonstrations of prototype vehicles for commercial and military users in combination with market research have enabled us to direct our development efforts towards the products offering the best probability of success in the market.

Our engineers have designed other aspects of our machine to complement the unique functionality of our Omni-Directional technology. In so doing, we achieved a virtually maintenance free drive system which allows the vehicle free and unrestricted movement during operation. Each vehicle is powered with electric motors that eliminate brushes and commutators of conventional DC motors. The motors also are lubricated for life thereby eliminating the need for additional greasing and fittings. The ATX-3000 transmission uses a synthetic lubricant, and is sealed for life. The joysticks control all vehicle movement. Conventional drive trains, steering racks, hydraulic valve levers, and foot petals for braking and acceleration are all non-existent.
On vehicles employing our Omni-Directional Technology, each wheel powered wheel has a separate electric motor, making the vehicle capable of traveling in any direction. The motion of the vehicle is controlled by coordinating all powered wheels through a microprocessor that receives input from an operator-controlled joystick(s). The joystick(s) control all vehicle movement (starting, steering, and stopping). The frame of our ATX-3000 Omni-Directional Lift Truck consists of a steel main frame and attached articulating axle, mobilized with four Omni-Directional wheels. The AC electric motor for each wheel turns its own wheel hub. Each wheel hub is encircled with multiple specially shaped rollers that are offset 45 degrees. By independently controlling the forward or rearward rotation of each wheel, the vehicle has the capability of traveling in any direction. The technology allows the vehicle to move forward, laterally, diagonally, or completely rotate within its own footprint, thereby allowing it to move into confined spaces without difficulty. The navigational options of an Omni-Directional vehicle are virtually limitless.

EXISTING AND PROPOSED PRODUCTS

SIDEWINDER Omni-Directional Lift Trucks. We anticipate that we will add additional models of lift trucks to the SIDEWINDER line, including a Reach truck and an Order Picker truck..

Omni-Directional Aerial Work Platform. In late February 2004, we, in collaboration with MEC Aerial Platform Sales Corporation of Fresno, California ("MEC"), introduced a concept version of a scissor lift at the American Rental Association trade show in Atlanta. The scissor lift called the "PHOENIX(TM)", incorporated our Omni-Directional technology along with an MEC platform and lift mechanisms.

On March 13, 2004, we entered into a draft Product Development, Sales and Representation Agreement with MEC. The draft agreement called for the joint development of a proto-type and production versions of an Omni-Directional aerial work platform called the "3068ODS". During the development stage, each party was to provide the parts, which apply to that party's area of responsibility. We would provide all of the parts required for the Omni-Directional traction system and related control systems, and MEC would provide all of the parts required for the scissor lift and lifting apparatus and the control systems for the scissor lift apparatus. After development of the prototype version, the parties were to establish the cost of a commercial product, and if the cost of a commercial product was considered commercially viable, the parties would jointly develop a commercial version of the aerial work platform. If commercial production resulted, we would have been responsible for product manufacturing, and MEC or its affiliate would have been responsible to promote, market and sell the product to their network of approximately 200 distributors. Aerial work platform sales made by MEC would be subject to a royalty to us and, likewise sales made by us would be subject to a royalty to MEC. The amount of the respective royalties would be subject to agreement by the parties. Orders placed by MEC would be financed by MEC subject to agreed production schedules. We also planned to manufacture the COBRA(TM) AWP using the lifting mechanism as designed by us or procured from MEC and vendors other than MEC.

During 2004, MEC was repositioned to perform manufacturing in the United States thus removing their obligation under the agreement. During the latter part of 2004, we presented MEC with invoices for payment of tooling and engineering costs related to development of the PHOENIX(TM). The invoices were not paid by MEC who was, at that time, in the process of realigning their finances. As a result of the aforementioned changes, the agreement was modified. The modification stated that the 3068ODS aerial work platform project would be products of our company instead of an MEC designed or built vehicle. This meant that the project would be henceforth designed and built by us. MEC would still have the ability to make suggestions regarding vehicle design or construction, but the final product would be our product. In addition, the agreement was revised to provide that we would build another vehicle product line, the COBRA, which will be marketed exclusively by our dealers. The parties mutually agreed to the dissolution of the agreement and Airtrax has decided to design, build and market the AWP's under the COBRA brand exclusively. Discussions with MEC regarding ways that they can make Omni-Directional AWP's available to their customers are on going.
Omni-Directional Personal Mobility Devices. We have begun the development of new technologies which will enable us in the future, to develop Omni-Directional Personal Mobility Devices such as Power Chairs, Scooters, and patient beds or lifts. We have had discussions with several equipment manufacturers who may be interested in developing and marketing such products using these technologies. No agreements have been made. We will require additional funds to complete structural and ergonomic designs and proto-type vehicles, for further evaluation and testing. We cannot predict whether we will be able to successfully develop these products.

Military Products. During 1999, we were awarded a Phase I research contract under the Department of Defense's Small Business Innovation Research program (SBIR) to develop an Omni-Directional Multiple Purpose Mobility Platform (MP2). Under the Phase I base contract, we studied the application of the omni-directional technology for military use and were supervised by the Naval Air Warfare Center Aircraft Division (NAWC-AD) in Lakehurst, New Jersey. The contemplated use includes the installation of jet engines on military aircraft and the transportation of munitions and other military goods. We completed the Phase I base contract in 1999 and were subsequently awarded a Phase I option from NAWC-AD to further define the uses of the MP2. In July 2000, we were awarded a Phase II research contract under the SBIR program. Under the Phase II contract, we studied the feasibility of the MP2 for military purposes, and constructed two proto-type devices. This contract (with the option) was extended twice for 6 months each past the 42-month contract time period.. A completed proto-type MP2 was delivered to the US Navy during the end of the first quarter of 2004 for testing purposes. A second design, an Omni-Directional Jet Engine Handler conversion kit was constructed, and demonstrated as proof of concept of the modularity of the design. We have been advised by the US Navy that a non-SBIR sponsor for the MP2 program must be identified before a Phase II option is exercised. A Phase III contract could be awarded without such a sponsor. Although our management believes the underlying Omni-Directional Technology for the proposed MP2 has significant potential for both commercial and military applications, we cannot predict whether any sales beyond the Phase II contract will result from the SBIR program. It is the belief of management that sales to the US military for products such as the MP2 will not materialize until the Omni-Directional Technology achieves commercial acceptance. We do believe, however, that products such as the ATX-3000 or the COBRA AWP can and will be sold to the US government, possibly including the military, through a GSA Multiple Awards Contract. We have begun the application process and hope it will be awarded by the end of 2007. We cannot predict whether we will be successful in our application.

On September 7, 2006, we were awarded a $415,000 contract to design and build a customized MP2 Equipment Handling Unit for the Israeli Air Force. The contract includes an option to build 5 additional units at $95,000 each upon the acceptance of the first unit. It is estimated that the follow on orders that could result from this contract would be from 29 to 100 units over the next one to three years. The Critical Design Review was completed in November 2006, the design was approved and initial deliverables were provided. As a result, we received a first process payment of $170,000 on December 12, 2006. We began the Acceptance Test Procedure in April 2007, which is continuing to date, and upon successful completion, will receive a second payment of $162,000. We cannot predict whether we will be able to successfully pass all of the acceptance tests and complete the contract, or that if we do so, that any subsequent orders will result.

CURRENT OPERATIONS

Since 1995, substantially all of our resources and operations have been directed towards the development of the Omni-Directional wheel, related components, Omni-Directional Lift Trucks and other Omni-Directional Vehicles. Many of the components, including the unique shaped wheels, motors, and frames, have been designed by Airtrax and are specially manufactured for us. 29 ATX-3000 Omni-Directional lift trucks, carrying ANSI certification and the UL Label, have been shipped to customers in 2006, and nine others are ready to ship pending receipt of orders.

ANSI testing refers to a series of tests including tilt testing the vehicle with masts it will use to make certain that it will not tip over in normal use. In addition, ANSI testing includes drop testing specified loads on the overhead guard to make certain that the overhead guard will not fail and crush the operator. These tests require us to turn the vehicle on its side to prove that the battery door lock will retain the battery in the event the vehicle is overturned. ANSI testing was performed and documented by us and we have certified that the tests have been completed and the vehicle has passed in all respects. This testing was required prior to the vehicle being sold to the public in the United States.

UL testing is completed on lift trucks to certify that is free of hazards with respect to fire and electrical shock. Completion of UL testing is generally considered the mark of companies who will take extra steps and precautions to protect their customers.

MANUFACTURING AND SUPPLIERS

There was limited production in the second through fourth quarters of 2006. All of the units shipped in 2006 and our current inventory were assembled in the last quarter of 2005 and the first quarter 2006. Our General Manager for plant production, a former plant manager for GM, has established the production assembly process and procedure for our vehicle assembly. His efforts have helped to develop procedures, and to incorporate inventory control and quality assurance programs so that we stand ready to rapidly scale production capacity at the Blackwood facility. Initially this plant was equipped for nominal monthly production but is capable of ramping up for anticipated demand before year's end. We also plan to manufacture the KING COBRA Omni-Directional AWP in the Blackwood plant beginning in the third quarter of 2007.

Components for our products consist of over the counter products and proprietary products that have been specially designed and manufactured by various suppliers in collaboration with us. We believe that continual refinements of certain components will occur during the first six months of initial KING COBRA production in response to user feedback and additional product testing. We will strive to improve product functionality which may require additional refinements in the future. We consider the specially designed and manufactured products proprietary, and have entered into exclusive contractual agreements with certain suppliers to protect the proprietary nature of these products. These arrangements prohibit the supplier from producing the same or similar products for other companies who would want to compete directly with us in the omni-directional vehicle market. In addition, while we maintain single sources for some of the over the counter components, we are engaged in qualifying and securing agreements with second sources for all possible components

DISTRIBUTION AND PRODUCT MARKETING

We intend to establish a national and international network of distributors and dealers to sell our SIDEWINDER and COBRA lines to users, however, we may sell directly to select national and international accounts and retailers. National and international accounts or retailers include, but are not limited to, nationally recognized businesses with national or international locations having facilities in numerous states or countries.

During 2004 and 2005, in anticipation of commercial production, we solicited interest from targeted dealers nationwide, and in certain instances, received contracts from a number of these dealers. Due to the delay in establishing commercial production, the contracts were not fulfilled. In 2004, we began soliciting dealers nationwide and distributors in several foreign countries. Principal terms of the agreement reached is that these dealers will purchase our products which include the SIDEWINDER or the COBRA AWP (scissor lift), or both and sell these products to their clients. Certain of the distributors were given "exclusive" territories, such as Airtrax Canada (Airtrax Canada is not owned or operated by us but we have authorized their use of the Airtrax Name). Airtrax Canada was required to purchase a minimum number of SIDEWINDER units to maintain the "exclusivity" portion of the agreement between firms. Airtrax Canada lost their exclusivity in 2006, as they did not meet the minimum requirements of the agreement. Presently, we are unable to distribute quantities of vehicles in Europe due to our inability to be certified compliant ("CE") with Europe. We expect to be CE compliant and able to distribute vehicles in 2007, although no assurances can be given. The dealers in the US generally have not been given exclusive territorial rights, but that has occurred in some areas. They are required to purchase one or more vehicles, however, to become a dealer. Credit terms are now available to approved dealers while foreign distributors are only sold under the terms of letters of credit. All foreign sales are paid in advance, under terms of an irrevocable letter of credit or approved credit terms. Targeted dealers for the SIDEWINDER brand will consist of selected premier equipment dealers, currently selling other lift truck products. The dealer network will consist of dealers who have substantial market share in the US, with a history of being able to sell and repair lift trucks and/or related material handling solutions. Several of the targeted dealers are significant sized entities, having annual sales in excess of $100 million. We expect to provide a sales incentive to dealers through an aggressive pricing structure. Typically, a dealer will earn a commission ranging from $500 to $1,000 on the sale of a competitive lift truck. Our pricing structure will enable the dealer to receive much higher commissions from the sale of the SIDEWINDER products.

We also intend to use trade shows and print and television media to advertise and promote our Omni-Directional products. Print media will include advertisements in national and international publications such as web based ads, major material handling equipment magazines, and direct mailings to targeted distributors and end-users. Heavy equipment is rarely, if at all, advertised on television. However, we believe that television will provide an effective media for our product, due to its unique attributes. We believe that due to the current economic conditions, we will be able to capitalize on favorable advertising pricing. We also expect to be an exhibitor at industry trade shows from time to time, including the bi-annual ProMat show located in Chicago, Illinois.

Product Warranty Policies

Our product warranty policy is similar to the warranty policies of other major manufacturers, i.e., one-year warranties on all parts and labor, and two years on major parts, however, our vehicles have fewer parts to warranty. In addition, manufacturers of our parts and vehicles have their own warranty policies that, in effect, take the financial exposure from our company. There are exceptions to the one year rule, such as the frame and significantly, the motors and controllers. These parts have an eighteen-month warranty, because the coverage begins when the product is shipped to us and not when the product is purchased.

MARKETS

Lift Trucks

Our initial market focus was directed to the lift truck market. We believe that commercial versions of Omni-Directional Lift Trucks will improve the materials handling and warehousing industries creating potential markets globally. Industry data shows that during 2003 approximately 174,000 and 550,000 units were sold in the United States and worldwide, respectively (Modern Materials Handling). Based upon an average per unit sale price of $28,500 (Modern Materials Handling estimate), the total market in the United States would approximate $5 billion in 2003. This amount represents sales of a broad range of vehicles with price ranges from $18,000 to $31,000 for a standard 3,000-pound rated vehicle to $75,000 or greater for specialty narrow aisle or side loader vehicles. We expect to continue to make inroads into this market with the introduction of additional SIDEWINDER brand material handling vehicles in the future.
Aerial Work Platforms

Aerial Work Platforms are used in the construction and warehousing industries, and are ideally suited for our Omni-Directional Technology. According to data provided by the United States Department of Commerce, this market consists of approximately $1.2 billion in annual sales. Aerial Work Platforms and man lifts range in size from single user lifts to large off road machines. Of the total market, we expect to compete with a range of indoor man lifts. Great strides were made in our development of our AWP products during 2006, and we now plan to introduce two models under the COBRA brand in 2007, and additional units in 2008.

COMPETITION

We expect to confront competition from existing products, such as standard and "Narrow Aisle or NA" lift trucks, and from competing technologies. Competition with standard lift trucks, which retail from $16,000 to $31,000, will be on the basis of utility, price, and reliability. We believe that we will compete favorably with a standard lift truck for reliability, and that a purchase decision will be based upon weighing the operational advantages of our products against its higher purchase price. NA and sideloader lift trucks retail at $45,000 or greater. While our SIDEWINDER Omni-Directional Lift Truck cannot be classified as "narrow aisle", it can perform "narrow aisle" functions at a significantly less cost. We also are aware of multi-directional lift trucks now being offered by other manufacturers that retail from $42,000 and higher for the standard version. These newer products have improved operational features, however, they are unable to travel in all directions, and hence are not omni-directional. These machines have to stop, turn all four wheels, and then proceed to drive in the sideward direction. Despite these improved operational features, management believes these manufacturers have adhered to older conventional methods and have added a substantial amount of parts to their lift trucks to achieve improved functionality, which contrasts with the design and features of our product as discussed previously herein. Therefore, to that extent, we believe that we maintain a competitive advantage to these newer products.

We recognize that many of these manufacturers are subsidiaries of major national and international equipment companies, and have significantly greater financial, engineering, marketing, distribution, and other resources than us. In addition, the patent on the first omni-directional wheels expired in 1990. Although we have received patent protection for certain aspects of our advanced technology, no assurances can be given that such patent protection will effectively thwart competition.

PATENTS AND PROPRIETARY RIGHTS

In December 1997, we were awarded a patent for an omni-directional helicopter ground-handling device. On January 22, 2002, we received US patent #6,340,065 relating to our low vibrations wheels. On May 28, 2002, we received US patent #6,394,203 encompassing certain aspects of the omni-directional wheel with some features specific to the lift truck, and in April 15, 2003 we received US patent #6,394,203 relating to methods for designing low-vibration wheels. We also have several patent applications pending relating to other aspects of our technology. We expect to make future patent applications relating to various other aspects of our omni-directional technology. We also have filed a patent application for our hybrid power module concepts. At this time, no foreign patents have been issued for any of our technology.

On September 8, 2003, we entered an exclusive license agreement with Excalibur Design Services, Inc. and Nicholas Fenelli (Inventor), to secure and use certain proprietary intellectual properties known collectively as "Omni-Directional Vehicle Control Algorithms". Mr. Fenelli is also our Chief Operating Officer. Due to severe cash flow restrictions in 2006, we were unable to fulfill our obligations under the terms of the agreement and Excalibur rescinded the exclusivity portion of the agreement. As of December 31, 2006, no other party was granted rights to use the property. On February 19, 2007 we negotiated an amendment with Excalibur to reinstate our exclusive rights to the "Omni-Directional Vehicle Control Algorithms". We expect to resolve all issues to the mutual benefit of the two companies during 2007.

We also seek to protect our proprietary technology through exclusive supply contracts with manufacturers for specially designed and manufactured components.

PRODUCT LIABILITY

Due to nature of our business, we may face claims for product liability resulting from the use or operation of our lift trucks or other products.

Presently, we maintain product liability insurance in the amount of $1 million. We anticipate increasing this amount to $10 million in the future, as we deem necessary to do so. We obtained our insurance commensurate with the initial shipment of our Omni-Directional Lift Trucks.

EMPLOYEES

    As of July 30, 2007, we have 14 full time employees, and one contract employee, and engage consultants from time to time. We have no collective bargaining agreements with our employees and believe our relations with our employees are good.
DESCRIPTION OF PROPERTIES

We maintain our administrative offices and assembly facilities at 200 Freeway Drive, Unit One, Blackwood, NJ 08012. This facility is a total of 30,000 square feet with 3,000 square feet allocated to offices and cost a monthly rental fee of $12,750. We do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers

Name	Age	Position
Robert M. Watson	59	Chief Executive Officer, Acting Chief Financial Officer and Director
D. Barney Harris	46	Director
James Hudson	64	Director
William Hungerville	71	Director
Fil Filipov	60	Director
Andrew Guzzetti	59	Chairman of the Board of Directors
Peter Amico, Jr.	42	Director
Robert Borski, Jr.	58	Director
Nicholas Fenelli	52	Chief Operations Officer

Directors serve until the next annual meeting and until their successors are elected and qualified. The Directors of our company are elected by the vote of a majority in interest of the holders of the voting stock of our company and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

Officers are appointed to serve for one year until the meeting of the board of directors following the annual meeting of stockholders and until their successors have been elected and qualified.

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

Robert M. Watson - Mr. Watson has been our Chief Executive Officer and a Director since November 1, 2006. From 2001 until October 2006, Mr. Watson was President and CEO of Hartz & Company, a manufacturer of tailored clothing, with two production facilities in the United States with sales and marketing offices in New York City. From 1996 to 2001, Mr. Watson served as the Vice President, CFO and COO of America's Best Contacts and Eyeglasses, a retail chain with 118 locations, a full service laboratory and distribution center. His experience in the public arena was with Continental Can Company, from 1967 through 1986, where he served as Controller for the food packaging company with 29 manufacturing facilities and sales in excess of $1 billion. Mr. Watson received a BS in accounting from Fairleigh Dickinson University and an EMBA from the University of New Haven.

D. Barney Harris - Mr. Harris has been a Director since December 1998. From 1997 to July 1999, Mr. Harris was employed by UTD, Inc. Manassas, Virginia. Prior to 1997, Mr. Harris was employed by EG&G WASC, Inc., Gaithersburg, Maryland, as a Senior Engineer and Manager of the Ocean Systems Department where he was responsible for the activities of 45 scientists, engineers and technicians. During this period while performing contract services for the US Navy, he was principally responsible for the design of the omni-directional wheel presently used by the Company. Mr. Harris received his B.S.M.E. from the United States Merchants Marine Academy in 1982.

James Hudson - Mr. Hudson has been a Director since May 1998. From 1980 to present, he has been President of Grammer, Dempsey & Hudson, Inc., a steel distributor located in Newark, New Jersey.

William Hungerville - Mr. Hungerville has been a Director since February 2002. Since 1998, Mr. Hungerville has been retired from full time employment. From 1974 to 1998, he was the sole owner of a pension administrative service firm. Mr. Hungerville is a graduate of Boston College, and attended an MBA program at Harvard University for 2 years.

Fil Filipov - Mr. Filipov has been a Director since December 2004. Mr. Filipov has served as the Chairman of Supervisory Board of Tatra, a Czech Company, which is producing off highway trucks. . Mr. Filipov was President & CEO of Terex Cranes, a $1 billion dollar business segment of Terex Corporation. He was responsible for strategic acquisitions and served as President and CEO from March 1995 through December 2003. From 1994 through 1996, Mr. Filipov was the Managing Director of Clark Material Handling Company in Germany (Filco GmbH).

Andrew Guzzetti - Mr. Guzzetti has been a director since April 1, 2006 and Chairman since August 31, 2006. From September 2004 to the present, Andrew G. Guzzetti has served as Managing Director of the Private Client Group of McGinn Smith and Co., Inc., an investment banking and retail brokerage firm, where he is responsible for building the wealth management private client group through recruitment and training. From February 2004 through September 2004, Mr. Guzzetti served as Managing Director of the Private Client Division of The Keystone Equities Group in which he was responsible for building the retail brokerage arm of this company. From February 2002 through February 2004, Mr. Guzzetti was a private investor consultant in which he assisted start-up public and private companies in raising funds. From November 1995 through February 2002, Mr. Guzzetti served as Senior Vice President and Branch Manager of Salomon Smith Barney where he was responsible for increasing the financial consultant population through recruitment and training. Mr. Guzzetti received his BA in Economics from Utica College in 1969.

Peter Amico, Jr. - From 1988 to the present, Mr. Amico has served as a police officer in the State of New Jersey where he has managed and trained personnel and directed police operations. Mr. Amico served as a Police Investigator from 1994 to 1995 and was promoted to Supervisor in 1996. From 1983 to 1987, he served in the United States Marine Corps. where his service included police duties and training coordination. In addition, Mr. Amico received an Associates Degree in Law Enforcement from Gloucester County College in 2003.

Robert Borski, Jr. - From 1982 to 2003, Mr. Borski represented the Third Congressional District of Pennsylvania for ten terms in the United States House of Representatives, where he was a senior member of the House Transportation and Infrastructure Committee and a vocal advocate for an improved national transportation system. He was awarded the American Public Transportation Association's National Distinguished Service Award in 2002 and the Silver Order of the de Fleury Medal from the Army Engineering Association. In 2003, Mr. Borski formed Borski Associates, a government relations firm specializing in transportation and economic development issues. He is a driving force behind efforts to revitalize the North Delaware riverfront, an area of abandoned industrial sites, into a center of residential and commercial activity. Currently, Mr. Borski serves on the Board of Directors of the Northeast-Midwest Institute, an organization promoting economic vitality for Northeastern and Midwestern states, and on the Board of Directors of Pennoni Associates, a civil engineering firm. Mr. Borski received a Bachelor of Arts degree from the University of Baltimore in 1971.

Nicholas Fenelli - Nicholas E. Fenelli has been with our company since 2001 serving first as Project Engineer, and as Vice President of Concept Development. From 1996 to 1998, Mr. Fenelli served as Project Engineer NACCO Materials Handling Group, Inc, where his work included the ergonomic improvement project for the Hyster/Yale order picker trucks, and work on the development of the three wheeled sit down rider truck. From 1990 to 1995, Mr. Fenelli was Plant Manager for Cammerzell Machinery Company, a manufacturer of powder compaction and robotic conveying equipment for the Ceramic, Refractory, and Pharmaceutical industries. Between 1988 and 2002, Mr. Fenelli served as Treasurer and as a member of the Board of Directors of the Engineers Club of Trenton. He received a BS in Mechanical Engineering from Lehigh University in 1978.

COMMITTEES OF THE BOARD

Audit Committee

        Our Audit Committee currently consists of William Hungerville, James Hudson and D. Barney Harris, with Mr. Hungerville elected as Chairman of the Committee. Our Board of Directors has determined that each of Messrs. Hungerville, Hudson and Harris are "independent" as that term is defined under applicable SEC rules. Mr. Hungerville is our audit committee financial expert.

        Our Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditor, (iii) pre-approving the professional services provided by the independent auditor, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditor, and (v) reviewing our financial reporting and accounting policies, including any significant changes, with management and the independent auditor.

        We currently have no compensation committee or nominations and governance committee of our board of directors.

FAMILY RELATIONSHIPS

There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

We have not adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the fiscal year ended December 31, 2006, and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended December 31, 2006, we believe that during the year ended December 31, 2006, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer as of December 31, 2006 and December 31, 2005.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter Amico, CEO, President & Director	2006 2005	$168,269 $303,751	$0 $0	0 0	0 $975,000	0 0	0 0	0 0	$168,269 $303,751

Nicholas Fenelli, Vice President & COO	2006 2005	$96,798 $78,202	$0 $0	0 0	$24,000 $53,500	0 0	0 0	0 0	$96,798 $78,202

Robert M. Watson. CEO, President & Director	2006 2005	$11,538 $0	$50,000 0		$45,000 0	0 0	0 0	0 0	$61,538 0

Outstanding Equity Awards at Fiscal Year-End Table.

The following table sets forth information with respect to grants of options to purchase our common stock to the named executive officers at December 31, 2006.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
-Robert M. Watson	-300,000	-0	-400,000	-$0.46	-Nov. 30, 2008	-0	-0	-0	-0

Director Compensation

The following table sets forth with respect to the named directors, compensation information inclusive of equity awards and payments made at December 31, 2006.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
- Andrew Guzzetti	-	20,000 -	$32,800	0 -	0 -	0 -	$32,800 -
-Robert M. Watson	-	-0	-	0-	0-	0-	-
James Hudson (1)-	-	35,000-	-$52,300	0-	0-	0-	--$52,300
William Hungerville (1)-	-	35,000-	-$52,300-	0-	0-	0-	-$52,300-
D. Barney Harris-(1)	-	35,000	-$52,300-	0-	0-	0-	-$52,300-
Fil Filipov-	-	0	-	0-	0-	0-	-
Robert Borski-	-	20,000-	$32,800-	0-	0-	0-	$32,800-
Peter Amico, Jr,-	-	0 -	-	0-	0-	0-	-

(1) Includes 15,000 shares issued for director fees earned in 2005.

EMPLOYMENT AGREEMENTS

On December 26, 2006, we entered into an Employment Agreement dated as of December 1, 2006 with Robert M. Watson, our President and Chief Executive Officer.

Pursuant to the Employment Agreement, we will employ Mr. Watson for a period of 2 years commencing December 1, 2006 unless terminated upon 30 days prior written notice by either party pursuant to the terms set forth therein. From December 1, 2006 through November 30, 2007, Mr. Watson will be paid an annual base salary of $150,000 ("Base Salary"). In addition, Mr. Watson was paid a start-up bonus in the amount of $50,000 for services rendered by him to our company prior to the execution of the Employment Agreement and Mr. Watson will be issued options to purchase 300,000 shares of our common stock at a price equal to $0.46 per share. From December 1, 2007 through November 30, 2008, Mr. Watson's Base Salary will increase to $200,000 per year. On December 1, 2007 and June 1, 2008, Mr. Watson shall be issued options to purchase 200,000 and 200,000 shares of our common stock, respectively, each at a price equal to $0.46 per share. Further, Mr. Watson will be eligible to earn an annual cash bonus at the discretion of our Board of Directors based on meeting performance objectives and bonus criteria.

During the term of his employment and for a period thereafter, Mr. Watson will be subject to confidentiality and non-competition provisions, subject to standard exceptions.
Equity Compensation Plan Information

The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Arcon Corp., a corporation wholly owned by the estate of our former chairman and president Peter Amico, owns 275,000 shares of our preferred stock. Each share of Preferred Stock is entitled to 10 votes per share on all matters on which shareholders are entitled to vote. The holders of our common stock and preferred stock vote as one single class. Mr. Amico and Arcon Corp. together have 1,870,623 shares of common stock, representing 1,870,623 votes, plus 275,000 shares of preferred stock with 10 votes per share, or a total of 2,750,000 voting shares. The aforementioned equals a total of 4,620,623 voting shares of capital stock by Mr. Amico and Arcon. The preferred stock has a stated value per share of $5.00 and an annual dividend per share equal to 5% of the stated value. The annual cash dividend as of December 31, 2004 was $68,750. Dividends are cumulative and the holder has a right during any quarter to waive any cash dividend and receive the dividend in the form of common stock at a price per share equal to 30% of the trading price of the common stock on the last day of the dividend period. The preferred stock is not convertible into common stock, however, has a preference over common stockholders upon liquidation equal to the stated value per share.

The consideration paid by Mr. Amico and Arcon for the initial issuance of 275,000 shares of our preferred stock is as follows: Air Tracks, Inc. was incorporated in May 1995. Peter Amico, our President and the largest shareholder of Air Tracks, Inc., capitalized Air Tracks, Inc. with $20,000. In exchange, Mr. Amico was issued 3.5 million shares of common stock of Air Tracks, Inc. We were formed in April 1997 by Louis Perosi and Albert Walla. In April 1997, it was agreed to merge our company with Air Tracks, Inc. Pursuant to the merger, Mr. Amico exchanged 3.5 million shares of Air Tracks, Inc. stock for 1 million shares of our common stock, plus 275,000 shares of preferred stock. It was determined by the parties that the voting shares that would be held by Mr. Amico/Arcon would be essentially the same. Since the preferred shares are not convertible and thus held no exit method it was determined to provide a dividend. The $5.00 per share was the price used to satisfy the issue.

Dividends of $68,750 accrued on the preferred stock during each of the years 2002 through 2006. Cash dividends of $131,771 were paid during 2004. A stock dividend of 136,041 common shares will be paid in 2007, satisfying $51,563 of the unpaid dividends. In addition, common shares will be issued in 2007 to satisfy $112,500 of unpaid dividends. The balance of unpaid dividends at of December 31, 2006 was $47,916.

The financial statements at December 31, 2004 reflect 275,000 shares of preferred stock outstanding and disclosed that an additional 100,000 shares of preferred stock were deemed the equivalent of 221,892 shares of common stock that would have been required to settle an equivalent amount of preferred dividends. We have determined that the number of shares deemed the equivalent of the preferred stock dividend and has been recalculated based on our Articles of Incorporation, as amended, including on April 30, 2000. Accordingly, we will issue 136,041 shares of common stock to the sole holder of the preferred stock as payment of $51,561 of preferred stock dividends less other adjustments resulting from the recalculation of the number of common shares required to pay preferred stock dividends, subsequently approved. During the period January 1, 2003 through June 30, 2006, 200,238 shares of common stock were issued in excess of the amount required.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 27, 2007.

• by each person who is known by us to beneficially own more than 5% of our common stock;
• by each of our officers and directors; and
• by all of our officers and directors as a group.

NAME AND ADDRESS OF OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF CLASS PRIOR TO OFFERING (2)	PERCENTAGE OF CLASS AFTER OFFERING (3)

Robert M. Watson	Common Stock	320,000 (4)	1.23%	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

D. Barney Harris	Common Stock	221,562	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

James Hudson	Common Stock	140,800 (5)	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

William Hungerville	Common Stock	221,000	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

Fil Filipov	Common Stock	20,000	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

Andrew Guzzetti	Common Stock	190,000	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

Peter Amico, Jr.	Common Stock	52,500	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

Robert Borski, Jr.	Common Stock	78,504	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

Nicholas Fenelli	Common Stock	138,500	*	*
200 Freeway Drive, Unit 1
Blackwood, NJ 08012

All Officers and Directors	Common Stock	1,402,866 (4) (5)	5.40%	2.21%
As a Group (9 persons)

Crescent International, Ltd.	Common Stock	1,496,481 (6)	5.50%	0%

* Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 27, 2007 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 25,700,993 shares issued and outstanding on July 27, 2007.

(3) Percentage based upon 63,272,830 shares of common stock outstanding after the offering, assuming all shares registered are sold.

(4) Includes 300,000 options for common stock issued in connection with Mr. Watson’s employment contract dated December 1, 2006.

(5) Includes 44,500 shares owned by a corporation owned by Mr. Hudson.

(6) Represents shares of common stock issuable upon conversion of convertible debentures and exercise of warrants. The percentage of class after offering assumes that all registered shares are sold.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of July 27, 2007, there were 25,700,993 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent of our common stock is Signature Stock Transfer, 301 Ohio Drive, Suite 100, Plano, TX 75093.

PREFERRED STOCK

As of July 27, 2007, there were 275,000 shares of preferred stock outstanding. We held a special meeting of our shareholders on March 28, 2005 pursuant to which a majority of our shareholders approved an amendment to our certificate of incorporation to increase our authorized preferred stock from 500,000 to 5,000,000 shares. Accordingly, we are authorized to issue up to 5,000,000 shares of preferred stock. In addition, pursuant to said meeting, a majority of our shareholders approved an amendment to our certificate of incorporation to provide that the shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Accordingly, our board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of New Jersey.

The holders of the preferred stock are entitled to receive, when, as, and if declared by our board of directors, out of funds legally available therefore, cash dividends on each share of preferred stock at the rate of 5% per annum, or if cash is not legally available, in additional shares of common stock. The preferred stock, in respect of dividends and distributions upon our liquidation, winding-up, and dissolution, shall rank senior to all classes of our common stock and each other class of capital stock or series of preferred stock created that does not expressly provide that it ranks senior to, or on a parity with, the preferred stock. The holders of preferred stock are entitled to cast 10 votes for each share held of the preferred Stock on all matters presented to our shareholders for shareholder vote.

On April 1, 2005, we issued 100,000 shares of preferred stock to the sole holder of the preferred stock as payment of dividends in lieu of cash dividends with respect to previously issued shares of preferred stock. Our original Articles of Incorporation, as amended, including on April 30, 2000, do not support the issuance of additional shares of preferred stock as payment of dividends on shares of issued and outstanding preferred stock. Accordingly, the 100,000 shares of preferred stock which were issued to the holder on April 1, 2005 were issued in error.

Our Articles of Incorporation, as amended, including on April 30, 2000, similarly do not support the calculation we used in determining the number of shares of common stock used to pay preferred stock dividends. The difference being the date used in determining the stock price at the end of each preferred dividend period, as opposed to the lowest common stock price during the preferred dividend period, subject to a 70% discount, for calculating the number of common shares issued as payment of the period’s preferred stock dividend. Accordingly, the number of shares was greater than the number of shares required, and were issued in error.

Our financial statements at December 31, 2004 reflect 275,000 shares of preferred stock outstanding and disclosed that an additional 100,000 shares of preferred stock were deemed the equivalent of 221,892 shares of common stock that would have been required to settle an equivalent amount of preferred dividends. We have determined that the number of shares deemed the equivalent of the preferred stock dividend has been recalculated based on our Articles of Incorporation, as amended, including on April 30, 2000. Accordingly, we will issue 136,041 shares of common stock to the sole holder of the preferred stock as payment of $51,561 of preferred stock dividends less other adjustments resulting from the recalculation of the number of common shares required to pay preferred stock dividends, subsequently approved. During the period January 1, 2003 through June 30, 2006, 200,238 shares of common stock were issued in excess of the amount required.

OPTIONS

As of July 27, 2007, we had 1,715,500 options outstanding, with an average weighted exercise price of $0.73.

WARRANTS

In connection with various private placements we have conducted between November 2004 and February 2007 and settlement of liquidated damages, we have issued warrants to purchase an aggregate of total of 24,385,669 shares of our common stock, including warrants exercisable at $0.45 per share to purchase 6,291,308 shares of common stock, warrants exercisable at $0.54 per share to purchase 9,013,200 shares of common stock, warrants exercisable at $0.75 per share to purchase 4,148,933 shares of common stock, warrants exercisable at $1.25 per share to purchase 4,325,433 shares of common stock, warrants exercisable at $1.65 per share to purchase 72,200 shares of common stock and warrants exercisable at $2.50 per share to purchase 534,595 shares of common stock. Some of the warrants we have issued contain full or partial ratchet and anti-dilution provisions.

CONVERTIBLE SECURITIES

We have outstanding convertible debentures in an aggregate principal amount of approximately $6,321,633.57, including $6,123,385.80 of convertible debentures convertible into shares of our common stock at $0.45 per share and approximately $198,247.57 of convertible debentures convertible into shares of our common stock at $1.56 per share. The convertible debentures are convertible into approximately 13,734,606 shares of common stock. Some of the convertible dentures contain full or partial ratchet and anti-dilution provisions. A more detailed summary of the terms of the secured convertible debentures and related agreements as set forth elsewhere under the heading “Selling Stockholders - Private Placements.”

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed 8%.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of May 2, 2007, including the number of shares of common stock issuable upon the exercise of warrants held by the selling stockholders. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

	Beneficial Ownership Prior to this Offering (1)					Beneficial Ownership After this Offering (1) (2)
Selling Stockholder	Number of Shares	Percent of Class		Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
Zirchon Avrohon Abba and Leon Goldenberg	223,190	*		223,190	(27)	0	0%
Alpha Capital Aktiengesellshaft (3)	4,039,743	13.58%	(53)	4,039,743	(28)	0	0%
Michael P. Bailey and Kristen Bailey	57,693	*		57,693	(26)	0	0%
Patricia Bailey	32,332	*		32,332	(26)	0	0%
Patricia Baldt	6,410	*		6,410	(26)	0	0%
Howard Blackmon & Mary Ann Oldham	100,703	*		100,703	(29)	0	0%
James G. Blumenthal	966,666	3.62%		966,666	(30)	0	0%
Robert Borski	38,504	*		38,504	(26)	0	0%
Gori Chandran	6,559	*		6,559	(26)	0	0%
Chestnut Ridge Partners, L.P. (4)	144,231	*		144,231	(26)	0	0%
Crescent International, Ltd. (5)	1,496,481	5.50%		1,496,481	(31)	0	0%
CSL Associates, L.P. (6)	806,221	3.04%		806,221	(32)	0	0%
DKR Soundshore Oasis Holding Fund Ltd. (7)	144,231	*		144,231	(26)	0	0%
Ellis International LP (8)	1,991,025	7.19%	(53)	1,991,025	(33)	0	0%
Excalibur Limited Partnership (9)	2,203,191	7.90%	(53)	2,203,191	(34)	0	0%
First Montauk Securities Corporation (10)	1,314,911	4.87%		1,314,911	(26)	0	0%
Leon Goldenberg	773,334	2.92%		773,334	(35)	0	0%
Harborview Master Fund LP (11)	1,933,332	7.00%	(53)	1,933,332	(36)	0	0%
Linda Hechter	263,431	1.01%		263,431	(37)	0	0%
Iroquois Capital, L.P. (12)	173,077	*		173,077	(26)	0	0%
Edward M. Jaffe	89,579	*		89,579	(38)	0	0%
Lerner Enterprises LLC (13)	288,462	1.11%		288,462	(26)	0	0%
Grace Lipson and Charles Lipson	194,343	*		194,343	(39)	0	0%
Stuart A. Margolis	232,000	*		232,000	(40)	0	0%
Meadowbrook Opportunity Fund LLC (14)	225,000	*		225,000	(26)	0	0%
Rachel Medelowitz	1,166,527	4.34%		1,166,527	(41)	0	0%
MNJ1 LLC (15)	773,334	2.92%		773,334	(35)	0	0%
Motivated Minds LLC (16)	1,107,077	4.16%		1,107,077	(42)	0	0%
Thomas R. Morehouse	18,395	*		18,395	(26)	0	0%
Chris Musso	10,011	*		10,011	(26)	0	0%
Samuel Nebenzahl	77,885	*		77,885	(26)	0	0%
Nite Capital LP (17)	784,954	2.96%		784,954	(43)	0	0%
Mark A. Phelps	354,797	1.36%		354,797	(44)	0	0%
Platinum Partners (18)	3,866,666	13.08%	(53)	3,866,666	(45)	0	0%
Lionel Porber	190,007	*		190,007	(26)	0	0%
Quinto Corp (19)	48,492	*		48,492	(26)	0	0%
Peter Rand	1,180,106	4.39%		1,180,106	(46)	0	0%
Matthrew Rei	32,887	*		32,887	(26)	0	0%
Alan Robinson	20,465	*		20,465	(26)	0	0%
William Samuel	6,410	*		6,410	(26)	0	0%
Tim Scott	13,155	*		13,155	(26)	0	0%
Willfred Shearer	773,334	2.92%		773,334	(35)	0	0%
Sichenzia Ross Friedman Ference LLP (20)	94,444	*		94,444		0	0%
NFS/FMTC IRA FBO Richard Spencer	274,534	1.06%		274,534	(47)	0	0%
Richard Lee Spencer Jr.	702,960	2.66%		702,960	(48)	0	0%
JN Stauffer	16,447	*		16,447	(26)	0	0%
Stonestreet Limited Partnership (21)	633,098	2.40%		633,098	(49)	0	0%
Torrey Pines Master Fund Ltd. (22)	268,846	1.04%		268,846	(26)	0	0%
Unbeatable Trading Inc. (23)	773,334	2.92%		773,334	(35)	0	0%
Unity Capital (24)	1,546,668	5.68%	(53)	1,546,668	(50)	0	0%
Alvin Wagner, Jr.	23,055	*		23,055	(26)	0	0%
Jeffrey Walsh	6,577	*		6,577	(26)	0	0%
Abraham Weitman & Daniel Altstadter	773,334	2.92%		773,334	(35)	0	0%
Sidney Welz	657,334	2.49%		657,334	(51)	0	0%
Henry & Linda Whale	64,889	*		64,889	(26)	0	0%
Whalehaven Capital Fund (25)	3,014,583	10.50%	(53)	3,014,583	(52)	0	0%
James W. Woodworth	57,693	*		57,693	(26)	0	0%
Jose Zajac	773,334	2.92%		773,334	(35)	0	0%

* Less than 1%.

(1)	Percentage calculated on the basis of 25,700,993 shares of common stock outstanding on May 2, 2007.

(2)
Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)
In accordance with rule 13d-3 under the securities exchange act of 1934, Konrad Ackerman and Rainer Posch may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4)
In accordance with rule 13d-3 under the securities exchange act of 1934, Kenneth Pasternak may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(5)
Mel Craw, Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Craw, Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(6)
In accordance with rule 13d-3 under the securities exchange act of 1934, Chuck Lipson may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(7)
DKR SoundShore Oasis Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares. The Fund has notified us that it is not a broker-dealers or affiliate of a broker-dealer and that it believes that it is not required to be a broker-dealer.

(8)
In accordance with rule 13d-3 under the securities exchange act of 1934, Wilhelm Ungar may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(9)
In accordance with rule 13d-3 under the securities exchange act of 1934, William Hechter may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(10)
In accordance with rule 13d-3 under the securities exchange act of 1934, the Board of Directors of the selling stockholders may be deemed control persons, with voting and investment control, of the shares owned by such entity and has acquired these securities in the ordinary course of business as compensation.

(11)
Voting and investment power over shares beneficially owned by Harbourview Master Fund LP is ultimately held by Messrs. Richard Rosenblum and David Stefansky, in their capacities as General Partners of Harborview Master Fund, LP.  Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares held by Harbourview Master Fund LP.

(12)	Joshua Silverman has voting control and investment discretion over securities held by Iroquois Capital LP. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital LP.

(13)
In accordance with rule 13d-3 under the securities exchange act of 1934, Edward L. Cohen, Robert K. Tanenbaun, Mark D. Lerner and Theodore N. Lerner may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(14)
In accordance with rule 13d-3 under the securities exchange act of 1934, Michael Ragins may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(15)
In accordance with rule 13d-3 under the securities exchange act of 1934, Moshe Singer may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(16)
In accordance with rule 13d-3 under the securities exchange act of 1934, Ira Gaines may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(17)
In accordance with rule 13d-3 under the securities exchange act of 1934, Keith Goodman may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(18)
In accordance with rule 13d-3 under the securities exchange act of 1934, Mark Nordlicht may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(19)	Voting and investment control for the shares of common stock owned is vested in the entity’s board of directors.

(20)
In accordance with rule 13d-3 under the securities exchange act of 1934, Greg Sichenzia, Marc Ross, Richard Friedman and Michael Ference may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(21)
In accordance with rule 13d-3 under the securities exchange act of 1934, Michael Finkelstein and Libby Leonard may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(22)
In accordance with rule 13d-3 under the securities exchange act of 1934, Rob Jafek may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(23)
In accordance with rule 13d-3 under the securities exchange act of 1934, Jacob Gold may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(24)
In accordance with rule 13d-3 under the securities exchange act of 1934, Eli Schick and Anat Seliger Schick may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(25)
In accordance with rule 13d-3 under the securities exchange act of 1934, Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(26)	Represents shares issuable upon exercise of warrants.

(27)	Includes 136,918 shares issuable upon conversion of convertible debentures and 86,272 shares issuable upon exercise of warrants.

(28)	Includes 1,288,889 shares issuable upon conversion of convertible debentures and 2,750,854 shares issuable upon exercise of warrants.

(29)	Includes 33,550 shares issuable upon conversion of convertible debentures and 67,153 shares issuable upon exercise of warrants.

(30)	Includes 322,222 shares issuable upon conversion of convertible debentures and 644,444 shares issuable upon exercise of warrants.

(31)	Includes 1,095,348 shares issuable upon conversion of convertible debentures and 401,133 shares issuable upon exercise of warrants.

(32)	Includes 547,674 shares issuable upon conversion of convertible debentures and 258,547 shares issuable upon exercise of warrants.

(33)	Includes 644,444 shares issuable upon conversion of convertible debentures and 1,346,581 shares issuable upon exercise of warrants.

(34)	Includes 455,348 shares issuable upon conversion of convertible debentures and 1,747,843 shares issuable upon exercise of warrants.

(35)	Includes 257,778 shares issuable upon conversion of convertible debentures and 515,556 shares issuable upon exercise of warrants.

(36)	Includes 644,444 shares issuable upon conversion of convertible debentures and 1,288,888 shares issuable upon exercise of warrants.

(37)	Includes 27,473 shares issuable upon conversion of convertible debentures and 235,958 shares issuable upon exercise of warrants.

(38)	Includes 49,291 shares issuable upon conversion of convertible debentures and 40,288 shares issuable upon exercise of warrants.

(39)	Includes 136,918 shares issuable upon conversion of convertible debentures and 57,425 shares issuable upon exercise of warrants.

(40)	Includes 77,333 shares issuable upon conversion of convertible debentures and 154,667 shares issuable upon exercise of warrants.

(41)	Includes 917,354 shares issuable upon conversion of convertible debentures and 249,173 shares issuable upon exercise of warrants.

(42)	Includes 666,667 shares issuable upon conversion of convertible debentures and 256,410 shares issuable upon exercise of warrants.

(43)	Includes 410,755 shares issuable upon conversion of convertible debentures and 374,199 shares issuable upon exercise of warrants.

(44)	Includes 219,070 shares issuable upon conversion of convertible debentures and 135,727 shares issuable upon exercise of warrants.

(45)	Includes 1,288,889 shares issuable upon conversion of convertible debentures and 2,577,777 shares issuable upon exercise of warrants.

(46)	Includes 393,369 shares issuable upon conversion of convertible debentures and 786,737 shares issuable upon exercise of warrants.

(47)	Includes 91,511 shares issuable upon conversion of convertible debentures and 183,023 shares issuable upon exercise of warrants.

(48)	Includes 234,320 shares issuable upon conversion of convertible debentures and 468,640 shares issuable upon exercise of warrants.

(49)	Includes 18,066 shares issuable upon conversion of convertible debentures and 615,032 shares issuable upon exercise of warrants.

(50)	Includes 515,556 shares issuable upon conversion of convertible debentures and 1,031,112 shares issuable upon exercise of warrants.

(51)	Includes 219,111 shares issuable upon conversion of convertible debentures and 438,223 shares issuable upon exercise of warrants.

(52)	Includes 1,204,980 shares issuable upon conversion of convertible debentures and 1,809,603 shares issuable upon exercise of warrants.

(53)
Assumes full conversion of the debentures and exercise of the warrants. However the selling stockholder has contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

Additional Disclosure

NOVEMBER 2004 PRIVATE PLACEMENT

Dollar Value of Securities Underlying Convertible Securities Registered for Resale in this Prospectus

None.

Interest and Liquidated Damages Payments in Connection with the Transaction

We paid First Montauk Securities Corp. fees of $174,560 and a warrant to purchase 176,500 shares of common stock at an exercise price of $1.25 per share as selling agent, who has no relationship, contractual or otherwise, with the investors in this transaction.  We agreed to pay the legal fees, up to $40,000, to the attorneys representing the investors.  No other fees or expenses were paid pursuant to this private placement.

In connection with the registration rights agreement, we were required to pay liquidated damages of 2.0% of the aggregate purchase price per investor for every 30 day period in which a resale registration statement was either not filed or effective pursuant to the registration rights agreement we entered into with the investors.  These liquidated damages were accrued but not paid. Between March and June 2006, we entered into a settlement agreement with these investors, pursuant to which we issued the investors convertible debentures and warrants as settlement for all accrued liquidated damages and waiver of any liquidated damages in the future under the registration rights agreement. The face value of the convertible debentures is $198,247.57.  These convertible debentures and warrants are described in detail under “Additional Disclosure – Settlement of November 2004 Liquidated Damages.”

Net Proceeds to Airtrax

Airtrax received net proceeds from this transaction of $1,0977,440, which represents gross proceeds of $1,312,000, minus $40,000 paid to investors’ legal counsel and $174,560 to First Montauk Securities Corp. as selling agent.

Potential Total Profit to the Selling Stockholders from Debentures Held by the Selling Stockholders

None, as we are only registering shares underlying Warrants for this transaction.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total Shares to be received	Combined Market Price	Combined Exercise Price	Discount to Market
Excaliber Limited Partnership	PIPE	Warrants	11/22/04	$1.56	$1.25	312,500	$487,500	$390,625.00	$96,875.00
Stonestreet Limited Partnership	PIPE	Warrants	11/22/04	$1.56	$1.25	273,125	$426,075	$341,406.25	$84,668.75
Whalehaven Capital Fund	PIPE	Warrants	11/22/04	$.56	$1.25	109,375	$170,625	$136,718.75	$33,906.25
Linda Hechter	PIPE	Warrants	11/22/04	$1.56	$1.25	125,000	$195,000	$156,250.00	$38,750.00
First Montauk Securities	Placement agent services	Warrants	11/22/04	$1.56	$1.25	176,500	$275,340	$220,625.00	$54,715.00
Totals						996,500	$1,554,540	$1,245,625.00	$308,915.00

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments as a percentage of the net proceeds to the issuer from the sale of the shares of common stock, as well as the amount of that resulting percentage.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid to us from the sale of common stock;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the warrants that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the private placement	$1,312,000
All payments made or that may be may be required to be made by the issuer as disclosed above	$412,807.57
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$899,192.43

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$308,915
Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the common stock	45.91%

Prior Securities Transactions Between Airtrax and Selling Shareholders

None.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•	the number of shares outstanding prior to the private placement that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Excalibur Limited Partnership	-	0	0	555,555
Stonestreet Limited Partnership	-	0	0	485,556
Whalehaven Capital Fund	-	0	0	194,444
Linda Hechter	-	0	0	222,222
First Montauk Securities	-	0	0	176,500
Others	13,374,342	-	-	-
Totals	13,374,342	0	0	1,634,278

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

There is nothing to repay, as this transaction involved the sale of common stock and warrants.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

Pursuant to our registration rights agreement with the investors, entered into on November 22, 2004, we are required to register all of the shares issuable upon exercise of the warrants issued to the investors.

Fee Table	Amount to be registered
Shares of common stock issuable upon exercise of warrants	1,634,278
Total	1,634,278

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Excalibur Limited Partnership		555,555		555,555
Stonestreet Limited Partnership		485,556		485,556
Whalehaven Capital Fund		194,444		194,444
Linda Hechter		222,222		222,222
First Montauk Securities		176,500		176,500
Total		1,634,278		1,634,278

* Combined with the additional securities described herein, this reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

FEBRUARY 2005 PRIVATE PLACEMENT

Dollar Value of Securities Underlying Convertible Securities Registered for Resale in this Prospectus

None.

Interest and Liquidated Damages Payments in Connection with the Transaction

We paid First Montauk Securities Corp. fees of $650,000 and a warrant to purchase 384,616, shares of common stock at an exercise price of $1.85 per share as selling agent, who has no relationship, contractual or otherwise, with the investors in this transaction.  We agreed to pay the legal fees of $25,000, to the attorneys representing the investors.  The convertible debentures issued in this transaction accrued interest at the rate of 6% per annum.  When the convertible debentures were converted into shares of common stock on maturity, the Company paid an aggregate of $150,000 in interest to the investors.

No other fees or expenses were paid pursuant to this private placement.

Net Proceeds to Airtrax

Airtrax received net proceeds from this transaction of $4,175,000, which represents gross proceeds of $5,000,000, minus $25,000 paid to investors’ legal counsel, $150,000 in interest and $650,000 to First Montauk Securities Corp. as selling agent.

Potential Total Profit

We are not registering the shares of common stock that were issued upon conversion of the convertible debentures.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total Shares to be received	Combined Market Price	Combined Exercise Price	Discount to Market
Stonestreet Limited Partnership	PIPE	Warrants	2/11/05	$2.37	$1.85	76,923	$182,307.51	$142,307.55	$39,999.96
Whalehaven Capital Fund	PIPE	Warrants	2/11/05	$2.37	$1.85	134,615	$319,037.55	$249,037.75	$69,999.80
Nite Capital LP	PIPE	Warrants	2/11/05	$2.37	$1.85	192,308	$455,769.96	$355,769.80	$100,000.16
Rachel Medelowitz	PIPE	Warrants	2/11/05	$2.37	$1.85	38,462	$91,154.94	$71,154.70	$20,000.24
Howard Blackmon & Mary Ann Oldham	PIPE	Warrants	2/11/05	$2.37	$1.85	20,000	$47,400.00	$37,000.00	$10,400.00
Edward M. Jaffe	PIPE	Warrants	2/11/05	$2.37	$1.85	20,000	$47,400.00	$37,000.00	$10,400.00
Mark A. Phelps	PIPE	Warrants	2/11/05	$2.37	$1.85	60,000	$142,200.00	$111,000.00	$31,200.00
Samuel Nebenzahl	PIPE	Warrants	2/11/05	$2.37	$1.85	51,923	$123,057.51	$96,057.55	$26,999.96
Lerner Enterprises LLC	PIPE	Warrants	2/11/05	$2.37	$1.85	192,308	$455,769.96	$355,769.80	$100,000.16
Michael P. Bailey and Kristen Bailey	PIPE	Warrants	2/11/05	$2.37	$1.85	38,462	$91,154.94	$71,154.70	$20,000.24
James W. Woodworth	PIPE	Warrants	2/11/05	$2.37	$1.85	38,462	$91,154.94	$71,154.70	$20,000.24
Zirchon Avrohon Abba and Leon Goldenberg	PIPE	Warrants	2/11/05	$2.37	$1.85	38,462	$91,154.94	$71,154.70	$20,000.24
Grace Lipson and Charles Lipson	PIPE	Warrants	2/11/05	$2.37	$1.85	19,231	$45,577.47	$35,577.35	$10,000.12

Chestnut Ridge Partners, L.P.	PIPE	Warrants	2/11/05	$2.37	$1.85	96,154	$227,884.98	$177,884.90	$50,000.08
Crescent International, Ltd.	PIPE	Warrants	2/11/05	$2.37	$1.85	115,000	$272,550.00	$212,750.00	$59,800.00
Alpha Capital Aktiengesellshaft	PIPE	Warrants	2/11/05	$2.37	$1.85	115,385	$273,462.45	$213,462.25	$60,000.20
DKR Soundshore Oasis Holding Fund Ltd.	PIPE	Warrants	2/11/05	$2.37	$1.85	96,154	$227,884.98	$177,884.90	$50,000.08
Meadowbrook Opportunity Fund LLC	PIPE	Warrants	2/11/05	$2.37	$1.85	150,000	$355,500.00	$277,500.00	$78,000.00
Iroquois Capital, L.P.	PIPE	Warrants	2/11/05	$2.37	$1.85	115,385	$273,462.45	$213,462.25	$60,000.20
CSL Associates, L.P.	PIPE	Warrants	2/11/05	$2.37	$1.85	96,154	$227,884.98	$177,884.90	$50,000.08
Torrey Pines Master Fund Ltd.	PIPE	Warrants	2/11/05	$2.37	$1.85	179,231	$424,777.47	$331,577.35	$93,200.12
Ellis International, Inc.	PIPE	Warrants	2/11/05	$2.37	$1.85	38,462	$91,154.94	$71,154.70	$20,000.24
First Montauk Securities	Placement agent services	Warrants	2/11/05	$2.37	$1.85	384,616	$182,307.51	$142,307.55	$39,999.96
Stonestreet Limited Partnership	PIPE	Warrants	2/11/05	$2.37	$2.11	38,462	$91,153.85	$81,153.85	$10,000.00
Whalehaven Capital Fund	PIPE	Warrants	2/11/05	$2.37	$2.11	67,308	$159,519.23	$142,019.23	$17,500.00
Nite Capital LP	PIPE	Warrants	2/11/05	$2.37	$2.11	96,154	$227,884.62	$202,884.62	$25,000.00
Rachel Medelowitz	PIPE	Warrants	2/11/05	$2.37	$2.11	19,231	$45,576.92	$40,576.92	$5,000.00
Howard Blackmon & Mary Ann Oldham	PIPE	Warrants	2/11/05	$2.37	$2.11	10,000	$23,700.00	$21,100.00	$2,600.00
Edward M. Jaffe	PIPE	Warrants	2/11/05	$2.37	$2.11	10,000	$23,700.00	$21,100.00	$2,600.00
Mark A. Phelps	PIPE	Warrants	2/11/05	$2.37	$2.11	30,000	$71,100.00	$63,300.00	$7,800.00
Samuel Nebenzahl	PIPE	Warrants	2/11/05	$2.37	$2.11	25,962	$61,528.85	$54,778.85	$6,750.00
Lerner Enterprises LLC	PIPE	Warrants	2/11/05	$2.37	$2.11	96,154	$227,884.62	$202,884.62	$25,000.00
Michael P. Bailey and Kristen Bailey	PIPE	Warrants	2/11/05	$2.37	$2.11	19,231	$45,576.92	$40,576.92	$5,000.00
James W. Woodworth	PIPE	Warrants	2/11/05	$2.37	$2.11	19,231	$45,576.92	$40,576.92	$5,000.00
Zirchon Avrohon Abba and Leon Goldenberg	PIPE	Warrants	2/11/05	$2.37	$2.11	19,231	$45,576.92	$40,576.92	$5,000.00
Grace Lipson and Charles Lipson	PIPE	Warrants	2/11/05	$2.37	$2.11	9,615	$22,788.46	$20,288.46	$2,500.00
Chestnut Ridge Partners, L.P.	PIPE	Warrants	2/11/05	$2.37	$2.11	48,077	$113,942.31	$101,442.31	$12,500.00
Crescent International, Ltd.	PIPE	Warrants	2/11/05	$2.37	$2.11	57,500	$136,275.00	$121,325.00	$14,950.00
Alpha Capital Aktiengesellshaft	PIPE	Warrants	2/11/05	$2.37	$2.11	57,692	$136,730.77	$121,730.77	$15,000.00
DKR Soundshore Oasis Holding Fund Ltd.	PIPE	Warrants	2/11/05	$2.37	$2.11	48,077	$113,942.31	$101,442.31	$12,500.00
Meadowbrook Opportunity Fund LLC	PIPE	Warrants	2/11/05	$2.37	$2.11	75,000	$177,750.00	$158,250.00	$19,500.00

Iroquois Capital, L.P.	PIPE	Warrants	2/11/05	$2.37	$2.11	57,692	$136,730.77	$121,730.77	$15,000.00
CSL Associates, L.P.	PIPE	Warrants	2/11/05	$2.37	$2.11	48,077	$113,942.31	$101,442.31	$12,500.00
Torrey Pines Master Fund Ltd.	PIPE	Warrants	2/11/05	$2.37	$2.11	89,615	$212,388.46	$189,088.46	$23,300.00
Ellis International, Inc.	PIPE	Warrants	2/11/05	$2.37	$2.11	19,231	$45,576.92	$40,576.92	$5,000.00
Totals						2,884,615	$7,748,091.69	$6,298,088.85	$1,450,002.84

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments as a percentage of the net proceeds to the issuer from the sale of the shares of common stock, as well as the amount of that resulting percentage.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid to us from the sale of common stock;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the warrants that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the private placement	$5,000,000
All payments made or that may be may be required to be made by the issuer as disclosed above	$825,000
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$4,175,000

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$1,450,002.84

Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the private placement	19.76%

Prior Securities Transactions Between Airtrax and Selling Shareholders

Certain of the selling shareholders had prior securities transactions with us prior to this transaction. The following tabular disclosure reflects:

•	the date of the transaction;

•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float” (1)	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs “float” (1)	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

Stonestreet Limited Partnership; November 22, 2004	15,129,342	11,893,071	115,385 (2)	0.97%	1.56	0.48

Whalehaven Capital Fund; November 22, 2004	15,129,342	11,893,071	201,923 (2)	1.70%	1.56	0.48

Footnotes
(1)
The Company has calculated the percentage of total issued and outstanding securities that were issued or issuable in the transactions above by taking the number of shares issued or issuable in connection with the applicable transaction and dividing that number by the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders.  This formula is the reverse of that suggested in this comment (fifth bullet paragraph), since the suggested formula does not yield the percentage of total issued and outstanding securities that were issued or issuable in the respective transactions.

(2)	The number of shares issuable assumes the exercise of all warrants but does not include the number of shares issued at that time since such shares are not being registered.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•	the number of shares outstanding prior to the private placement that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Stonestreet Limited Partnership	115,385	0	0	115,385
Whalehaven Capital Fund	201,923	0	0	201,923
Nite Capital LP	-	0	0	288,462
Rachel Medelowitz	-	0	0	57,693
Howard Blackmon & Mary Ann Oldham	-	0	0	30,000
Edward M. Jaffe	-	0	0	30,000
Mark A. Phelps	-	0	0	90,000
Samuel Nebenzahl	-	0	0	77,885
Lerner Enterprises LLC	-	0	0	288,462
Michael P. Bailey and Kristen Bailey	-	0	0	57,693
James W. Woodworth	-	0	0	57,693
Zirchon Avrohon Abba and Leon Goldenberg	-	0	0	57,693
Grace Lipson and Charles Lipson	-	0	0	28,846
Chestnut Ridge Partners, L.P.	-	0	0	144,231
Crescent International, Ltd.	-	0	0	172,500
Alpha Capital Aktiengesellshaft	-	0	0	173,077
DKR Soundshore Oasis Holding Fund Ltd.	-	0	0	144,231
Meadowbrook Opportunity Fund LLC	-	0	0	225,000
Iroquois Capital, L.P.	-	0	0	173,077
CSL Associates, L.P.	-	0	0	144,231
Torrey Pines Master Fund Ltd.	-	0	0	268,846
Ellis International, Inc.	-	0	0	57,692
First Montauk Securities	-	0	0	384,616
Others	11,575,763	-	-	-
Totals	11,893,071	0	0	3,269,237

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

There is nothing to repay, as the convertible debentures were converted into shares of common stock.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirm that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

Pursuant to our registration rights agreement with the investors, entered into on February 11, 2005, we are required to register all of the shares issuable upon exercise of the warrants issued to the investors.

Fee Table	Amount to be registered
Shares of common stock issuable upon exercise of warrants	3,269,237
Total	3,269,237

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Stonestreet Limited Partnership	0	115,385	0	115,385
Whalehaven Capital Fund	0	201,923	0	201,923
Nite Capital LP	0	288,462	0	288,462
Rachel Medelowitz	0	57,693	0	57,693
Howard Blackmon & Mary Ann Oldham	0	30,000	0	30,000
Edward M. Jaffe	0	30,000	0	30,000
Mark A. Phelps	0	90,000	0	90,000
Samuel Nebenzahl	0	77,885	0	77,885
Lerner Enterprises LLC	0	288,462	0	288,462
Michael P. Bailey and Kristen Bailey	0	57,693	0	57,693
James W. Woodworth	0	57,693	0	57,693

Zirchon Avrohon Abba and Leon Goldenberg	0	57,693	0	57,693
Grace Lipson and Charles Lipson	0	28,846	0	28,846
Chestnut Ridge Partners, L.P.	0	144,231	0	144,231
Crescent International, Ltd.	0	172,500	0	172,500
Alpha Capital Aktiengesellshaft	0	173,077	0	173,077
DKR Soundshore Oasis Holding Fund Ltd.	0	144,231	0	144,231
Meadowbrook Opportunity Fund LLC	0	225,000	0	225,000
Iroquois Capital, L.P.	0	173,077	0	173,077
CSL Associates, L.P.	0	144,231	0	144,231
Torrey Pines Master Fund Ltd.	0	268,846	0	268,846
Ellis International, Inc.	0	57,692	0	57,692
First Montauk Securities	0	384,616	0	384,616
Total	0	3,269,237	0	3,269,237

* Combined with the additional securities described herein, this reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

MAY 2005 PRIVATE PLACEMENT

Dollar Value of Securities Underlying Convertible Securities Registered for Resale in this Prospectus

None.

Interest and Liquidated Damages Payments in Connection with the Transaction

We paid First Montauk Securities Corp. fees of $65,000 and a warrant to purchase 38,462 shares of common stock at an exercise price of $1.85 per share as selling agent, who has no relationship, contractual or otherwise, with the investors in this transaction.  We agreed to pay the legal fees of $10,000 to the attorney representing the investor.  The convertible debentures issued in this transaction accrued interest at the rat of 8% per annum.  The Company accrued approximately $50,000 in interest through the maturity date. No other fees or expenses were paid pursuant to this private placement.

No other fees or expenses were paid pursuant to this private placement.

Net Proceeds to Airtrax

Airtrax received net proceeds from this transaction of $425,000, which represents gross proceeds of $500,000, minus $10,000 paid to investors’ legal counsel and $65,000 to First Montauk Securities Corp. as selling agent.

Potential Total Profit

We are not registering the shares of common stock that were issued upon conversion of the convertible debentures.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total Shares to be received	Combined Market Price	Combined Exercise Price	Discount to Market
First Montauk Securities	Placement agent services	Warrants	5/31/05	$2.10	$1.85	38,462	$80,770.20	$71,154.70	$9,615.50
Totals						38,462	$80,770.20	$71,154.70	$9,615.50

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments as a percentage of the net proceeds to the issuer from the sale of the shares of common stock, as well as the amount of that resulting percentage.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid to us from the sale of common stock;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the warrants that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the private placement	$500,000
All payments made or that may be may be required to be made by the issuer as disclosed above	$75,000
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$425,000

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$9,615,50
Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the private placement	17.65%

Prior Securities Transactions Between Airtrax and Selling Shareholders

Certain of the selling shareholders had prior securities transactions with us prior to this transaction. The following tabular disclosure reflects:

•	the date of the transaction;

•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float” (1)	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs “float” (1)	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

Excalibur Limited Partnership; November 22, 2004	13,374,342	10,667,135	555,555 (2)	4.95%	1.56	0.48
First Montauk Securities Corp; November 22, 2004	13,374,342	10,667,135	176,500	1.63%	1.56	0.48
First Montauk Securities Corp; February 11, 2005	15,129,342	11,893,071	384,616	3.13%	2.37	0.48

Footnotes
(1)
The Company has calculated the percentage of total issued and outstanding securities that were issued or issuable in the transactions above by taking the number of shares issued or issuable in connection with the applicable transaction and dividing that number by the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders.  This formula is the reverse of that suggested in this comment (fifth bullet paragraph), since the suggested formula does not yield the percentage of total issued and outstanding securities that were issued or issuable in the respective transactions.

(2)
The number of shares issuable assumes the exercise of all warrants but does not include the number of shares issuable upon conversion of the convertible debentures issued at that time since such shares are not being registered.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•	the number of shares outstanding prior to the private placement that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Excalibur Limited Partnership	0	0	0	384,615
First Montauk Securities Corp	0	0	0	38,642
Others	19,216,768	0	0	0
Totals	19,216,768	0	0	423,257

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We are only registering the shares of common stock underlying the warrants, so there is nothing to repay on the overlying securities.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

Pursuant to our registration rights agreement with the investors, entered into on May 31, 2005, we are required to register all of the shares issuable upon exercise of the warrants issued to the investors.

Fee Table	Amount to be registered
Shares of common stock issuable upon exercise of warrants	423,257
Total	423,257

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Excalibur Limited Partnership	0	384,615	0	384,615
First Montauk Securities	0	38,462	0	38,462
Total	0	423,257	0	423,257

* Combined with the additional securities described herein, this reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

OCTOBER 2005 PRIVATE PLACEMENT

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible debentures) are as follows:

Securities Underlying the Convertible Notes	Market Price at October 18, 2005	Dollar Value of Underlying Securities

2,222,222	$3.04	$6,755,554.88

Securities Underlying the Convertible Notes	Market Price at October 28, 2005	Dollar Value of Underlying Securities

1,073,333	$2.98	$3,198,532.34

The private placement was conducted in two closings of the same offering. The terms of the convertible debentures and warrants issued to the investors were the same.

Interest and Liquidated Damages Payments in Connection with the Convertible Notes Transaction

We paid First Montauk Securities Corp. fees of $154,800 and a warrant to purchase 77,400 shares of common stock at an exercise price of $3.25 per share as selling agent, who has no relationship, contractual or otherwise, with the investors in this transaction.  We also paid a non-accountable fee of $46,440 to First Montauk. No other fees or expenses were paid pursuant to this private placement.

In connection with the registration rights agreement, we were required to pay liquidated damages of 2.0% of the aggregate purchase price per investor for every 30 day period in which a resale registration statement was either not filed or effective pursuant to the registration rights agreement we entered into with the investors, subject to a maximum payment of 18%.  These liquidated damages were accrued but not paid. In July 2006, we entered into a settlement agreement with these investors, pursuant to which we issued the investors convertible debentures and warrants as settlement for all accrued liquidated damages and waiver of any liquidated damages in the future under the registration rights agreement. The face value of the convertible debentures is $359,548.8.  These convertible debentures and warrants are described in detail under “Additional Disclosure – Settlement of October 2005 Liquidated Damages.”

Net Proceeds to Airtrax from the Private Placement

Airtrax received net proceeds from this transaction of $1,346,760, which represents gross proceeds of $1,548,000, minus $201,240 paid to First Montauk Securities.

Potential Total Profit to the Selling Stockholders from the Convertible Debentures

The potential gain to the selling shareholders as of the dates of the sales of the convertible debentures, based upon $1.04 and $0.98 differentials between the market prices on the dates of the sales of the convertible debentures and the conversion price on those dates.

Selling Shareholder	Market price per share of securities on the date of sale of the convertible note (October 18 or October 28)	Conversion price per share of underlying securities on the date of sale of the convertible note	Total possible shares underlying the convertible note (1)	Combined market price (market price per share * total possible shares) (1)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount to market price as of the date of sale of the convert note (1)

Crescent International, Ltd.	$3.04	$2.00	200,000	$608,000.00	$400,000.00	$208,000.00
Grace Lipson and Charles Lipson	$3.04	$2.00	25,000	$76,000.00	$50,000.00	$26,000.00
CSL Associates, L.P.	$3.04	$2.00	100,000	$304,000.00	$200,000.00	$104,000.00
Nite Capital LP	$3.04	$2.00	75,000	$228,000.00	$150,000.00	$78,000.00
Whalehaven Capital Fund	$3.04	$2.00	100,000	$304,000.00	$200,000.00	$104,000.00
Rachel Medelowitz	$2.98	$2.00	167,500	$499,150.00	$335,000.00	$164,150.00
Howard Blackmon & Mary Ann Oldham	$2.98	$2.00	32,500	$96,850.00	$65,000.00	$31,850.00
Edward M. Jaffe	$2.98	$2.00	9,000	$26,820.00	$18,000.00	$8,820.00
Mark A. Phelps	$2.98	$2.00	40,000	$119,200.00	$80,000.00	$39,200.00
Zirchon Avrohon Abba and Leon Goldenberg	$2.98	$2.00	25,000	$74,500.00	$50,000.00	$24,500.00
Total			774,000	$2,336,520.00	$1,548,000.00	$788,520.00
Potential Gross Proceeds:	$2,336,520
Total Potential Cost Basis:	$1,548,000
Total Possible Profit to be Realized by Selling Shareholders:	$788,520

Footnotes
(1) The convertible debenture contains a reset provision, in that the conversion price of the convertible debenture shall be lowered in the event that we issue shares of common stock, or securities convertible into shares of common stock, at a lower price than the then current conversion price. The conversion price of the convertible debenture has been reduced to $0.45 as a result of a private placement conducted in February 2007.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

The warrants issued in connection with this private placement were exercisable into shares of common stock at an exercise price of $3.25 per share.  As a result, there was no potential profit for the warrants when issued. The warrants contain a reset provision, in that the exercise price of the warrants shall be lowered in the event that we issue shares of common stock, or securities convertible into shares of common stock, at a lower price than the then current exercise price. The exercise price of the warrants has been reduced to $0.45 as a result of a private placement conducted in February 2007.

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible debentures as a percentage of the net proceeds to the issuer from the sale of the convertible debentures, as well as the amount of that resulting percentage averaged over the term of the convertible debentures.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid or payable to us from the convertible debentures;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible debentures and any other warrants, options, notes, or other securities of ours that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the convertible note transaction	$1,548,000
All payments made or that may be may be required to be made by the issuer that are disclosed above	$201,240
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$1,346,760

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$788,520
Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the convertible notes	14.94%

Percentage averaged over the term of the convertible note	7.47%

Prior Securities Transactions Between Airtrax and Selling Shareholders

Certain of the selling shareholders had prior securities transactions with us prior to this transaction. The following tabular disclosure reflects:

•	the date of the transaction;

•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float” (1)	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs “float” (1)	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

Crescent International; February 11, 2005	15,129,342	11,893,071	172,500 (2)	1.43%	2.37	0.48

Grace Lipson and Charles Lipson; February 11, 2005	15,129,342	11,893,071	28,846 (2)	*	2.37	0.48

CSL Associates; February 11, 2005	15,129,342	11,893,071	144,231 (2)	1.20%	2.37	0.48

Nite Capital; February 11, 2005	15,129,342	11,893,071	288,462 (2)	2.37%	2.37	0.48

Whalehaven Capital Fund; November 22, 2004	13,374,342	10,667,135	194,444 (2)	1.80%	1.56	0.48

Whalehaven Capital Fund; February 11, 2005	15,129,342	11,893,071	201,923 (2)	1.67%	2.37	0.48

Rachel Medelowitz; February 11, 2005	15,129,342	11,893,071	57,693 (2)	*	2.37	0.48

Howard Blackmon and Mary Ann Oldham; February 11, 2005	15,129,342	11,893,071	30,000 (2)	*	2.37	0.48

Edward M. Jaffe; February 11, 2005	15,129,342	11,893,071	30,000 (2)	*	2.37	0.48

Mark A. Phelps; February 11, 2005	15,129,342	11,893,071	90,000 (2)	*	2.37	0.48

Zirchon Avrohon Abba and Leon Goldenberg; February 11, 2005	15,129,342	11,893,071	57,693 (2)	*	2.37	0.48

First Montauk Securities Corp; November 22, 2004	13,374,342	10,667,135	176,500	1.63%	1.56	0.48

First Montauk Securities Corp; February 11, 2005	15,129,342	11,893,071	384,616	3.13%	2.37	0.48

* Less than 1%.

Footnotes
(1)
The Company has calculated the percentage of total issued and outstanding securities that were issued or issuable in the transactions above by taking the number of shares issued or issuable in connection with the applicable transaction and dividing that number by the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders.  This formula is the reverse of that suggested in this comment (fifth bullet paragraph), since the suggested formula does not yield the percentage of total issued and outstanding securities that were issued or issuable in the respective transactions.

(2)
The number of shares issuable assumes the exercise of all warrants but does not include the number of shares issuable upon conversion of the convertible debentures or issued at that time since such shares are not being registered.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•
the number of shares outstanding prior to the convertible note transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Crescent International, Ltd.	-	0	0	1,088,889
Grace Lipson and Charles Lipson	-	0	0	136,111
CSL Associates, L.P.	-	0	0	544,444
Nite Capital LP	-	0	0	408,333
Whalehaven Capital Fund	-	0	0	544,444
Rachel Medelowitz	-	0	0	911,944
Howard Blackmon & Mary Ann Oldham	-	0	0	32,500
Edward M. Jaffe	-	0	0	49,000
Mark A. Phelps	-	0	0	217,778
Zirchon Avrohon Abba and Leon Goldenberg	-	0	0	136,111
Others	19,482,403	-	-	-
Totals	19,482,403	0	0	4,069,556

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the convertible debentures when they become due.  While we expect that most, if not all, of the convertible debentures will be converted into shares of our common stock on the terms as set forth in the debentures, we have no commitment from the investor that they will convert any such debentures into shares of our common stock  We have duly accounted for such payments in our long-term comprehensive strategy and financial plan.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

The number of shares being registered represent the number of shares of common stock underlying the convertible debentures and upon exercise of the warrants.  Currently, there is $1,483,000 in convertible debentures issued and outstanding, which, at a conversion price of $0.45 per share, results in the issuance of 3,295,556 shares of common stock.

Fee Table	Amount to be registered
Shares of common stock issuable upon conversion of convertible debentures	3,295,556
Shares of common stock issuable upon exercise of warrants	774,000
Total	4,069,556

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Crescent International, Ltd.	888,889	0	0	200,000
Grace Lipson and Charles Lipson	111,111	0	0	25,000
CSL Associates, L.P.	444,444	0	0	100,000
Nite Capital LP	333,333	0	0	75,000
Whalehaven Capital Fund	444,444	0	0	100,000
Rachel Medelowitz	744,444	0	0	167,500
Howard Blackmon & Mary Ann Oldham	0	0	0	32,500
Edward M. Jaffe	40,000	0	0	9,000
Mark A. Phelps	177,778	0	0	40,000
Zirchon Avrohon Abba and Leon Goldenberg	111,111	0	0	25,000
Total	3,295,556	0	0	774,000

* This reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

FEBRUARY 2006 PRIVATE PLACEMENT

Dollar Value of Securities Underlying Convertible Securities Registered for Resale in this Prospectus

None.

Interest and Liquidated Damages Payments in Connection with the Transaction

The convertible debentures issued in this transaction accrued interest at the rat of 8% per annum.  The Company accrued $66,717.46 in interest through the maturity date. No other fees or expenses were paid pursuant to this private placement.

Net Proceeds to Airtrax

Airtrax received gross and net proceeds from this transaction of $833,968.20.

Potential Total Profit

We are not registering the shares of common stock that were issued upon conversion of the convertible debentures.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

None.  On the transaction date of February 13, 2006, the market price of our securities was $1.63 and the exercise price of the warrants issued was $2.50.

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

As disclosed above, there were no expenses incurred with the transaction and there was no discount to the warrants issued in connection with the transaction.

Prior Securities Transactions Between Airtrax and Selling Shareholders

None.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•	the number of shares outstanding prior to the private placement that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Alan Robinson	-	0	0	20,465
Chris Musso	-	0	0	10,011
Gori Chandran	-	0	0	6,559
Henry & Linda Whale	-	0	0	64,889
Jeffrey Walsh	-	0	0	6,577
JN Stauffer	-	0	0	16,447
Lionel Porber	-	0	0	190,007
Matthrew Rei	-	0	0	32,887
Patricia Bailey	-	0	0	32,332
Patricia Baldt	-	0	0	6,410
Quinto Corp	-	0	0	48,492
Robert Borski	-	0	0	38,504
Thomas R. Morehouse	-	0	0	18,395
Tim Scott	-	0	0	13,155
Wagner	-	0	0	23,055
William Samuel	-	0	0	6,410
Others	18,722,981	0	0	0
Totals	18,722,981	0	0	534,595

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We are only registering the shares of common stock underlying the warrants, so there is nothing to repay on the overlying securities.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

Pursuant to our registration rights agreement with the investors, entered into on February 13, 2006, we are required to register all of the shares issuable upon exercise of the warrants issued to the investors.

Fee Table	Amount to be registered
Shares of common stock issuable upon exercise of warrants	534,595
Total	534,595

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Alan Robinson	0	20,465	0	20,465
Chris Musso	0	10,011	0	10,011
Gori Chandran	0	6,559	0	6,559
Henry & Linda Whale	0	64,889	0	64,889
Jeffrey Walsh	0	6,577	0	6,577
JN Stauffer	0	16,447	0	16,447
Lionel Porber	0	190,007	0	190,007
Matthrew Rei	0	32,887	0	32,887
Patricia Bailey	0	32,332	0	32,332
Patricia Baldt	0	6,410	0	6,410
Quinto Corp	0	48,492	0	48,492
Robert Borski	0	38,504	0	38,504
Thomas R. Morehouse	0	18,395	0	18,395
Tim Scott	0	13,155	0	13,155
Wagner	0	23,055	0	23,055
William Samuel	0	6,410	0	6,410
Total	0	534,595	0	534,595

* Combined with the additional securities described herein, this reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

SETTLEMENT OF NOVEMBER 2004 LIQUIDATED DAMAGES

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible debentures) are as follows:

Securities Underlying the Convertible Notes	Market Price at March 1, 2006	Dollar Value of Underlying Securities

96,154	$1.51	$145,192.54

Securities Underlying the Convertible Notes	Market Price at June 30, 2006	Dollar Value of Underlying Securities

30,928	$1.90	$58,763.20

We reached agreements with two of the investors on March 1, 2006 and the other two investors on June 30, 2006.  The terms of the convertible debentures and warrants issued to the investors were the same.

Interest and Liquidated Damages Payments in Connection with the Convertible Notes Transaction

None.

Net Proceeds to Airtrax from the Private Placement

As the securities were issued in settlement of previously accrued liquidated damages, we did not receive any proceeds from the issuance of these securities.

Potential Total Profit to the Selling Stockholders from the Convertible Debentures

The convertible debentures are convertible into shares of common stock at a conversion price of $1.56 per share.  As a result, there was no potential profit for the convertible debentures issued on March 1, 2006, as the conversion price ($1.56) was higher than the market price ($1.51). The potential gain to the selling shareholders as of the date of the issuances of the convertible debentures issued on June 30, 2006, based upon a $0.34 differential between the market price on the date of the issuance of the convertible debentures and the conversion price on that date.

Selling Shareholder	Market price per share of securities on the date of issuance of the convertible note (June 30)	Conversion price per share of underlying securities on the date of sale of the convertible note	Total possible shares underlying the convertible note	Combined market price (market price per share * total possible shares)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount to market price as of the date of sale of the convert note

Whalehaven Capital Fund	$1.90	$1.56	12,862	$24,437.80	$20,064.72	$4,373.08
Stonestreet Limited Partnership	$1.90	$1.56	18,066	$34,325.40	$28,182.96	$6,142.44
Total			30,928	$68,763.20	$48,247.68	$10,515.52

Potential Gross Proceeds:	$68,763.20
Total Potential Cost Basis:	$48,247.68
Total Possible Profit to be Realized by Selling Shareholders:	$10,515.52

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

The warrants are exercisable into shares of common stock at an exercise price of $1.65 per share.  As a result, there was no potential profit for the warrants issued on March 1, 2006, as the exercise price ($1.65) was higher than the market price ($1.51). The potential gain to the selling shareholders as of the date of the issuances of the warrants issued on June 30, 2006, based upon a $0.25 differential between the market price on the date of the issuance of the warrants and the conversion price on that date.

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total Shares to be received	Combined Market Price	Combined Exercise Price	Discount to Market
Whalehaven Capital Fund	PIPE	Warrants	6/30/06	$1.90	$1.65	10,032	$19,060.80	$16,552.8	$2,508
Stonestreet Limited Partnership	PIPE	Warrants	6/30/06	$1.90	$1.65	14,092	$26,774.80	$23,251.80	$3,523
Totals						24,124	$45,835.60	$39,804.60	$6,031

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible debentures as a percentage of the net proceeds to the issuer from the sale of the convertible debentures, as well as the amount of that resulting percentage averaged over the term of the convertible debentures.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid or payable to us from the convertible debentures;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible debentures and any other warrants, options, notes, or other securities of ours that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the convertible note transaction	$0
All payments made or that may be may be required to be made by the issuer that are disclosed above	$0
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$0

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$6,031

Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the convertible notes	0%

Percentage averaged over the term of the convertible note	0%

Prior Securities Transactions Between Airtrax and Selling Shareholders

Certain of the selling shareholders had prior securities transactions with us prior to this transaction. The following tabular disclosure reflects:

•	the date of the transaction;

•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float” (1)	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs “float” (1)	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

Excalibur Limited Partnership; November 22, 2004	13,374,342	10,667,135	172,500 (2)	1.43%	1.56	0.48

Excalibur Limited Partnership; May 31, 2005	21,703,039	19,216,768	384,615 (2)	1.96%	2.10	0.48

Stonestreet Limited Partnership; November 22, 2004	13,374,342	10,667,135	172,500 (2)	1.43%	1.56	0.48

Stonestreet Limited Partnership; February 11, 2005	15,129,342	11,893,071	115,385 (2)	*	2.37	0.48

Whalehaven Capital Fund; November 22, 2004	13,374,342	10,667,135	194,444 (2)	1.80%	1.56	0.48

Whalehaven Capital Fund; February 11, 2005	15,129,342	11,893,071	201,923 (2)	1.67%	2.37	0.48

Whalehaven Capital Fund; October 18, 2005	21,906,174	19,482,403	544,444	2.72%	3.04	0.48

Linda Hechter; November 22, 2004	13,374,342	10,667,135	172,500 (2)	1.43%	1.56	0.48

* Less than 1%.

Footnotes
(1)
The Company has calculated the percentage of total issued and outstanding securities that were issued or issuable in the transactions above by taking the number of shares issued or issuable in connection with the applicable transaction and dividing that number by the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders.  This formula is the reverse of that suggested in this comment (fifth bullet paragraph), since the suggested formula does not yield the percentage of total issued and outstanding securities that were issued or issuable in the respective transactions.

(2)
The number of shares issuable assumes the exercise of all warrants but does not include the number of shares issuable upon conversion of the convertible debentures or issued at that time since such shares are not being registered.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•
the number of shares outstanding prior to the convertible note transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Excalibur Limited Partnership	-	0	0	103,021
Linda Hechter	-	0	0	41,209
Whalehaven Capital Fund	-	0	0	22,894
Stonestreet Limited Partnership	-	0	0	32,158
Others	18,722,981	-	-	-
Totals	18,722,981	0	0	199,282

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the convertible debentures when they become due.  While we expect that most, if not all, of the convertible debentures will be converted into shares of our common stock on the terms as set forth in the debentures, we have no commitment from the investor that they will convert any such debentures into shares of our common stock  We have duly accounted for such payments in our long-term comprehensive strategy and financial plan.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

We have registered 100% of the number of shares issuable upon conversion of the convertible debentures and exercise of the warrants.

Fee Table	Amount to be registered
Shares of common stock issuable upon conversion of convertible debentures	127,082
Shares of common stock issuable upon exercise of warrants	72,200
Total	199,282

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Excalibur Limited Partnership	68,681	0	0	34,340
Linda Hechter	27,473	0	0	13,736
Whalehaven Capital Fund	12,862	0	0	10,032
Stonestreet Limited Partnership	18,066	0	0	14,092
Total	127,082	0	0	72,200

* This reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

SETTLEMENT OF OCTOBER 2005 LIQUIDATED DAMAGES

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible debentures) are as follows:

Securities Underlying the Convertible Notes	Market Price at July 21, 2006	Dollar Value of Underlying Securities

798,997	$1.72	$1,374,274.84

Interest and Liquidated Damages Payments in Connection with the Convertible Notes Transaction

None.

Net Proceeds to Airtrax from the Private Placement

As the securities were issued in settlement of previously accrued liquidated damages, we did not receive any proceeds from the issuance of these securities.

Potential Total Profit to the Selling Stockholders from the Convertible Debentures

The potential gain to the selling shareholders as of the date of the sale of the convertible debentures, based upon a $0.16 differential between the market price on the date of the sale of the convertible debentures and the conversion price on that date.

Selling Shareholder	Market price per share of securities on the date of issuance of the convertible note (July 21)	Conversion price per share of underlying securities on the date of sale of the convertible note	Total possible shares underlying the convertible note	Combined market price (market price per share * total possible shares)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount to market price as of the date of sale of the convert note

Crescent International, Ltd.	$1.72	$1.56	59,556	$102,435.56	$92,906.67	$9,528.89
Grace Lipson and Charles Lipson	$1.72	$1.56	7,444	$12,804.44	$11,613.33	$1,191.11
CSL Associates, L.P.	$1.72	$1.56	29,778	$51,217.78	$46,453.33	$4,764.44
Nite Capital LP	$1.72	$1.56	22,333	$38,413.33	$34,840.00	$3,573.33
Whalehaven Capital Fund	$1.72	$1.56	29,778	$51,217.78	$46,453.33	$4,764.44
Rachel Medelowitz	$1.72	$1.56	49,878	$85,789.78	$77,809.33	$7,980.44
Howard Blackmon & Mary Ann Oldham	$1.72	$1.56	9,678	$16,645.78	$15,097.33	$1,548.44
Edward M. Jaffe	$1.72	$1.56	2,680	$4,609.60	$4,180.80	$428.80
Mark A. Phelps	$1.72	$1.56	11,911	$20,487.11	$18,581.33	$1,905.78
Zirchon Avrohon Abba and Leon Goldenberg	$1.72	$1.56	7,444	$12,804.44	$11,613.33	$1,191.11
Total			30,928	$396,425.60	$359,548.80	$36,876.80

Potential Gross Proceeds:	$396,425.60
Total Potential Cost Basis:	$359,548.80
Total Possible Profit to be Realized by Selling Shareholders:	$36,876.80

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

The potential gain to the selling shareholders as of the date of the issuances of the warrants, based upon a $0.07 differential between the market price on the date of the issuance of the warrants and the conversion price on that date.

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total Shares to be received	Combined Market Price	Combined Exercise Price	Discount to Market
Crescent International, Ltd.	PIPE	Warrants	7/21/06	$1.72	$1.65	28,633	$49,248.00	$44,666.79	$4,581.21
Grace Lipson and Charles Lipson	PIPE	Warrants	7/21/06	$1.72	$1.65	3,579	$6,156.00	$5,583.35	$572.65
CSL Associates, L.P.	PIPE	Warrants	7/21/06	$1.72	$1.65	14,316	$24,624.00	$22,333.40	$2,290.60
Nite Capital LP	PIPE	Warrants	7/21/06	$1.72	$1.65	10,737	$18,468.00	$16,750.05	$1,717.95
Whalehaven Capital Fund	PIPE	Warrants	7/21/06	$1.72	$1.65	14,316	$24,624.00	$22,333.40	$2,290.60
Rachel Medelowitz	PIPE	Warrants	7/21/06	$1.72	$1.65	23,980	$41,245.20	$37,408.44	$3,836.76
Howard Blackmon & Mary Ann Oldham	PIPE	Warrants	7/21/06	$1.72	$1.65	4,653	$8,002.80	$7,258.35	$744.45
Edward M. Jaffe	PIPE	Warrants	7/21/06	$1.72	$1.65	1,288	$2,216.16	$2,010.01	$206.15
Mark A. Phelps	PIPE	Warrants	7/21/06	$1.72	$1.65	5,727	$9,849.60	$8,933.36	$916.24
Zirchon Avrohon Abba and Leon Goldenberg	PIPE	Warrants	7/21/06	$1.72	$1.65	3,579	$6,156.00	$5,583.35	$572.65
Totals						110,808	$190,589.76	$172,860.48	$17,729.28

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible debentures as a percentage of the net proceeds to the issuer from the sale of the convertible debentures, as well as the amount of that resulting percentage averaged over the term of the convertible debentures.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid or payable to us from the convertible debentures;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible debentures and any other warrants, options, notes, or other securities of ours that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the convertible note transaction	$0
All payments made or that may be may be required to be made by the issuer that are disclosed above	$0
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$0

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$54,606.08

Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the convertible notes	0%

Percentage averaged over the term of the convertible note	0%

Prior Securities Transactions Between Airtrax and Selling Shareholders

Certain of the selling shareholders had prior securities transactions with us prior to this transaction. The following tabular disclosure reflects:

•	the date of the transaction;

•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float” (1)	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs “float” (1)	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

Crescent International; February 11, 2005	15,129,342	11,893,071	172,500 (2)	1.43%	2.37	0.48
Crescent International; October 18, 2005	21,906,174	19,482,403	1,088,889	5.29%	3.04	0.48
Grace Lipson and Charles Lipson; February 11, 2005	15,129,342	11,893,071	28,846 (2)	*	2.37	0.48
Grace Lipson and Charles Lipson; October 18, 2005	21,906,174	19,482,403	136,111	*	3.04	0.48
CSL Associates; February 11, 2005	15,129,342	11,893,071	144,231 (2)	1.20%	2.37	0.48
CSL Associates; October 18, 2005	21,906,174	19,482,403	544,444	2.72%	3.04	0.48
Nite Capital; February 11, 2005	15,129,342	11,893,071	288,462 (2)	2.37%	2.37	0.48
Nite Capital; October 18, 2005	21,906,174	19,482,403	408,333	2.05%	3.04	0.48
Whalehaven Capital Fund; November 22, 2004	13,374,342	10,667,135	194,444 (2)	1.80%	1.56	0.48
Whalehaven Capital Fund; February 11, 2005	15,129,342	11,893,071	201,923 (2)	1.67%	2.37	0.48
Whalehaven Capital Fund; October 18, 2005	21,906,174	19,482,403	544,444	2.72%	3.04	0.48

Rachel Medelowitz; February 11, 2005	15,129,342	11,893,071	57,693 (2)	*	2.37	0.48
Rachel Medelowitz; October 28, 2005	21,906,174	19,482,403	911,944	4.47%	2.98	0.48
Howard Blackmon and Mary Ann Oldham; February 11, 2005	15,129,342	11,893,071	30,000 (2)	*	2.37	0.48
Howard Blackmon and Mary Ann Oldham; October 28, 2005	21,906,174	19,482,403	32,500 (3)	*	2.98	0.48
Edward M. Jaffe; February 11, 2005	15,129,342	11,893,071	30,000 (2)	*	2.37	0.48
Edward M. Jaffe; October 28, 2005	21,906,174	19,482,403	49,000	*	2.98	0.48
Mark A. Phelps; February 11, 2005	15,129,342	11,893,071	90,000 (2)	*	2.37	0.48
Mark A. Phelps; October 28, 2005	21,906,174	19,482,403	217,778	1.11%	2.98	0.48
Zirchon Avrohon Abba and Leon Goldenberg; February 11, 2005	15,129,342	11,893,071	57,693 (2)	*	2.37	0.48
Zirchon Avrohon Abba and Leon Goldenberg; October 28, 2005	21,906,174	19,482,403	136,111	*	2.98	0.48

* Less than 1%.

Footnotes
(1)
The Company has calculated the percentage of total issued and outstanding securities that were issued or issuable in the transactions above by taking the number of shares issued or issuable in connection with the applicable transaction and dividing that number by the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders.  This formula is the reverse of that suggested in this comment (fifth bullet paragraph), since the suggested formula does not yield the percentage of total issued and outstanding securities that were issued or issuable in the respective transactions.

(2)
The number of shares issuable assumes the exercise of all warrants but does not include the number of shares issuable upon conversion of the convertible debentures or issued at that time since such shares are not being registered.

(3)	Does not include such shares that have been sold and are not being registered.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•
the number of shares outstanding prior to the convertible note transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Crescent International, Ltd.	-	0	0	235,092
Grace Lipson and Charles Lipson	-	0	0	29,386
CSL Associates, L.P.	-	0	0	117,546
Nite Capital LP	-	0	0	88,159
Whalehaven Capital Fund	-	0	0	117,546
Rachel Medelowitz	-	0	0	196,889
Howard Blackmon & Mary Ann Oldham	-	0	0	38,202
Edward M. Jaffe	-	0	0	10,579
Mark A. Phelps	-	0	0	47,018
Zirchon Avrohon Abba and Leon Goldenberg	-	0	0	29,386
Others	19,919,514	-	-	-
Totals	19,919,514	0	0	909,805

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the convertible debentures when they become due.  While we expect that most, if not all, of the convertible debentures will be converted into shares of our common stock on the terms as set forth in the debentures, we have no commitment from the investor that they will convert any such debentures into shares of our common stock  We have duly accounted for such payments in our long-term comprehensive strategy and financial plan.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

We have registered 100% of the number of shares issuable upon conversion of the convertible debentures and exercise of the warrants.

Fee Table	Amount to be registered
Shares of common stock issuable upon conversion of convertible debentures	798,997
Shares of common stock issuable upon exercise of warrants	110,808
Total	909,805

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Crescent International, Ltd.	206,459	28,633	0	235,092
Grace Lipson and Charles Lipson	25,807	3,579	0	29,386
CSL Associates, L.P.	103,230	14,316	0	117,546
Nite Capital LP	77,422	10,737	0	88,159
Whalehaven Capital Fund	103,230	14,316	0	117,546
Rachel Medelowitz	172,910	23,980	0	196,889
Howard Blackmon & Mary Ann Oldham	33,550	4,653	0	38,202
Edward M. Jaffe	9,291	1,288	0	10,579
Mark A. Phelps	41,292	5,727	0	47,018
Zirchon Avrohon Abba and Leon Goldenberg	25,807	3,579	0	29,386
Total	798,997	110,808	0	909,805

* This reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

JULY 2006 PRIVATE PLACEMENT

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible debentures) are as follows:

Securities Underlying the Convertible Notes	Market Price at July 26, 2006	Dollar Value of Underlying Securities

666,667	$1.68	$1,120,000.56

Interest and Liquidated Damages Payments in Connection with the Convertible Notes Transaction

We paid an aggregate of $40,000 to two placement agents in connection with the transaction, each wich had no relationship, contractual or otherwise, with the investors in this transaction.  The convertible debentures issued in this transaction accrued interest at the rat of 12% per annum.  The Company accrued $12,000 in interest through the maturity date. No other fees or expenses were paid pursuant to this private placement.

Net Proceeds to Airtrax from the Private Placement

Airtrax received net proceeds from this transaction of $360,000, which represents gross proceeds of $400,000, minus $40,000 paid to the placement agents.

Potential Total Profit to the Selling Stockholders from the Convertible Debentures

The potential gain to the selling shareholders as of the date of the sale of the convertible debentures, based upon a $0.12 differential between the market price on the date of the sale of the convertible debentures and the conversion price on that date.

Selling Shareholder	Market price per share of securities on the date of sale of the convertible note (July 26)	Conversion price per share of underlying securities on the date of sale of the convertible note	Total possible shares underlying the convertible note (1)	Combined market price (market price per share * total possible shares) (1)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount to market price as of the date of sale of the convert note (1)

Motivated Minds LLC	$1.68	$1.56	256,411	$430,770.48	$400,000	$30,770.48
Total			256,411	$430,770.48	$400,000	$30,770.48

Potential Gross Proceeds:	$430,770.48
Total Potential Cost Basis:	$400,000
Total Possible Profit to be Realized by Selling Shareholders:	$30,770.48

Footnotes
(1) The convertible debenture contains a reset provision, in that the conversion price of the convertible debenture shall be lowered in the event that we issue shares of common stock, or securities convertible into shares of common stock, at a lower price than the then current conversion price. The conversion price of the convertible debenture has been reduced to $0.45 as a result of a private placement conducted in February 2007.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

Selling Shareholder	Transaction	Type	Date	Market Price	Exercise Price	Total Shares to be received	Combined Market Price	Combined Exercise Price	Discount to Market
Motivated Minds	PIPE	Warrants	7/26/06	$1.68	$1.56	256,410	$430,768.80	$399,999.60	$30,769.20
Totals						256,410	$430,768.80	$399,999.60	$30,769.20

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

    The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible debentures as a percentage of the net proceeds to the issuer from the sale of the convertible debentures, as well as the amount of that resulting percentage averaged over the term of the convertible debentures.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid or payable to us from the convertible debentures;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible debentures and any other warrants, options, notes, or other securities of ours that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the convertible note transaction	$400,000
All payments made or that may be may be required to be made by the issuer that are disclosed above	$40,000
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$360,000

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$61,539.68
Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the convertible notes	11.11%

Percentage averaged over the term of the convertible note	3.70%

Prior Securities Transactions Between Airtrax and Selling Shareholders

None.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•
the number of shares outstanding prior to the convertible note transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Motivated Minds LLC	-	0	0	923,077
Others	19,919,514	-	-	-
Totals	19,919,514	0	0	923,077

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the overlying securities when they become due.  While we expect that most, if not all, of the convertible debentures will be converted into shares of our common stock on the terms as set forth in the debentures, we have no commitment from the investor that they will convert any such debentures into shares of our common stock  We have duly accounted for such payments in our long-term comprehensive strategy and financial plan.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

The number of shares being registered represent the number of shares of common stock underlying the convertible debentures and upon exercise of the warrants.  Currently, there is $300,000 in convertible debentures issued and outstanding, which, at a conversion price of $0.45 per share, results in the issuance of 666,667 shares of common stock.

Fee Table	Amount to be registered
Shares of common stock issuable upon conversion of convertible debentures	666,667
Shares of common stock issuable upon exercise of warrants	256,410
Total	923,077

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Motivated Minds	666,667	236,410	0	923,077
Total	666,667	236,410	0	923,077

* This reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

FEBRUARY 2007 PRIVATE PLACEMENT

Dollar Value of Securities Registered for Resale in this Prospectus

The total dollar value of the securities underlying the convertible debentures that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on the date of the sale of the convertible debentures) are as follows:

Securities Underlying the Convertible Notes	Market Price at February 20, 2007	Dollar Value of Underlying Securities

8,297,867	$0.68	$5,642,549.56

Interest and Liquidated Damages Payments in Connection with the Convertible Notes Transaction

We paid First Montauk Securities Corp. fees of $321,900 and a warrant to purchase 715,333 shares of common stock at an exercise price of $0.54 per share as selling agent, who has no relationship, contractual or otherwise, with the investors in this transaction.  We also paid a non-accountable fee of $25,000 to First Montauk. No other fees or expenses were paid pursuant to this private placement.

Net Proceeds to Airtrax from the Private Placement

Airtrax received net proceeds from this transaction of $2,872,100, which represents gross proceeds of $3,219,000, minus $346,900 paid to First Montauk Securities.

Potential Total Profit to the Selling Stockholders from the Convertible Debentures

The potential gain to the selling shareholders as of the date of the sale of the convertible debentures, based upon a $0.23 differential between the market price on the date of the sale of the convertible debentures and the conversion price on that date.

Selling Shareholder	Market price per share of securities on the date of sale of the convertible note (February 20)	Conversion price per share of underlying securities on the date of sale of the convertible note	Total possible shares underlying the convertible note (1)	Combined market price (market price per share * total possible shares) (1)	Total possible shares the selling shareholders may receive and combined conversion price of the total number of shares underlying the convertible note	Total possible discount to market price as of the date of sale of the convert note (1)

Richard Lee Spencer Jr.	$0.68	$0.45	234,320	$159,337.60	$105,444.00	$53,893.60
NFS/FMTC IRA FBO Richard Spencer	$0.68	$0.45	91,511	$62,227.56	$41,180.00	$21,047.56
James G. Blumenthal	$0.68	$0.45	322,222	$219,111.11	$145,000.00	$74,111.11
Jose Zajac	$0.68	$0.45	257,778	$175,288.89	$116,000.00	$59,288.89
Sidney Welz	$0.68	$0.45	219,111	$148,995.56	$98,600.00	$50,395.56

Leon Goldenberg	$0.68	$0.45	257,778	$175,288.89	$116,000.00	$59,288.89
MNJ1 LLC	$0.68	$0.45	257,778	$175,288.89	$116,000.00	$59,288.89
Peter Rand	$0.68	$0.45	393,369	$267,490.84	$177,016.00	$90,474.84
Abraham Weitman & Daniel Altstadter	$0.68	$0.45	257,778	$175,288.89	$116,000.00	$59,288.89
Unbeatable Trading Inc.	$0.68	$0.45	257,778	$175,288.89	$116,000.00	$59,288.89
Unity Capital	$0.68	$0.45	515,556	$350,577.78	$232,000.00	$118,577.78
Willfred Shearer	$0.68	$0.45	257,778	$175,288.89	$116,000.00	$59,288.89
Whalehaven Capital Fund	$0.68	$0.45	644,444	$438,222.22	$290,000.00	$148,222.22
Excalibur Limited Partnership	$0.68	$0.45	386,667	$262,933.33	$174,000.00	$88,933.33
Ellis International LP	$0.68	$0.45	644,444	$438,222.22	$290,000.00	$148,222.22
Harborview Master Fund LP	$0.68	$0.45	644,444	$438,222.22	$290,000.00	$148,222.22
Alpha Capital Anstalt	$0.68	$0.45	1,288,889	$876,444.44	$580,000.00	$296,444.44
Platinum Partners	$0.68	$0.45	1,288,889	$876,444.44	$580,000.00	$296,444.44
Stuart A. Margolis	$0.68	$0.45	77,333	$52,586.67	$34,800.00	$17,786.67
Total			8,297,867	$5,642,549.33	$3,734,040	$1,908,509.33

Potential Gross Proceeds:	$5,642,549.33
Total Potential Cost Basis:	$3,734,040
Total Possible Profit to be Realized by Selling Shareholders:	$1,908,509.33

Footnotes
(1) The convertible debenture contains a reset provision, in that the conversion price of the convertible debenture shall be lowered in the event that we issue shares of common stock, or securities convertible into shares of common stock, at a lower price than the then current conversion price. To date, the conversion price of the convertible debentures has not been adjusted.

Potential Total Profit to the Selling Stockholders from Other Securities Held by the Selling Stockholders

No other securities are being registered at this time.

Total of Possible Payments and Discounts as a Percentage of Net Proceeds

The following information presents the sum of all possible payments and the total possible discounts to the market price of the shares underlying the convertible debentures as a percentage of the net proceeds to the issuer from the sale of the convertible debentures, as well as the amount of that resulting percentage averaged over the term of the convertible debentures.

The percentage computation methodology utilized considers the following factors:

•	the gross proceeds paid or payable to us from the convertible debentures;

•	all payments that we have made or that may be required to be made

•	the resulting net proceeds to us; and

•
the combined total possible profit to be realized by the investors as a result of any conversion discounts regarding the securities underlying the convertible debentures and any other warrants, options, notes, or other securities of ours that are held by the selling shareholders or any affiliates of the selling shareholders.

Gross proceeds paid to the issuer in the convertible note transaction	$3,219,000
All payments made or that may be may be required to be made by the issuer that are disclosed above	$346,900
Net proceeds to issuer, as Gross proceeds are reduced by the total of all possible payments (excluding principal)	$2,872,100

Combined total possible profit to be realized as a result of any conversion discounts disclosed above	$1,908,509.33
Percentage of the total amount of all possible payments divided by the net proceeds to the issuer from the sale of the convertible notes	12.08%

Percentage averaged over the term of the convertible note	6.04%

Prior Securities Transactions Between Airtrax and Selling Shareholders

Certain of the selling shareholders had prior securities transactions with us prior to this transaction. The following tabular disclosure reflects:

•	the date of the transaction;

•	the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction;

•
the number of shares of the class of securities subject to the transaction that were outstanding prior to the transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders;

•	the number of shares of the class of securities subject to the transaction that were issued or issuable in connection with the transaction;

•
the percentage of total issued and outstanding securities that were issued or issuable in the transaction (assuming full issuance), with the percentage calculated by taking the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders, and dividing that number by the number of shares issued or issuable in connection with the applicable transaction;

•	the market price per share of the class of securities subject to the transaction immediately prior to the transaction (reverse split adjusted, if necessary); and

•	the current market price per share of the class of securities subject to the transaction (reverse split adjusted, if necessary).

Selling shareholder and transaction date	Shares of the class of securities subject to the transaction that were outstanding prior to the transaction	Shares subject to transaction outstanding prior to the transaction held in “float” (1)	Shares that were issued or issuable in connection with the transaction	Percentage of securities issued or issuable in connection with transaction vs “float” (1)	Market price per share immediately prior to the transaction	Current market price per share of the class of securities subject to the transaction

Excalibur Limited Partnership; November 22, 2004	13,374,342	10,667,135	555,555 (2)	4.95%	1.56	0.48
Excalibur Limited Partnership; May 31, 2005	21,703,039	19,216,768	384,615 (2)	1.96%	2.10	0.48
Excalibur Limited Partnership; March 1, 2006	22,283,624	18,722,981	103,021	*	1.51	0.48
Whalehaven Capital Fund; November 22, 2004	13,374,342	10,667,135	194,444 (2)	1.80%	1.56	0.48
Whalehaven Capital Fund; February 11, 2005	15,129,342	11,893,071	201,923 (2)	1.67%	2.37	0.48
Whalehaven Capital Fund; October 18, 2005	21,906,174	19,482,403	544,444	2.72%	3.04	0.48
Whalehaven Capital Fund; June 30, 2006	22,283,624	18,722,981	22,894	*	1.90	0.48
Whalehaven Capital Fund; July 21, 2006	23,480,157	19,919,574	117,546	*	1.72	0.48
First Montauk Securities Corp; November 22, 2004	13,374,342	10,667,135	176,500	1.63%	1.56	0.48
First Montauk Securities Corp; February 11, 2005	15,129,342	11,893,071	384,616	3.13%	2.37	0.48
First Montauk Securities Corp; May 31, 2006	21,703,039	19,216,768	38,462	*	2.10	0.48
* Less than 1%.

Footnotes
(1)
The Company has calculated the percentage of total issued and outstanding securities that were issued or issuable in the transactions above by taking the number of shares issued or issuable in connection with the applicable transaction and dividing that number by the number of shares issued and outstanding prior to the applicable transaction and held by persons other than the selling shareholders, affiliates of the company, or affiliates of the selling shareholders.  This formula is the reverse of that suggested in this comment (fifth bullet paragraph), since the suggested formula does not yield the percentage of total issued and outstanding securities that were issued or issuable in the respective transactions.

(2)
The number of shares issuable assumes the exercise of all warrants but does not include the number of shares issuable upon conversion of the convertible debentures or issued at that time since such shares are not being registered.

Relationship Between Shares Issued and Outstanding and Shares Held by Selling Stockholders

The following tabular disclosure reflects:

•
the number of shares outstanding prior to the convertible note transaction that are held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder;

•	the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements;

•
the number of shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by the selling shareholders or affiliates of the selling shareholders;

•	the number of shares that have been sold in registered resale transactions by the selling shareholders or affiliates of the selling shareholders

•	the number of shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction.

In this analysis, the calculation of the number of outstanding shares excludes any securities underlying any outstanding convertible securities, options, or warrants.

Selling Shareholders	Shares held by persons other than the selling shareholders, affiliates of the company, and affiliates of the selling shareholder prior to the current transaction	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders in prior registration statements	Shares registered for resale by the selling shareholders or affiliates of the selling shareholders that continue to be held by same	Shares registered for resale on behalf of the selling shareholders or affiliates of the selling shareholders in the current transaction

Richard Lee Spencer Jr.	-	0	0	234,320
NFS/FMTC IRA FBO Richard Spencer	-	0	0	91,511
James G. Blumenthal	-	0	0	322,222

Jose Zajac	-	0	0	257,778
Sidney Welz	-	0	0	219,111
Leon Goldenberg	-	0	0	257,778
MNJ1 LLC	-	0	0	257,778
Peter Rand	-	0	0	393,369
Abraham Weitman & Daniel Altstadter	-	0	0	257,778
Unbeatable Trading Inc.	-	0	0	257,778
Unity Capital	-	0	0	515,556
Willfred Shearer	-	0	0	257,778
Whalehaven Capital Fund	-	0	0	644,444
Excalibur Limited Partnership	-	0	0	386,667
Ellis International LP	-	0	0	644,444
Harborview Master Fund LP	-	0	0	644,444
Alpha Capital Anstalt	-	0	0	1,288,889
Platinum Partners	-	0	0	1,288,889
Stuart A. Margolis	-	0	0	77,333
Others	22,934,021	-	-	-
Totals	22,934,021	0	0	8,297,867

Our Financial Ability to Satisfy our Obligations to the Selling Shareholders

We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the convertible debentures when they become due.  While we expect that most, if not all, of the convertible debentures will be converted into shares of our common stock on the terms as set forth in the debentures, we have no commitment from the investor that they will convert any such debentures into shares of our common stock  We have duly accounted for such payments in our long-term comprehensive strategy and financial plan.

Existing Short Positions by Selling Shareholders

Based upon information provided by the selling shareholders, to the best of our knowledge, we are not aware of any of the selling shareholders having an existing short position in our common stock.

Relationships Between Us and Selling Shareholders and Affiliates

We hereby confirms that a description of the relationships and arrangements between and among those parties already is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference.

Method of Determining the Number of Shares Registered in this Prospectus

Our registration rights agreement, entered into on February 20, 2007 requires us to register 130% of such number of shares of common stock issuable upon conversion of the convertible debentures and exercise of the warrants issued to the investors, subject to reduction pursuant to Rule 415.  As a result, we have registered a number of shares issuable upon conversion of the outstanding convertible debentures which we believe is allowable under Rule 415.

Fee Table	Amount to be registered
Shares of common stock issuable upon conversion of convertible debentures	8,297,867
Total	8,297,867

Selling Stockholders

Investor	Convertible Debentures	Warrants	Common Stock	Shares of Common Stock Included in Prospectus*
Richard Lee Spencer Jr.	234,320	0	0	234,320
NFS/FMTC IRA FBO Richard Spencer	91,511	0	0	91,511
James G. Blumenthal	322,222	0	0	322,222
Jose Zajac	257,778	0	0	257,778
Sidney Welz	219,111	0	0	219,111
Leon Goldenberg	257,778	0	0	257,778
MNJ1 LLC	257,778	0	0	257,778
Peter Rand	393,369	0	0	393,369
Abraham Weitman & Daniel Altstadter	257,778	0	0	257,778
Unbeatable Trading Inc.	257,778	0	0	257,778
Unity Capital	515,556	0	0	515,556
Willfred Shearer	257,778	0	0	257,778
Whalehaven Capital Fund	644,444	0	0	644,444
Excalibur Limited Partnership	386,667	0	0	386,667
Ellis International LP	644,444	0	0	644,444
Harborview Master Fund LP	644,444	0	0	644,444
Alpha Capital Anstalt	1,288,889	0	0	1,288,889
Platinum Partners	1,288,889	0	0	1,288,889
Stuart A. Margolis	77,333	0	0	77,333
Total	8,297,867	0	0	8,297,867

* This reconciles the amounts due to each selling stockholder within the prospectus listed within the Selling Stockholder schedule, column 4 beginning on page 35.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Robert G. Jeffrey, Certified Public Accountant, has audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2006 and 2005 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the certified public accountant’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Airtrax, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

AIRTRAX, INC.

INDEX TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2006 and 2005

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Consolidated Statements of Changes in Shareholders’ Equity (Deficiency)	F-4

Consolidated Statements of Cash Flows	F-5

Notes to Consolidated Financial Statements	F-6 to F-13

For the Three Months Ended March 31, 2007

Consolidated Balance Sheets (Unaudited)	F-14

Consolidated Statements of Operations (Unaudited)	F-15

Consolidated Statements of Cash Flows (Unaudited)	F-16

Notes to Unaudited Consolidated Financial Statements	F-17 to F-22

Report of Independent Registered Public Accounting Firm

The Board of Directors and shareholders
Airtrax, Inc.

We have audited the accompanying balance sheets of Airtrax, Inc. (the "Company") as of December 31, 2006 and December 31, 2005 and the related statements of operations, changes in shareholders' deficit and cash flows for each of the two years in the period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Airtrax, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in accordance with U.S. generally accepted accounting principles.

As detailed in Note 2 to the financial statements, factors were discovered which caused restatements of the financial statements for the years ended December 31, 2005 and December 31, 2006.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying consolidated financial statements, at December 31, 2006, the Company had a working capital deficiency of $3.0 million as well as an accumulated deficit of $29.5 million. In addition, the Company has had a continuing record of losses. These factors among other things, discussed in Notes 15 to the financial statements, raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.

/s/ Robert G. Jeffrey, Certified Public Accountant
July 27, 2007
Wayne, New Jersey

AIRTRAX, INC.
Balance Sheets
As of December 31, 2006 and 2005

Assets	2006	2005
Current Assets:	(Restated)
Cash	$327,737	$19,288
Accounts receivable	50,704	94,357
Inventory	1,049,457	2,005,139
Vendor advance	103,628	163,517
Deferred tax asset	919,889	977,302
Total current assets	2,451,415	3,259,603
Property and Equipment, net of accumulated
depreciation of $339,216 and $301886, respectively	283,920	190,893
Other Assets Advances to Filco Gmbh	-	2,000,000
Patents, net	148,151	154,263
Deferred charges	-	388,392
Other	65	65
Total other assets	148,216	2,542,720
Total Assets	$2,883,551	$5,993,216
Liabilities and Shareholders’ Deficiency
Current Liabilities:
Accounts payable	$1,097,361	$885,463
Notes payable, shareholder	75,713	186,961
Convertible notes payable	2,129,797	-

Derivative liabilities- warrants and conversion privileges	355,203	3,516,462
Accrued liabilities	461,973	266,556
Total current liabilities	4,120,047	4,855,442

Convertible Notes Payable	557,797	2,048,000
	-	-
Total Liabilities	4,677,844	6,903,442
Shareholders’ Deficiency;
Preferred stock, no par value; 5,000,000 shares authorized,
275,000 issued and outstanding	12,950	12,950

Common stock, no par value; 100,000,000 shares authorized,
24,260,352 and 21,939,360 shares issued and outstanding, respective	25,061,241	21,712,179

Additional paid-in capital, warrants	1,065,263	1,042,400
Additional paid-in-capital- options	1,407,299	1,330,948
Accumulated Deficit	(29,341,046)	(25,008,703)
Total shareholders' (deficiency)	(1,794,293)	(910,226)

Total Liabilities and Shareholders' Deficiency	$2,883,551	$5,993,216
	-	-

The accompanying notes are an integral part of these consolidated financial statements

AIRTRAX, INC.
Statements of Operations
For the Years Ended December 31, 2006 and 2005
(Audited)

	2006	2005
	(Restated)
Revenues	$1,346,913	$718,842
Cost of sales and services performed	1,470,542	729,080
Gross loss	(123,629)	(10,238)
Operating Expenses General and administrative costs	4,686,763	5,057,596
Impairment of Filco advances	2,000,000	4,700,839
Total operating expenses	6,686,763	9,758,435
Operating loss	(6,810,392)	(9,768,673)
Other Income and Expenses Conversion expense	(1,009,069)	(6,571,454)
Interest expense	(230,149)	(488,342)
Revaluation income	3,697,319	993,837
Other income and expense	(2,255)	31,741
Loss before income taxes and preferred stock expenses	(4,354,546)	(15,802,891)
IncomeTax Benefit	437,803	867,413
Loss before dividends	(3,916,743)	(14,935,478)
Deemed dividends on preferred stock	(303,100)	(274,978)
Net loss attributable to common shareholders	(4,219,843)	(15,210,456)
Preferred stock dividend	(112,500)	(51,563)
Deficit accumulated	$(4,332,343)	$(15,262,019)
Net loss per share;

Loss attributable to common shareholders	$(4,219,843)	$(15,210,456)
Preferred stock dividends	68,750	68,750
Loss allocable to common shareholders	$(4,288,593)	$(15,279,206)
Net loss per share; basic and diluted	$(0.19)	$(0.73)
Weighted average common shares outstanding - Basic and diluted	23,068,165	20,951,187

The accompanying notes are an integral part of these consolidated financial statements

AIRTRAX, INC.
Statement of Changes in Shareholders’ Deficiency
For the Years Ended December 31, 2006 and 2005
Restated

	Common Shares	Common Amount	Preferred Shares	Preferred Amount	Options & Warrants	Accumulated Deficit	Total
Balance at December 31, 2004	15,089,342	$9,780,454	275,000	$12,950	$1,291,348	$(9,746,684)	$1,338,068
Shares issued in private placement	68,750	55,000	-	-	-	-	55,000
Warrants exercised	593,000	718,486	-	-	-	-	718,486
Options exercised	45,000	19,619	-	-	-	-	19,619
Shares issued for services	291,695	735,387	-	-			735,387
Employee stock awards	20,000	48,000	-	-	-	-	48,000
Shares issued in lieu of rent	19,200	48,000	-	-			48,000
Issuance of shares sold in prior year	1,749,827	1,401,172	-	-	-	-	1,401,172
Shares issued in settlement of interest	28,453	66,295	-	-			66,295
Transfer from liability on exercise of warrants.	-	181,000	-	-			181,000
Value of options granted for year					1,082,000		1,082,000
Conversion of convertible debt	3,846,154	4,277,500	-	-		-	4,277,500
Conversion benefit capitalized	-	3,596,154	-	-	-	-	3,596,154
Shares issued for Filco investment	187,939	458,571	-	-	-		458,571
Dividends on preferred stock	-	-	-	-	-	(51,563)	(51,563)
Preferred stock dividend		326,541		-		-	326,541
Net Loss	-		-	-		(15,210,456)	(15,210,456)
Balance at December 31, 2005	21,939,360	$21,712,179	275,000	12,950	$2,373,348	$(25,008,703)	$(910,226)
Warrants issued in connection with convertible debt	-	-	-	-	$22,614	-	$22,614
Employee stock awards	75,000	$115,470	-	-	-	-	115,470
Value of options granted during year					76,600		76,600
Shares issued for services	651,257	859,856	-	-	-	-	859,856
Shares issued to directors	145,000	222,500	-	-	-	-	222,500
Shares issued in settlement of Note default	184,000	93,490	-	-	-	-	93,490
Conversion of convertible debt	811,033	1,204,519	-	-	-	-	1,204,519
Shares issued for preferred dividend	418,979	415,610	-	-	-	-	415,610
Shares issued for cash	35,723	65,500	-	-	-	-	65,500
Proceeds from warrant extensions		117,000			-	-	117,000
Value of debt conversion privilege		255,117				-	255,117
Dividends on preferred stock	-	-	-	-	-	(112,500)	(112,500)
Net Loss	-	-	-	-	-	(4,219,843)	(4,219,843)
Balance at December 31, 2006	24,260,352	$25,061,241	275,000	$12,950	$2,472,562	$(29,341,046)	$(1,794,293)

The accompanying notes are an integral part of these consolidated financial statements

 AIRTRAX, INC.
Statements of Cash Flows
For the Years Ended December 31, 2006 and December 31, 2005

	2006	2005
Cash flows from operating activities:	(Restated)
Net loss	$(4,219,843)	$(15,210,456)
Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization	69,019	59,500
Cost of conversion	961,569	7,068,174
Common stock issued as payment for services	1,197,826	836,500
Options granted for services	76,351	1,082,250
Cost of settling liquidated damages	424,426
Value of converted interest	66,464
Loss on abandonment of vehicle	2,443
Accrued interest on shareholder advances	4,693	4,015
Value of shares issued to settle liabilities	93,490	149,589
Deemed dividend on preferred stock	303,100	274,978
Decrease in accrual of deferred tax benefit	7,413	(752,888)
Revaluation of warrant liabilities	(3,697,319)	(992,757)
Impairment of Filco investment	2,000,000	4,700,839
Change in assets and liabilities; Decrease (increase) in accounts receivables	43,653	(205,857)
Decrease in advances	59,889	-
Decrease( increase) in inventory	955,682	(1,295,858)
Increase in accounts payable	211,898	490,504
Increase in accrued liabilities	569,713	89,592
Net cash used in operating activities	(869,533)	(3,701,875)
Cash flows from investing activities: Acquisitions of equipment	(151,577)	(150,806)
Additions to patent cost	(6,800)	(42,861)
Advances to Filco	-	(3,605,881)
Net cash used in investing activities	(158,377)	(3,799,548)
Cash flows from financing activities: Proceeds from converted debt	1,219,800	4,277,500
Proceeds from the sale of common stock	65,500	55,000
Proceeds from convertible debt	-	1,659,138
Proceeds from notes payable to related parties	35,000	151,493
Payment of notes payable to related parties	(100,941)	(2,002)
Proceeds from exercise of warrants	117,000	718,486
Proceeds from exercise of options	-	19,619
Net cash provided by financing activities	1,336,359	6,879,234
Net increase (decrease) in cash	308,449	(622,189)
Cash, beginning of year	19,288	641,477
Cash, end of year	$327,737	$19,288

The accompanying notes are an integral part of these consolidated financial statements

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

The Company was formed April 17, 1997. It has designed a lift truck vehicle using omni-directional technology obtained under a contract with the United States Navy Surface Warfare Center in Panama City, Florida. The right to exploit this technology grew out of a Cooperative Research and Development Agreement with the Navy. Significant resources have been devoted during prior years to the construction of a prototype of this omni-directional forklift vehicle. The Company recognized its first revenues from sales of this product during the year 2005.

Development Stage Accounting

In prior periods the Company was a development stage company, as defined in Statement of Financial Accounting Standards (FASB) No. 7. The Company became an operational company in 2005.

The Company has incurred losses since its inception. Until the end of 2004, these losses were financed by private placements of equity securities. During 2005 and 2006, the Company obtained financing almost exclusively from the issuance of convertible debentures. The Company will need to raise additional capital through the issuance of debt or equity securities to continue to fund operations.

Cash

For purposes of the statements of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Inventory

Inventory consists principally of component parts and supplies which will be used to assemble lift truck vehicles. Inventories are stated at the lower of cost (determined on a first in-first out basis) or market.

Fixed Assets

Fixed assets are recorded at cost. Depreciation is computed by using accelerated methods, with useful lives of seven years for furniture and shop equipment and five years for computers and automobiles.

Income Taxes

Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of temporary differences between the tax bases of assets and liabilities, and of net operating loss carryforwards.

Intangible Assets

Patents, the Company incurred costs to acquire certain patent rights. These costs were capitalized and are being amortized over a period of fifteen years on a straight-line basis.

Prototype Equipment

The cost of developing and constructing the prototype omni-directional helicopter handling vehicle and the omni-directional lift truck vehicle is expensed as incurred.

Accounting for Derivatives

The Company’s issuances of convertible debt are accompanied by other financial instruments. These financial instruments include warrants to purchase stock and the right to convert debt to stock at specified rates ( “conversion benefits.”) These financial instruments are treated as embedded derivatives and are classified within liabilities or equity based on the conditions specified in EITF 00-19, “ Accounting for Derivative Instruments Indexed To, and Potentially Settled, in a Company’s Own Stock.”

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

The fair value of the derivatives is initially determined using a Black Scholes valuation model, taking into consideration the factors specified in FAS #123R, “Share Based Payments.” These include the underlying price of stock at time of issuance, the exercise price for warrants or the conversion price for stock conversion, the life of the derivatives, the expected stock volatility over the life of derivatives and the risk-free rate available for a time period comparable to the life of derivatives.

The initial fair value is charged to conversion expense since the derivatives are immediately exercisable.

Derivatives classified as liabilities are subject to revaluation for each reporting period, following the guidance in SFAS #133, Accounting for Derivatives and Hedging Activities.” The offsetting P&L effect of these revaluations is reflected in revaluation income or expense. No similar adjustment is required for those derivatives classified as equity.

Many of the convertible debt issues contain anti-dilutive, “ Most Favored Nations” clauses that provide for adjustments to exercise or conversion prices based upon subsequent more favorable pricing of issuances. This type of clause is the main reason for classifying most derivatives as liabilities.

When a warrant classified as a liability is exercised, the fair value of the warrant, as determined at the time of exercise, is transferred to equity and is no longer subject to revaluation. A similar adjustment is made for a conversion benefit classified as a liability when the debt is converted to stock.

Conversion Benefit Capitalized

As noted in “Accounting For Derivatives”, the value of conversion benefits is calculated using a Black Scholes valuation model. The value of the benefit associated with a $ 5,000,000 issue that was quickly converted to stock ( $ 3.6 million) was credited to equity.

Registration Rights and Liquidated Damages-   Prior to the issuance of EITF 00-19-2, “ Accounting for Registration Payment Arrangements, “ the Company accrued required damages based on the incidence of a “Registration Default.”   With the issuance of EITF 00-19-2, that liability will be accrued, when required, based upon the standards of probability and reasonable estimability established in FAS # 5, “Accounting for Contingencies.”.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Net Loss per Share

The Company computes net income( loss) per share in accordance with SFAS No. 128, “Earnings per Share,” and SEC Staff Accounting Bulletin (SAB) No  98. Under the provisions of SFAS No, 128 and SAB 98,  basic and diluted net loss per share are computed by dividing the net loss available to common shareholders by the weighted average number of shares outstanding during the period.. Accordingly, the number of weighted average shares outstanding as well as the amount of net loss per share is presented  for basic and diluted calculations for all periods in the financial statements.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and accrued liabilities, convertible debt  and financial instruments accounted for as embedded derivatives, approximate their fair values at December 31, 2006.The fair value of the derivative liabilities is calculated using a Black Scholes model based upon the guidance of FAS 123R.

Research and Development Cost

The Company expenses all research and development cost unless the criteria required by FASB No. 2 are met. To date there have been no research and development costs capitalized. During the years 2006 and 2005 a total of $519,314 and $544,933, respectively, was spent on development activity.

Advertising Costs

The Company expenses advertising costs when the advertisement occurs. There were no advertising costs incurred during 2006 and 2005.

Stock Options

Stock options are awarded to employees as compensation for services. Such awards have been immediately exercisable. The Company adopted SFAS 123R, “Share Based Payment” and SFAS 148, “Accounting for Stock Based Compensation - Transition and Disclosure” on January 1, 2006. Prior to 2006, these awards were accounted for under the intrinsic method as permitted by Accounting Principles Board Opinion No.  25. Since the time of adopting FAS#123R, the option awards have been valued at their grant-date fair value as determined  through the use of Black Scholes valuation model.

The following presents information ($000 omitted) about the net loss and loss per share of the year 2005 as if the Company had applied the provisions of SFAS 123R and 148 to all options granted during the year 2005.

Net loss as reported	$(15,210)
Less: Stock-based employee compensation
determined under the Intrinsic Method	1,082
Add: Stock bases compensation determined
under the Fair Value Method	(1,105)
Pro forma net loss	$(15,233)
Loss per share:
Basic and diluted as reported	$(.73)
Basic and diluted-pro forma	$(.73)

Pursuant to the requirements of SFAS 123R, the weighted average fair value of options granted during 2006 and 2005, as determined on the dates of grant, were $ .25 and  $1.37, respectively.. The fair values were determined using a Black Scholes option-pricing model, using the following major assumptions:

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

	2006	2005
Volatility	89.88%	91.10%
Risk-free interest rate	4.25%	3.71%
Expected Life – years	3.33	4.52

Segment Reporting

Management treats the operations of the Company as one segment.

Revenue Recognition

Revenue will be realized from product sales. Recognition will occur upon shipment to customers, and where the following criteria are met; persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectability is reasonably assured.

Some revenue has been realized from performing services. Revenue from services is recognized when the service is performed and where the following criteria are met: persuasive evidence of an arrangement exists; the contract price is fixed or determinable; and collectability is reasonably assured.

Common Stock

Common stock is often issued in return for product, services, and as dividends on the preferred stock. These issuances are assigned values equal to the value of the common stock on the dates of issuance.

Reclassifications

Certain amounts from prior year have been reclassified to conform to current year presentation.

2.      RESTATEMENTS

On April 25, 2007 we determined that a restatement of our financial statements for the year ended December 31, 2006 was necessary due to a 2006 convertible debt issue that had not been previously recorded.  In July, 2006, we issued 2% unsecured convertible debentures aggregating $359,549 and stock purchase warrants to acquire 110,808 shares of our common stock at $1.65 per share in settlement of liquidated damages that had accrued for the October, 2005 issuance of convertible debt.  The conversion price of the shares underlying the note was $1.56.  Both the conversion price and the warrants purchase price were adjusted in February 2007 to $.45 per share due to the pricing of the February 20, 2007 private placement.

On April 30, 2007, the Company also determined that a restatement of its December 31, 2006 financial statements was necessary to correct an error in accounting for the anti-dilutive provisions of the November, 2004 private placement of 1,640,000, shares of common stock accompanied by warrants to purchase common stock.  This became a measurable liability only when in 2006 the liquidated damages were settled.

In addition, management determined that dividends on its preferred stock, which had been paid with equity securities, were incorrectly handled on the December 2005 financial statements, both in the dividend calculation and in the determination of what type of stock could be used to satisfy preferred stock dividend requirements.  Preferred stock had been incorrectly used to pay dividends on the preferred issue.  These shares were cancelled and replaced with common stock.  In addition the value of the preferred stock dividends, which had been incorrectly calculated, was corrected.

The effect on the Company’s previously issued audited December 31, 2006 financial statements are summarized as follows:

Statement of Operations 12/31/06
	Previously	Increase		As
	Reported	(decrease)		Restated

General and Administrative Expenses	$4,452,179	$234,584(A	)	$4,686,793
Operating Loss	(6,575,808)	$(234,584)		(6,810,392)

Revaluation Income	3,054,716	135,478 (A	)	3,697,319
		343,985 (D	)
		163,140 (E	)
Loss before income taxes	(4,762,565)	408,019		(4,354,546)

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

Net loss attributable to common shareholders	$(4,627,862)	$408,019		$(4,219,843)
Loss per share-basic and diluted	$(.20)	$.01 (B	)	$(.19)

Statement of Cash Flows 12/31/06

Cash Flows from Operating Activities

Net loss	$(4,627,862)	$408,019		$(4,219,843)

Cost of settling liquidated damages	44,266	380,160 (A	)	424,426

Increase in accrued liabilities	715,279	(145,566) (C	)	569,713
		Var.
Revaluation income	(3,054,716)	(642,603)		(3,697,319

Cash Consumed in Operating Activities	(869,543)	0		(869,543)

Balance Sheet as of December 31, 2006:

	Previously	Increase		As
	Reported	(decrease)		Restated

Current Assets	$2,451,415	$--		$2,451,415
All Other Assets	432,136	--		432,136
Total Assets	$2,883,551	--		$2,883,551

		48,790(D	)
Warrant and Conversion Option Liability	$249,971	18,197(C	)	$355,203
		38,245 (E	)
Liability for options	1,407,299	(1,407,299)		-
Accrued Liabilities	740,613	(278,640(C	)	461,973

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

Total Current Liabilities	5,700,754	(1,580,707))		4,120,047
Long Term Debt	198,248	359,549(C	)	557,797
Total Liabilities	5,899,002	(1,221,158)		4,677,844
Stockholders’ Deficit:
Common Stock	25,133,164	(71,923)-(E)-		25,061,241
Warrants	1,587,500	(392,775)(D	)	1,065,263
		(129,462)(E	)
Preferred stock	12,950	--		12,950
Options		1,407,299		1,407,299
Accumulated deficit	(29,749,065)	408,019		(29,341,046)
Total Stockholders’ Deficiency	(3,015,451)	1,221,158		(1,794,293)
Total Liabilities and Shareholders’ Deficiency	$2,883,551	$--		$2,883,551

(A) Effect on the statement of Operations due to the settlement of liquidated damages.

(B) Per share effect of various corrections.

(C) Reduction of the liabilities due to the settlement of liquidated damages.

(D) Correction of accounting for derivatives contained in the November 2004 issuance of common stock with accompanying warrants.

(E) Correction of accounting for derivatives associated with a convertible debt issue in 2006, reclassified from equity to derivative liabilities after further review of the provisions in the debt issuances.

(F) Reclassification of options liability to equity

RESTATEMENTS FOR YEAR ENDED DECEMBER 31, 2005

Statement of Operations

	Previously	Increase		As
	Reported	(decrease)		Restated

Net loss before dividends	$(15,141,478)	$206,000	(A)	$(14,935,478)

Deemed dividends on preferred stock	(480,978)	206,000	(A)	274,978

Deficit accumulated	$(15,468,019)	$0		$(15,210,456)

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

	Previously	Increase		As
	Reported	(decrease)		Restated

Statement of Cash Flows

Cash Used in Operating Activities:

Net Loss	$(15,141,478)	$206,000	(A)	$(15,210,456)

Deemed dividend	480,978	(206,000)	(A)	274,978

Net Cash Consumed in Operating activities	$(869,533)	$0		$(869,533)

	Previously	Increase		As
	Reported	(decrease)		Restated

Balance sheet

Preferred stock	$545,491	$(532,541)	(A)	$12,950

Common stock	21,385,638	326,541	(A)	21,712,179

Deficit	(24,802,703)	206,000	(A)	(25,008,703)

Total stockholders deficit	$(2,241,174)	$0		$(2,241,174)

(A) Adjustment required to revalue dividend and
to reflect payment of dividend in common stock versus preferred stock
Stock

3. RELATED PARTY TRANSACTIONS

The Chairman of the Board of Directors made periodic loans to the Company during 2006. The loans did not accrue interest and were due on demand. The combined loans amounted to $35,000. At the end of the year 2006, these loans have been fully paid.  The Majority shareholder of the corporation, who was also the Company President, made loans to the Company from time to time. These notes together with  accrued interest at 12%,  are due on demand. The combined unpaid balance of principal and interest on these notes at December 31, 2006 was $75,713.

During 2006, the Board of Directors received 145,000 shares for services as directors; these were valued at $222,500, reflecting the fair market value of the stock at time of awards.

On August 25, 2006, the Company’s CEO, President and Chairman (“President”) died. The President’s employment contact expired on June 30, 2006 and was not renewed. The employment agreement did not provide for the exercise of the options upon death.  Under the terms of the employment contract, the President was granted options to purchase 550,000 shares in 2004, valued at $187,500.  In 2005, he was granted 750,000 options to purchase stock under that two year employment contract; these options were valued at $975,000.  Subsequent to his death, the Board of Directors extended for one year from the date of the termination of the employment contract, the time during which the options can be exercised. No adjustment has been made to previously recorded compensation expense, as the fair value at grant significantly exceeded its current fair value. FAS #123R  indicates that modification adjustments should only be made when they increase the value of the initially granted option.

In 2006, the Company granted 300,000 options to its Chief Executive Officer

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

4. STOCK OPTIONS

The Company has periodically awarded stock options under employment contracts with certain key  employees. These options were immediately exercisable; they have an implicit life of five years and none was forfeited during either year. A summary of option activity is presented below.

	2006		2005
	Weighted		Weighted
	Average		Average
	Exercised		Exercised
	Shares	Price	Shares	Price

Options outstanding at beginning of year	1,375,000	$.80	620,000	$.73
Options granted during year	350,000	.46	800,000	.83
Options exercised during year	(7,500)		(45,000)	.40
Options outstanding at end of year
	1,715,500	$.73	1,375,000	$.80

Weighted average Fair Value of options granted		$0..25		$1.37

Weighted average remaining life of outstanding options – years		3.33		4.33

5. PRIVATE PLACEMENT OFFERINGS

A second 2006 issue was $400,000 of 12% convertible debt due October 20, 2006. After commissions, the Company received net proceeds of $342,500. The debt is convertible to stock at $1.56 per share. The issue was accompanied by 282,052 warrants exercisable at $1.56 for five years. Those prices were subject to adjustment based on subsequent more favorable pricing of issues and were adjusted to $ .45 in February, 2007.

The third and fourth issues, of 4% convertible debt, which totaled $198,248, were made in settlement of liquidated damages associated with a November, 2004 issue, as described in Note 12.There was no provision in these issues for repricing due to subsequent issue.

Finally, in July 2006, the Company issued 2% unsecured convertible debentures aggregating $359,549 accompanied by warrants to acquire 110,808 shares of our common stock at $1.65 per share.  These were issued in settlement of the liquidated damages associated with the October, 2005 issue.. The conversion price of the shares underlying the note was $1.56. Both the conversion price and the warrants purchase price have been adjusted to $.45 due to the pricing of the February 20, 2007 private placement.

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

At December 31, 2006, the Company was in default on its 12% Series A Convertible Note in the principal amount of $400,000 which the Company issued to a qualified institutional buyer on July 26, 2006. A total of $412,000 of principal and accrued and unpaid interest was due on October 20, 2006. The Company did not repay this obligation when it was due.  The Company negotiated with the holder to extend the note through the payment of cash, and the issuance of shares of common stock. The Note is due and payable in full, including all unpaid Interest, on November 29, 2007.The conversion price and warrant exercise prices were adjusted to $.45 per share based upon the subsequent more favorable pricing of February, 2007 issue.

On March 22, 2007, the Company made a $100,000 principal payment and paid interest of $30,233. The Note was thus reduced to $300,000 and interest on the Note was reduced to 10%. Additionally, the Company issued 184,000 shares of common stock as settlement of the default period and paid a fee of $15,000 to Source Capital Group, Inc., a registered representative of the Note-holder. The Company also agreed to make monthly interest payments. The conversion price was reset according to the terms of the original Note.

On March 1, 2006, the Company issued $150,000 of 4% Convertible Notes due March 1, 2008, accompanied by 48,077 warrants to purchase common stock at $1.65 over a five year period. On June 30, 2006, the Company issued an additional $48,248 in 4% convertible notes due September 30, 2008, accompanied by 24,124 warrants exercisable at $1.65 per share over five years in settlement of the liquidated damages described above. These notes are also convertible at $1.56 over two years. As of June 30, 2006, all damages payable to all of the investors of the Company’s November 2004 private placement were settled, and pursuant to a modification agreement which the Company entered into with such investors on March 1, 2006 and June 30, 2006, no liquidated damages will accrue for the non-effectiveness of the registration statement after the date of the modification agreements.

The Company’s private placements of convertible notes and common stock purchase warrants in 2005 contained liquidated damages provisions, one of which has been settled as discussed above. For the two other financings, February and May, no liquidated damages have accrued despite the fact that the shares underlying the notes and warrants issued in such private placements have not been registered, since the payment of damages is linked to the effectiveness of the registration statement which was initially filed in February 2005 and said registration statement has been withdrawn.

Each of these issues included associated warrants. The fair value of the warrants was calculated using a Black Scholes valuation model, following the principles outlined in FAS #123R. Based upon an evaluation of the criteria in EITF 00-19, most of the warrant’s fair value was classified as  a derivative liability and is subject to revaluation at the end of each reporting period . All warrants classified as liabilities had a “most favored nations”.provision whereby the exercise prices were subject to adjustment based on more favorable pricing of subsequent issues.

For those issues with “Most Favored Nations” provisions, the conversion benefit was also  considered a derivative liability in accordance with the provisions of EITF 00-19. Those lacking such a provision were classified in equity( most specifically the modification debt issued to settle the liquidated damages for the November, 2004 issue ( principal amount of $ 198,248.)

During 2005, the Company sold 68,750 shares in private placements, yielding proceeds of $55,000. It also issued three convertible debt issues. Each of these issues included detachable warrants.

One of these debt issues ($5,000,000) yielded proceeds of $4,277,500 and was converted in 2005 into 3,846,154 shares of common stock; this issue was sold with warrants to purchase 2,884,616 shares of common stock. The related conversion benefit, as valued at its fair value via Black Scholes model, was approximately $ 3.6 million and has been credited to equity. remaining issues that have not yet been converted to stock, bear interest at 8% and have two year conversion terms. They are further described below:

Balance of 2005 convertible notes and Warrants issuances;
			Exercise
Remaining debt	Conversion Price	Warrants	Price
$ 246,797	$.45	384,615	$.45
1,483,000	$.45	774,000.45
$ 1,729,797

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

Balance of 2006 convertible notes and Warrants issuances;

			Exercise
Remaining debt	Conversion Price	Warrants	Price
$ 150,000	$1.56	48,077	$1.56
48,248	$1.56	24,124	$1.56
400,000	$.45	282,051	$.45
359,549	$.45	110,808.45
$ 957,797
$ 2,687,594

This debt is classified on the balance sheet as follows:

Current Convertible debt	$2,129,797
Long-term convertible debt	$ 557,797
Total	$2,687,594

Included in funds raised during 2004 through stock sales was $1,312,000 raised under a Purchase Agreement dated November 22, 2004. That agreement required, among other things, that a registration statement be filed with the SEC and that the registration statement be declared effective by the SEC within a prescribed time. The Company did not satisfy its obligation to cause the SEC to declare the registration statement effective within the timeframe specified in the November 2004 Registration Rights Agreement. As a result, it was subject to, and accruing liquidated damages in an amount equal to 2% of the amount invested for each 30 day period following the default date. On May 31, 2005, the Company entered into a letter agreement with a representative of this shareholder group under which $120,429 was paid to settle the liquidated damages, which had accrued. Under that agreement, no further liquidated damages would accrue until after June 30, 2005. The obligation concerning effectiveness of the registration statement has not been satisfied and liquidated damages accrued since June 30, 2005 at the rate of approximately $26,240 per month. The liquidated damages paid thus far, and liquidated damages that accrued subsequent to June 30, 2005, were charged to expense during the periods in which they accrued. For the year ended December 31, 2005 an additional $160,851 had accrued; and $88,126 accrued during 2006. All liquidated damages for this issue were settled by the issuance on June 30, 2006 of convertible notes, which are described below.

There were three private placement offerings during 2005. Under the provisions of the first of these offerings, penalties will not accrue as the registration requirements of that offering have been satisfied. Under the second such offering, there is no provision for penalties. Under the third such offering, penalties began to accrue on March 18, 2006, and would have accrued for a period of nine months. A settlement was reached with the investors of this issue on July 21, 2006, under which the penalties were cancelled in exchange for $359,549 of convertible debt, which is described in Note 12.

On February 20, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited and/or qualified institutional investors pursuant to which we sold an aggregate of $3,734,040 principal amount secured convertible debentures (the "Debentures") convertible into shares of our common stock, no par value (the "Common Stock") at a conversion price equal to $0.45 (the "Conversion Price"), for an aggregate purchase price of $3,219,000. The difference between the face amount of the borrowing ( $ 3,734,040) and proceeds  $ (3,219,000) was recorded as prepaid interest  and is being amortized over the life of the loan.  In addition, the Company issued to the investors ) warrants to purchase 8,297,866 shares of the Company’s Common Stock (the "Warrants") at an exercise price equal to $0.54 per share, which represents 100% of the number of shares issuable upon conversion of the Debentures; (ii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $0.75 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures; and (iii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $1.25 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures (collectively, the "Callable Warrants"). (see “Note 16 Subsequent Events”)

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

On February 20, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited and/or qualified institutional investors pursuant to which we sold an aggregate of $3,734,040 principal amount secured convertible debentures (the "Debentures") convertible into shares of our common stock, no par value (the "Common Stock") at a conversion price equal to $0.45 (the "Conversion Price"), for an aggregate purchase price of $3,219,000. The difference between the face amount of the borrowing ( $ 3,734,040) and proceeds $ (3,219,000) was recorded as prepaid interest and is being amortized over the life of the loan. In addition, the Company issued to the investors ) warrants to purchase 8,297,866 shares of the Company’s Common Stock (the "Warrants") at an exercise price equal to $0.54 per share, which represents 100% of the number of shares issuable upon conversion of the Debentures; (ii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $0.75 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures; and (iii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $1.25 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures (collectively, the "Callable Warrants"). (see “Note 16 Subsequent Events”)

Previous Convertible Issues and the warrants accompanying the November 2004 private placement of common stock contain “Most Favored Nations” clauses that guaranteed the investors that subsequent issues of stock or notes would not be made on more favorable terms. If the Company subsequently issues any shares of common stock or securities convertible or exercisable into common stock at a per share purchase price which is less than the conversion or exercise prices of outstanding notes and warrants, such conversion or exercise prices would be adjusted downward in accordance with their respective terms. As a result of the issuance of the convertible notes on February 20, 2007, the following warrant and conversion prices were adjusted:

1.
The exercise price of the warrants associated with the May 2005 convertible debenture offering and the conversion price of that offering, which were previously adjusted to $1.56 per share, are now set at $0.45.

2.	The conversion price of the October 2005 issuance of the convertible debentures, which was previously adjusted from $2.00 per share to $1.56 per share, is now set at $0.45.

3.	The exercise price of the warrants issued pursuant to the October 2005 debenture offering, which was previously adjusted from $3.25 per share to $1.56 per share, is now set at $0.45

4.	The exercise price of the warrants associated with the November 2004 stock offering was adjusted form $1.25 per share to $0.45 per share

5.	The exercise price associated with the July 2006 convertible debentures was adjusted form $1.56 per share to $0.45 per share

6.	The warrant exercise price associated with the warrants issued with the July 2006 convertible debentures was adjusted from $1.65 per share to $0.45 per share.

The  affect of these changes will be included in the calculation of revaluation income during the first quarter of 2007.

6. PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock, without par value. At December 31, 2005, 275,000 of these shares had been issued. Each of these shares entitles the holder to a 5% cumulative dividend based on a $5 per share stated value. If sufficient cash is not available, or at the option of the shareholder, these dividends may be paid in common stock. This issue of preferred stock also provides the shareholder with 10 votes for each share of preferred stock. The holder of this preferred stock is a corporation wholly owned by the estate of the Company’s former President and Chairman.

Dividends of $68,750 accrued on the preferred stock during each of the years 2002 through 2006. Cash dividends of $131,771 were paid during 2004. A stock dividend of 136,041 common shares will be paid in 2007, satisfying $51,563 of the unpaid dividends. In addition, common shares will be issued in 2007 to satisfy $112,500 of unpaid dividends. The balance of unpaid dividends at of December 31, 2006 was $47,916.

On March 21, 2007,the Company determined, after consultation with its independent registered public accounting firm, that a restatement of its financial statements for the year ended December 31, 2005 filed on Form 10-KSB is necessary due to the issuance of the Company’s preferred stock as payment of dividends in lieu of cash dividends on April 1, 2005 with respect to previously issued shares of preferred stock. The Company’s original Articles of Incorporation, as amended, including on April 30, 2000, do not allow the issuance of additional shares of preferred stock as payment of dividends on shares of issued and outstanding preferred stock. Accordingly, the 100,000 shares of preferred stock which were issued to the holder on April 1, 2005 were issued in error

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

The Company’s Articles of Incorporation, as amended, including on April 30, 2000, similarly do not support the calculation used by the Company in determining the number of shares of common stock used to pay preferred stock dividends. The difference being the date used in determining the stock price at the end of each preferred dividend period, as opposed to the lowest common stock price during the preferred dividend period, subject to a 70% discount, for calculating the number of common shares issued as payment of the period’s preferred stock dividend. Accordingly, the number of shares were greater than the number of shares required, and were issued in error resulting in increased preferred dividend expenses and preferred stock equity. The Company has determined that the number of shares deemed the equivalent of the preferred stock dividend will be recalculated based on the Company’s Articles of Incorporation, as amended, including on April 30, 2000. (see “Note 2 Restatements”)

The Company has determined that the number of shares deemed the equivalent of the preferred stock dividend will be recalculated based on the Company’s Articles of Incorporation, as amended, including on April 30, 2000. Accordingly, the Company will issue 136,041 shares of common stock to the sole holder of the preferred stock as payment of $51,561 of preferred stock dividends less other adjustments resulting from the recalculation of the number of common shares required to pay preferred stock dividends, subsequently approved. During the period January 1, 2003 through June 30, 2006, 200,238 shares of common stock were issued in excess of the amount required.

7. SHARES ISSUED FOR SERVICES

Stock options were granted to two Company employees during 2006 and 2005. In addition, there were shares awarded as compensation for other services. These issuances for 2006 are detailed below by type of service performed.

The following shares were issued for services in 2006

	Number of	Grant	Price at	Value at
Services Rendered	Shares	Date	Date	Grant Date
Employee awards	32,500	1/26	$1.64	$53,250
Investor relations	22,500	1/26	2.13	47,925
Professional Services	2,500	1/26	2.20	5,500
Professional Services	6,712	2/1	1.57	10,534
Legal Services	25,000	2/5	1.95	48,750
Professional Services	5,000	2/9	1.73	8,650
Product Development services	30,000	2/28	1.49	44,700
Marketing services	25,000	3/27	1.08	27,000
Software Consulting services	1,440	3/22	1.31	1,886
Legal Services	1,304	3/22	1.51	1,969
Investor relations	85,000	4/12	1.49	126,650
Professional Services	5,847	4/12	1.49	8,712
Employee awards	25,000	4/12	1.49	37,253
Professional Services	5,599	5/1	1.64	9,182
Director awards	145,000	5/1	1.53	222,500
Investor relations	26,000	5/10	1.27	33,020
Professional Services	6,142	5/10	1.27	7,804
Professional Services	26,000	5/11	1.30	33,800
Investor relations	15,000	6/1	1.64	24,600
Professional Services	22,900	6/5	1.80	41,220
Marketing services	10,000	6/22	1.85	18,500
Professional Services	6,750	6/22	1.85	12,488
Professional Services	25,000	6/30	1.90	47,500
Professional Services	15,000	7/1	1.27	19,050
Professional Services	13,560	9/9	1.31	17,764
Employee awards	12,500	9/28	1.71	21,400
Investor relations s	75,000	9/28	1.61	120,736
Professional Services	100,000	10/9	.75	74,800
Marketing services	35,000	10/20	.71	24,990
Legal Services	10,000	10/20	.71	7,140
Professional Services	49,000	10/20	.84	34,986
Employee awards	5,000	10/20	.84	3,570
Total shares issued for services	871,257			1,197,826

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

The following shares were issued for services in 2005

	Number of	Grant	Price at	Value at
Services Rendered	Shares	Date	Date	Grant Date
Advertising	5,000	2/24	2.50	12,500
Lega1 services	11,000	5/2	2.78	30,580
Financial consulting	100,000	5/6	2.60	260,000
Legal services	50,000	5/6	2.60	130,000
Investor relations	15,000	4/1	2.40	36,000
Public relations	20,000	5/1	2.55	51,000
Facility search	5,000	5/1	2.55	12,750
Marketing services	9,009	7/29	2.25	20,270
Investor relations	15,000	9/6	2.25	33,750
Financial services	2,500	12/1	2.60	6,500
Investor relations	21,186	12/9	2.35	49,787
Public relations	18,000	12/9	2.35	42,300
Investor relations	15,000	12/9	2.35	35,250
Total shares issued to consultants	286,695			728,657
Other Issuances:
Employee awards	20,000	various	2.40	48,000
Shares issued in lieu of rent	19,200	various		48,000
Shares issued as partial
compensation of financing	5,000	various		14,700
Amortization of cost of grants made
in prior periods				5,113
Total Value of stock issued for services	330,895			836,500
Value of options granted for services	-			1,082,250
Value of equity items issued for services	330,895			1,918,750

8. WARRANTS

The Company has issued warrants both as part of “stock units” and as an integral part of convertible note issues. The determination to classify the warrants as either derivative liabilities or equity was based upon consideration of the specific criteria for classification established in EITF 00-19. The fair value of the warrants is determined using a Black Scholes valuation model. Those warrants classified as liabilities are subject to revaluation for each reporting period following the guidance in SFAS # 133.

The following is a schedule of changes in warrants outstanding during the years 2006 and 2005. Each of these warrants is exercisable over five year periods from dates of issuance at prices ranging from $0.45-$1.75 per share. They were recorded at their fair values as determined by a Black Scholes valuation model.

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

Balance December 31, 2004		5,537,763

Warrants issued in conjunction with issuances of convertible debt:
February issue	2,884,615
May issue	384,615
October issue	774,000	4,043,230
Awarded as partial fees to brokers:
February issue	484,615
May issue	38,462
October issue	154,800	677,877
Warrants exercised during 2005		(593,000)
Warrants voided during 2005		(200,000)
Warrants issued for services		37,688
Balance December 31 2005		9,503,558

Warrants issued in conjunction with issuances of 2006 convertible debt:

Warrants issued with $819,800 convertible debt through May, subsequently converted to equity		525,513

Warrants issued with $150,000 convertible debt, March		48,077

Warrants issued with $48,248 convertible debt, June		24,124

Warrants issued with $400,000 convertible debt, July		282,051

Warrants issued with $359,549 convertible debt, July		110,808

Total warrants issued during 2006		990,573
Balance December 31, 2006		10,494,131

The exercise price of the warrants is changed primarily due to the presence of a “MFN” clause that provides for adjustments based upon more favorable pricing of subsequent issues. When these events occur, repricing letters are sent to the investors.

Certain issues have “cashless exercise” features whereby the investor can convert warrants to stock after a specified time period based, generally in the absence of an effective Registration Statement. The warrants are exchanged for stock based upon predetermined formulas that reflect stock appreciation.

9. OPERATING AND ADMINISTRATIVE EXPENSES

Details of operating and administrative expenses are presented below:

	Twelve Months ended December 31, 2006	Twelve Months ended December 31, 2005
Salaries and payroll taxes	$1,123,791	$626,450
Options expense	93,000	1,082,250
Investor relations	11,629	0

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

Marketing expense	228,501	272,879
Development costs	519,134	544,933
Professional fees	665,945	580,961
Consulting - administrative	411,433	610,550
Settlement expense	531,655	281,281
Liquidated damages	214,247	0
Depreciation & Amortizations	69,019	59,500
Rent	160,571	87,627
Insurance	145,379	179,739
Director awards	222,500	0
Office expense	59,617	224,235
Other expenses	230,342	507,191
Totals	$4,686,763	$5,057,596

10. INCOME TAXES

The Company has experienced losses each year since its inception. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL’s) to be carried forward and applied against future profits for a period of twenty years. At December 31, 2006 the Company had NOL carryforwards of $25,257,084 available for Federal taxes and $17,091,769 for New Jersey taxes. The potential tax benefit of the state NOL’s has been recognized on the books of the Company; the potential benefit of the Federal NOL’s has been offset by a valuation allowance. If not used, these Federal carryforwards will expire as follows:

2011	$206,952
2012	129,092
2018	486,799
2019	682,589
2020	501,169
2021	775,403
2022	590,764
2023	2,233,386
2024	2,493,486
2025	10,309,634
2026	6,847,810
During the year 2006, the Company realized $445,216 from the sale, as permitted by New Jersey law, of its rights to use the New Jersey NOL’s and research and development credits that had accrued during 2005. These potential New Jersey offsets for periods prior to 2006 are, thus, no longer available to the Company.

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded deferred tax assets as follows:

	Current		Non-current		Total
Deferred Tax Assets	$919,889		$8,257,629		$9,177,518
Valuation Allowance	(919,889)		8,257,629		9,177,518
Balance Recognized		$	$--	$

The entire balance of the valuation allowance relates to Federal taxes. Since state tax benefits for years prior to 2005 have been realized, no reserve is deemed necessary for the benefit of state tax losses of 2006. The valuation reserve increased by $919,889 during the year.

11. RENTALS UNDER OPERATING LEASES

At present, the Company is not obligated under any operating lease.

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

Rent expense amount to $160,571 in 2006 and $87,627 in 2005.

12. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash paid for interest and income taxes is presented below:

	2006	2005

Interest	$1,971	$9,741
Income taxes	500	500

There were no non-cash investing activities during either 2006 or 2005. The following non-cash financing activities occurred:

a)	Shares of common stock were issued for services during 2006 and 2005; these totaled 687,665 and 330,895 shares, respectively.

b)	During 2006, the following amounts were converted from debt to equity:

☐	$819,800 of convertible debt was converted into 525,513 shares of common stock.
☐	$253,203 of the May 2005 convertible debt issue was converted into 180,925 shares of stock.
☐	$65,000 of the October, 2005 convertible debt issue was converted into 41,666 shares of common stock.

c)	During 2005, $5,000,000 of convertible debt was converted into 3,846,154 shares of common stock.

d)
During 2006, the holder of the preferred stock issue elected to receive common stock in lieu of $112,500 of cash dividends. A total of 218,742 shares of common stock will be issued to satisfy this dividend.

During 2005, the holder of the preferred stock issue also elected to receive common stock in lieu of a $51,563 cash dividend. A total of 136,041 shares will be issued to satisfy this dividend.

e)	During 2006, $66,464 of interest that had accrued on the May, 2005 convertible debt issue and the $819,800 2006 convertible issue were settled by the issuance of 54,373 shares of common stock.

f)
During 2006, the Company issued $198,248 of 4% debentures as part of a Modification Agreement with investors, whereby the investors yielded their rights to liquidated damages on the November, 2004 stock issue.

g)	During 2005, the Company issued 1,749,827 shares in settlement of stock sales that took place during 2004.

h)	During 2005, the Company issued 28,453 shares in settlement of interest due to investors.

i)	During 2005, the Company issued 187,939 shares in settlement of third party debt of a German company that the Company planned to acquire - see Note on FiLCO acquisition.

j)
During 2006, the Company issued 2% Unsecured Convertible Debentures aggregating $359,549 and Stock Purchase Warrants to acquire 110,808 shares of our common stock at $1.65 per share. The issuance satisfies an obligation for liquidated damages which would have totaled $278,647 by December 31, 2006.

13. PROPOSED ACQUISITION OF FILCO

On February 19, 2004, the Company reached a tentative agreement to purchase capital stock of FiLCO GmgH., a German manufacturer of fork trucks (formerly Clark Material Handling Company of Europe) with a manufacturing facility in Mulheim, Germany (FiLCO). It was expected that the Company would acquire 75.1% of FiLCO. While negotiations were continuing, the Company agreed to make advances to FiLCO. Through December 31, 2005 advances totaling $6,275,881 had thus been made.

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

On January 20, 2006, Filco filed for insolvency in Germany and a receiver was appointed. As a result, on February 7, 2006 the Company terminated the tentative agreement to acquired Filco stock and began negotiations with the receiver to acquire some or all of the Filco assets. The $6,275,881 of advances to Filco that were outstanding at December 31, 2005, were secured by liens filed against the machinery and equipment owned by Filco which in 2003 was appraised at $5,400,000, and by liens filed against its intellectual property, which had not been appraised. Due to the uncertainty of the Company’s position under German bankruptcy law, $4,275,881 of the Filco advances were written off in 2005, and the remaining $2,000,000 was written off in 2006. In addition, $413,000 of Company inventory stored at the Filco plant was abandoned and written off during 2006. During 2006, an auction of Filco assets was conducted by the receiver who did not acknowledge the Airtrax liens against property and equipment.

14. RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (FASB) has recently issued “FASB Staff Position EITF 00-19-2 which modifies the accounting treatment of derivatives that flow from financings involving embedded derivatives. This Staff Position is effective for financial statements for periods beginning January 1, 2007. Management believes that this will cause some change in the way the Company accounts for derivatives. Management is evaluating this position and has not made a determination as to the effective it will have on its financial statements.

The Company has reviewed other accounting pronouncements issued during 2006 and has concluded that they will have no effect on the Company's financials statements.

15. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company had a material working capital deficiency and an accumulated deficit as of December 31, 2006 and has experienced continuing losses. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation. The Company’s present plans, the realization of which cannot be assured, to overcome these difficulties include but are not limited to the continuing effort to raise capital in the public and private markets.

16. COMMITMENTS AND CONTINGENCIES

During May 2002, the Company signed an agreement with a broker-dealer to provide investment banking and financial advisory services, which included the raising of funds. Under the agreement, the broker-dealer was entitled to receive stock warrants which if exercised would produce 450,000 shares of common stock of the Company during a four year term at an exercise price or approximately $1.75 per share. A dispute arose between the parties regarding the agreement and its performance. The Company has asserted that the broker-dealer induced the Company to enter into the agreement through material misstatements and has not otherwise performed its services under the agreement. The Company believes the broker-dealer is not entitled to the stated compensation, and has not issued the stock warrants.

In connection with the Acquisition Agreement, Mr. Filipov was to receive options to purchase 900,000 shares of the Company’s common stock at an exercise price of $0.01. The Company did not issue such options because the Acquisition Agreement was terminated and the conditions for such issuance were never fulfilled. Mr. Filipov has indicated that he believes that the conditions were fulfilled and that the Company owe’s him the options. The Company and Mr. Filipov are endeavoring to reach a mutually acceptable settlement.

17. SUBSEQUENT EVENTS

On February 20, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited and/or qualified institutional investors pursuant to which we sold an aggregate of $3,734,040 principal amount secured convertible debentures (the "Debentures") convertible into shares of our common stock, no par value (the "Common Stock") at a conversion price equal to $0.45 (the "Conversion Price"), for an aggregate purchase price of $3,219,000. In addition, the Company issued to the investors (i) warrants to purchase 8,297,866 shares of the Company’s Common Stock (the "Warrants") at an exercise price equal to $0.54 per share, which represents 100% of the number of shares issuable upon conversion of the Debentures; (ii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $0.75 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures; and (iii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $1.25 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures (collectively, the "Callable Warrants").

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
December 31, 2006

The Debentures mature on February 20, 2009. The Company may in our discretion redeem the Debentures, subject to certain equity conditions being met by us as set forth in the Debentures, at a price equal to 150% of the principal balance, accrued interest, and all liquidated damages, if any, thereon that are requested to be redeemed. The Company’s obligations under the Purchase Agreement, the Debentures and the additional definitive agreements with respect to this transaction are secured by all of our assets. The Conversion Price of the Debentures is subject to adjustments for any failure by the Company to cause the Securities and Exchange Commission (the "SEC") to declare the initial registration statement covering the shares underlying the Debentures, the Warrants and the Callable Warrants effective.

The Conversion Price of the Debentures and the respective exercise prices of the Warrants and the Callable Warrants are subject to adjustment in certain events, including, without limitation, upon the Company’s consolidation, merger or sale of all of substantially all of the Company’s assets, a reclassification of our Common Stock, or any stock splits, combinations or dividends with respect to the Company’s Common Stock.

In addition, after such time as the SEC declares the registration statement effective, if (i) the volume weighted average price for each of the 10 consecutive trading days (the "Measurement Period") exceeds $1.50 per share with respect to the $0.75 Callable Warrants and $2.50 with respect to the $1.25 Callable Warrants, (ii) the daily volume for each trading day in such Measurement Period exceeds 250,000 shares of Common Stock per trading day, and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information, then we may, within one trading day of the end of such Measurement Period, call for cancellation of all or any portion of the Callable Warrants which have not yet been exercised at a price equal to $.001 per share.

Under the Registration Rights Agreement we entered into with the investors on February 20, 2007, we are obligated to file a registration statement on Form SB-2 to effect the registration of 130% the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, the Callable Warrants and the selling agent warrants (as described below) on the earlier of (i) 15 calendar days from the filing of our annual report on Form 10-KSB for the fiscal year ended December 31, 2006, or (ii) April 15, 2007 (the "Filing Date"). We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 90 days after the Filing Date. If we do not file the registration statement by the Filing Date, or if the registration statement is not declared effective by the SEC within the deadline specified in the preceding sentence, we shall pay to the investors, as liquidated damages, an amount equal to 1.25% of the principal amount of the Debentures on a pro rata basis for each 30-day period of such registration default.

On March 22, 2007, the Company made a $100,000 principal payment and paid interest of $30,213. The Note was reduced to $300,000 and interest on the Note was reduced to 10%. Additionally, the Company issued 184,000 shares of common stock as settlement of the default period and paid a fee of $12,000 to Source Capital Group, Inc., a registered representative of the Note-holder. The Company also agreed to make monthly interest payments. The conversion price was reset per the terms of the original Note.

On August 25, 2006, the Company’s CEO, President and Chairman (“President”) died. The President’s employment contact expired on June 30, 2006 and was not renewed. The employment agreement did not provide for the exercise of the options upon death. The options granted in 2004 to the president were 550,000 options, valued at $187,500 and in 2005 he President was granted 750,000 options, valued at $975,000. On April 11, 2007, the Board of Directors extended the option for an 18 month period commencing on the date Mr. Amico’s contract expired.

AIRTRAX, INC.
Notes to the Consolidated Financial Statements
March 31, 2007

AIRTRAX, INC.
BALANCE SHEET

	March 31, 2007 (Unaudited)	December 31, 2006 (Audited)
ASSETS (Restated)		(Restated)
Current Assets
Cash	$1,913,310	$327,737
Accounts receivable	50,704	50,704
Inventory	1,112,830	1,049,457
Vendor advances	140,268	103,628
Deferred tax asset	1,001,256	919,889
Total current assets	4,218,368	2,451,415
Fixed Assets
Office furniture and equipment	157,521	157,521
Demo Equipment	149,249	149,249
Shop equipment	43,350	43,350
Casts and tooling	273,016	273,016
	623,136	623,136
Less, accumulated depreciation	(357,666)	(339,216)
Net fixed assets	265,470	283,920
Other Assets
Prepaid interest	487,857	-
Patents - net	143,921	148,151
Unamortized financing costs	501,166	-
Deposits	65	65
Total other assets	1,133,009	148,216
TOTAL ASSETS	$5,616,847	$2,883,551

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$826,524	$1,097,361
Accrued liabilities	364,750	461,973

Derivative liabilities- warrants and conversion privileges	5,532.421	355,203
Current convertible debt	2,007,297	2,129,797

Shareholder loans payable	40,713	75,713
Total current liabilities	8,771,705	4,120,047
Long Term Convertible Debt	4,291,837	557,797
TOTAL LIABILITIES	13,063,542	4,677,844

Stockholders’ Deficit
Common stock - authorized, 100,000,000 shares without par value; issued and outstanding - 24,715,235 and 21,939,360, respectively	25,305,064	25,061,241
Paid in capital - warrants	1,065,263	1,065,263
Paid in capital-options	1,417,660	1,407,299
Preferred stock - authorized, 5,000,000 shares without par value; 275,000 issued and outstanding	12,950	12,950
Deficit during development stage	(35,247,632))	(29,341,046)
Total stockholders’ deficit	(7,446,695)	(1,756,048)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,616,847	$2,883,551

The accompanying notes are an integral part of these financial statements

AIRTRAX, INC.
STATEMENTS OF OPERATIONS
For the Three Months Ended March 31,

	2007		2006

SALES		$91,385	$658,976
COST OF GOODS SOLD		134,269	592,899
Gross profit		(42,884)	66,077

OPERATING AND ADMINISTRATIVE EXPENSES		797,363	956,352

OPERATING LOSS		(840,247)	(890,275)

OTHER INCOME AND EXPENSE
Conversion expense		(4,937,231)	(581,438)
Interest expense		(103,442)	(48,751)
Revaluation (expense) income		(117,146)	1,972,166
Other income		10,113	-___

NET (LOSS) INCOME BEFORE INCOME TAXES		(5,987,953))	451,702

INCOME TAX BENEFIT (STATE):
Current		81,367	84,484
NET (LOSS) INCOME		$(5,906,586)	$536,186

NET LOSS PER SHARE:

NET (LOSS) INCOME	$	((5,906,586)	$536,186
ADJUSTMENT FOR PREFERRED STOCK DIVIDENDS ACCUMULATED		(17,188)	(17,188)
(LOSS) INCOME ALLOCABLE TO COMMON SHAREHOLDERS		$(5,923,774))	$518,998

NET LOSS INCOME PER SHARE - Basic and Diluted		$(.24)	$.02

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING		24,436,655	22,014,543

The accompanying notes are an integral part of these financial statements

AIRTRAX, INC.
STATEMENTS OF CASHFLOWS
For the Three Month Periods Ended March 31,

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss) Income	$(5,906,586))	$536,186
Adjustments to reconcile net income to net cash consumed by operating activities:
Charges not requiring the outlay of cash:
Depreciation and amortization	22,680	14,865
Options issued for services	-	42,000
Equity securities issued for services	178,257	250,166
Expense of settling certain liquidated damages	-	108,417
Conversion expense	4,937,231	581,438
Amortization of prepaid interest	56,684
Increase in accrual of deferred tax benefit	(81,367)	(84,484)
Revaluation of liabilities for warrants and conversion privileges	117,046	(1,972,166)
Interest accrued on shareholder loan	-	1,739
Changes in current assets and liabilities:
Increase in accounts receivable	-	(39,710)
Increase in vendor advances	(36,640)	-
Increase (decrease) in accounts payable	(228,336)	41,947
Increase (decrease) in accrued liabilities	(97,223)	138,471
Decrease (increase) in inventory	(63,373)	39,709
Net cash consumed by operating activities	(1,101,527)	(341,422)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of equipment	-	(10,319)
Net cash consumed by investing activities	-	(10,319)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of issuance of convertible debt	2,822,100	451,200
Repayment of stockholder loans	(35,000)	(37,447)
Repayment of convertible debt	(100,000)	-
Net cash provided by financing activities	2,687,100	413,753

Net increase in cash	1,585,573	62,012
Balance at beginning of period	327,737	19,288
Balance at end of period	$1,913,310	$81,300

The accompanying notes are an integral part of these financial statements

Airtrax, Inc.
Notes to the Financial Statements
March 31, 2007
(unaudited)

1. BASIS OF PRESENTATION

The unaudited interim financial statements of Airtrax, Inc. (“the Company”) as of March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006 have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods. The results of operations for the three-month period ended March 31, 2007 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2007.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2006.

2. RESTATEMENTS

During an internal review, it was determined that the liability for options was properly classified as a separate component of equity. This reclassification is reflected on both the December 31, 2006 and March 31, 2007 balance sheets. In addition, the Company determined that the derivatives associated a $ 400,000 issuance of convertible debt in 2006 were more properly classified as derivative liabilities, as per the conditions in EITF 00-19. This resulted in additional revaluation income in 2006, offset by revaluation expense for the quarter ended March 31, 2007.

The effects on the previously issued financial statements for March 31, 2007 are summarized in the subsequent tables:

Statement of Operations March 31, 2007

	As Previously	Adjustments		As
	Reported			Restated

Revaluation income	$567,474	$(159,413) (A	)	$(117,146)
		(525,207) (B	)

Loss allocable to common shareholders	$ (5,239,154)	$(684,620)		$ (5,923,774))

Loss per share-basic and diluted	$ (21)	$(.03)(B	)	$(.24)

Statement of Cash Flows March 31, 2007

Cash Flows from Operating Activities

	As Previously		Adjustments			As
	Reported					Restated

Net loss	$	(5,221,966)	$	(159,413) (A	)	$	(5,906,586)
(525,207) (B)

Revaluation income		(567,474)		159,413 (A	)		117,146
525,207 (B)

Cash consumed from Operating	$	(1,101,227)		$-		$	(1,101,227)(c )
Activities

Balance sheet 3/31/07

Liabilities		13,945,574		(882,032)			13,063,592

Derivative liabilities		$4,996,793		$(159,413) (A	)		$5,532,541
169,834 (B)
525,207 (E)
Option liability		1,417,660		(1,417,660) C			-
Liabilities		13,945,574		(882,032)			13,063,542

Deficit:

Stock		25,319,211		(14,147) (D	)		25,305,056

Paid-in-capital- options				1,417,660 C			1,417,660

Deficit		(34,726,152)		3,727 (D	)		(35,247,632)
				(525,207) (E	)

Total deficit		(8,328,727)		882,032			(7,446,695)

Liabilities and stockholders’
Deficit		$5,616,847					$5,616,847
(A)	Revaluation expense associated with a derivative reclassified to liabilities effective December 31, 2006
(B)	Offsetting revaluation income in 2006 due to the reclassification of derivative
(C)	Reclass of option liability to paid-in-capital account
(D)	Effects of the derivative reclassification and required corrections
(E)	Revaluation expense associated with changes in exercise prices due to February, 2007 issuance of convertible debt and activation of “MFN” clauses in prior issues

The Company also amended its Form 10-QSB for March 31, 2007 to reflect additional disclosure in the accounting for derivatives, primarily Note 8, associated with the Company’s private placements. The Company also expanded Note 3 to include additional disclosures regarding prepaid interest and unamortized financing fees and added disclosures in Note 8, regarding the impact of recent accounting changes, particularly the impact of FSP EITF 00-19-2.

3. CONVERTIBLE NOTE FINANCINGS AND STOCK SALES

On February 20, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited and/or qualified institutional investors pursuant to which the Company sold an aggregate of $3,734,040 principal amount secured convertible debentures (the "Debentures") convertible into shares of common stock, no par value ("Common Stock") at a conversion price equal to $0.45 (the "Conversion Price"). The Debentures were sold at a discount equal to the amounts of interest that will accrue at a simple rate of 8% per annum during the term of the debentures. The amount realized was $3,219,000; this was further reduced by expenses of the sale of $396,900. In addition, the Company issued to the investors (i) warrants to purchase 8,297,866 shares of Common Stock (the "Warrants") at an exercise price equal to $0.54 per share, which represents 100% of the number of shares issuable upon conversion of the Debentures; (ii) callable warrants to purchase 4,148,933 shares of Common Stock at an exercise price equal to $0.75 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures; and (iii) callable warrants to purchase 4,148,933 shares of Common Stock at an exercise price equal to $1.25 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures (collectively, the "Callable Warrants"). In addition to the expenses of the sale, noted above, 715,333 warrants to purchase common stock were issued to the placement agent that arranged the financing.

The difference between the face amount of the borrowing ($3,734,040) and proceeds ($3,219,000) was recorded as prepaid interest and is being amortized over the life of the loan.

The financing expenses ($396,900) and the value of the broker warrants issued in conjunction with this transaction are also being amortized over the life of the loan and are presented on balance sheet as “Unamortized financing costs.”

The Debentures mature on February 20, 2009. The Company may in its discretion redeem the Debentures, subject to certain equity conditions being met by the Company as set forth in the Debentures, at a price equal to 150% of the principal balance, accrued interest, and all liquidated damages, if any, thereon that are requested to be redeemed. The Company’s obligations under the Purchase Agreement, the Debentures and the additional definitive agreements with respect to this transaction are secured by all of the assets of the Company.

The Conversion Price of the Debentures is subject to the following adjustments for any failure by the Company to cause the Securities and Exchange Commission (the "SEC") to declare the initial registration statement covering the shares underlying the Debentures, the Warrants and the Callable Warrants effective:

•
if the initial registration statement is not declared effective on or before February 20, 2008, the Conversion Price applicable to an amount of conversion shares equal to the highest number of shares of Common Stock which can be sold by the holder pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "144 Amount"), shall be adjusted to equal the lesser of (i) the then Conversion Price and (ii) 80% of the average of the 3 lowest closing prices of the Common Stock during the 10 trading days immediately preceding February 20, 2008;

•
if the initial registration statement is not declared effective on or before April 20, 2008, the Conversion Price applicable to an amount of conversion shares equal to the 144 Amount shall be adjusted to equal the lesser of (i) the then Conversion Price and (ii) 80% of the average of the 3 lowest closing prices of the Common Stock during the 10 Trading Days immediately preceding April 20, 2008;

•
if the initial registration statement is not declared effective on or before July 20, 2008, the Conversion Price applicable to an amount of conversion shares equal to the 144 Amount shall be adjusted to equal the lesser of (i) the then Conversion Price and (ii) 80% of the average of the 3 lowest closing prices of the Common Stock during the 10 trading days immediately preceding July 20, 2008;

•
if the initial registration statement is not declared effective on or before October 20, 2008, the Conversion Price applicable to an amount of conversion shares equal to the 144 Amount shall be adjusted to equal the lesser of (i) the then Conversion Price and (ii) 80% of the average of the 3 lowest closing prices of the Common Stock during the 10 trading days immediately preceding October 20, 2008; and

•
if the initial registration statement is not declared effective on or before February 20, 2009, the Conversion Price applicable to an amount of conversion shares equal to the 144 Amount shall be adjusted to equal the lesser of (i) the then Conversion Price and (ii) 80% of the average of the 3 lowest closing prices of the Common Stock during the 10 trading days immediately preceding February 20, 2009.

The Conversion Price of the Debentures and the respective exercise prices of the Warrants and the Callable Warrants are subject to adjustment in certain events, including, without limitation, upon the consolidation, merger or sale of all of substantially all of the assets, a reclassification of our Common Stock, or any stock splits, combinations or dividends with respect to the Common Stock.

In addition, after such time as the SEC declares the registration statement effective, if (i) the volume weighted average price for each of the 10 consecutive trading days (the "Measurement Period") exceeds $1.50 per share with respect to the $0.75 Callable Warrants and $2.50 with respect to the $1.25 Callable Warrants, (ii) the daily volume for each trading day in such Measurement Period exceeds 250,000 shares of Common Stock per trading day, and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information, then the Company may, within one trading day of the end of such Measurement Period, call for cancellation of all or any portion of the Callable Warrants which have not yet been exercised at a price equal to $.001 per share.

Under the Registration Rights Agreement the Company entered into with the investors on February 20, 2007, the Company is obligated to file a registration statement on Form SB-2 to effect the registration of 130% the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants, the Callable Warrants and the selling agent warrants (as described below) on the earlier of (i) 15 calendar days from the filing of the annual report on Form 10-KSB for the fiscal year ended December 31, 2006, or (ii) April 15, 2007 (the "Filing Date"). The Company is obligated to use its best efforts to cause the registration statement to be declared effective no later than 90 days after the Filing Date. If we do not file the registration statement by the Filing Date, or if the registration statement is not declared effective by the SEC within the deadline specified in the preceding sentence, the Company shall pay to the investors, as liquidated damages, an amount equal to 1.25% of the principal amount of the Debentures on a pro rata basis for each 30-day period of such registration default. On May 4, 2007, we filed the registration statement, and as a result have an obligation for liquidated damages.

Further, the Company paid commissions of $321,900 and issued 715,333 warrants to First Montauk Securities Corp. (the "Selling Agent"), a NASD member firm, which acted as Selling Agent for the transaction, each as consideration for services performed in connection with the purchase and sale of the Debentures, Warrants and Callable Warrants to the investors pursuant to the Purchase Agreement. The Selling Agent had no obligation to buy any Debentures, Warrants or Callable Warrants from us. In addition, the Company agreed to indemnify the Selling Agent and other persons against specific liabilities under the Securities Act of 1933, as amended.

The Company claimed an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investors were accredited investors and/or qualified institutional buyers, the Investors had access to information about the Company and their investment, the Investors took the securities for investment and not resale, and w the Company took appropriate measures to restrict the transfer of the securities.

On March 1, 2007, an investor in the October 2005 converted $22,500 of the 8% Convertible Notes due October 18, 2007 in exchange, the Company issued 50,000 shares of common stock. The conversion price was $0.45 per share.

4. WARRANTS

The Company has issued warrants both as part of “stock units” and as an integral part of convertible note issues. The value of the warrants and conversion options which are classified as liabilities are revalued each reporting period. These values are determined by a Black Scholes valuation model, consistent with the requirements of SFAS No.133. The following is a schedule of changes in warrants outstanding during the first quarter of 2007. Each of these warrants is exercisable over five year periods from dates of issuance at prices ranging from $0.45-$1.56 per share.

Balance December 31, 2006	10,383,323

Warrants issued with $3,734,040 convertible debt, February 20,	16,595,732
Warrants issued to Placement Agent of February 2007 convertible debt issue	715,333
Total warrants issued during 2007	17,311,065
Total warrants exercised during the quarter ended March 31, 2007	-
Balance March 31, 2007	27,694,388

5. SUPPLEMENTAL CASH FLOWS INFORMATION:

There were no taxes paid during the quarters ended March 31, 2007 and March 31, 2006.

Interest of $34,886 and $ 0 was paid during the quarter’s ended March 31, 2007 and March 31, 2006, respectively.

There were no non-cash investing activities during either the March 31, 2007 and March 31, 2006 periods.

The following non-cash financing activities occurred during these periods.

Shares of common stock were issued for services during both the March 31, 2007 and March 31, 2006 periods. These totaled 330,106 shares and 144,456 shares, respectively and were valued at $178,257 and $250,166.

During the March 31, 2007 period the following additional noncash financing activity occurred:

-	$22,500 of convertible debt was converted to 50,000 shares of common stock.
-	$45,000 account payable was satisfied by the issuance of 94,444 shares of common stock.

During the March 31, 2006 period, the Company issued $150,000 of 4% convertible notes in consideration of certain investors waiving their rights to liquidated damages which had accrued. A charge of $108,417 was recorded, representing the excess of the value of the convertible notes and associated derivatives over the $91,160 accrued damages that were settled.

6. OPERATING AND ADMINISTRATIVE EXPENSES

Details of operating and administrative expenses are presented below:

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006
Options expense	$-	$42,000
Salaries and payroll taxes	222,977	156,630
Marketing expense	12,619	13,702
Development costs	23,579	61,593
Professional fees	134,786	158,861
Commissions	-	50,845
Consulting - administrative	6,054	14,150

Settlement expense	-	108,417
Liquidated damages	-	81,800
Consulting - marketing	-	47,925
Rent	38,250	38,250
Insurance	17,021	-
Director awards	148,873	-
Employee awards	-	53,250
Office expense	11,716	-
Other expenses	181,488	128,929
Totals	$797,363	$956,352

7. RECENT ACCOUNTING PROUNOUNCEMENTS

The Company adopted EITF ”00-19-2, “ Accounting for Registration Payment Arrangements,”( RPA) . for transactions after the statement’s effective date ( December 20, 2006.) The Company’s recording of a liability for these RPA’s will now follow the guidelines in FAS #5, “ Accounting for Contingencies.” However, the amendment to the original EITF 00-19 will not affect the recording of derivatives as the “RPA’s” were not the sole determining factor in prior decisions about derivative classification, as is emphasized in the amended EITF.

8. CONVERSION, REVALUATION AND EMBEDDED DERIVATIVES

The Company’s issues of convertible debt normally have embedded derivatives ( i.e. warrants and conversion benefits.) These derivatives are classified as either liabilities or a component of equity based upon the criteria in EITF 00-19

Their initial fair value, based upon grant date valuation using Black Scholes model, is charged to conversion expense based upon the immediate exercisability of the derivatives.

Those derivatives classified as liabilities are subject to revaluation each reporting period, following SFAS #133 and its required fair value treatment.

9. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company had a working capital deficiency and an accumulated deficit as of March 31, 2007 and has experienced continuing losses. These factors raise substantial doubt about the abilility of the Company to continue as a going concern. The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation. The Company’s present plans, the realization of which cannot be assured, to overcome these difficulties include, but are not limited to, the continuing effort to raise capital in the public and private markets.

10. SUBSEQUENT EVENTS

On April 18, 2007, an investor in the October 2005 8% Convertible Promissory Notes, elected to convert $45,000 of principal into 100,000 shares of common stock. The conversion price of the Convertible Promissory Note is $0.45 per share.

On April 16, 2007, an investor in the May 2005 8% Convertible Promissory Notes, elected to convert $92,000 of principal and $14.808 of accrued interest into 237,351 shares of common stock. The conversion price of the Convertible Promissory Note is $0.45 per share. The issuance of the above shares are pending the filing of the Company’s restated quarterly 10-QSB’s for 2005 and 2006.

On July 26, 2007 First Montauk Securities, (“FMS”) advised the Company that additional shares may need to be issued to the investors from the February 2005 private placement. After reviewing the documents from that transaction, the Company is in agreement that the investors are entitled to additional shares pursuant to the Most Favored Nation/Anti-Dilution (“MFN”) provisions in the offering documents. The February 2005 transaction provided for the anti-dilution protection until six months after there is an effective registration statement. This MFN protection applies to the holders from the November 2004 private placement as well, although FMS has not indicated at this time that there are shareholders from that offering that would be eligible for the additional shares.

The Company’s records indicate there are shareholders from the February 2005 transaction that still own shares, however, the Company is investigating if they are shares from the February 2005 offering and are entitled to receive additional shares. The number of shares that may be issued has not been determined nor confirmed at this time.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$771.01
Accounting fees and expenses	15,000.00*
Legal fees and expenses	50,000.00*
Miscellaneous	5,000.00*
TOTAL	$70,771.01*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In June and October 2004, we issued an aggregate of 47,850 shares of common stock to a certain vendor as compensation for dealer account solicitation services performed on our behalf. The closing price of our common stock on June 15, 2004 and October 15, 2004 was $1.05 and $1.04 per share, respectively, resulting in an aggregate value of $50,003.25 for this compensation.

Between September 8, 2004 and December 20, 2004, we received subscriptions for an aggregate of 1,812,403 shares of our common stock and an aggregate of 906,200 shares of common stock issuable upon exercise of common stock purchase warrants to 33 accredited investors pursuant to a private placement offering. The stock was sold at $.80 per share. The closing price of our common stock between September 8, 2004 and December 20, 2004 ranged from a low of $.80 to a high of $1.58 per share. The warrants are exercisable at a price equal to $1.25 for a period of 5 years from the date of issuance.

In October 2004, we issued an aggregate of 86,050 shares of common stock to a certain investor relations consulting firm as compensation for services performed on our behalf. The closing price for our common stock on October 15, 2004 was $1.04 per share, resulting in an aggregate value of $89,492 for this compensation.

In October 2004, we issued an aggregate of 24,000 shares of common stock to a certain public relations consulting firm as compensation for services performed on our behalf. The closing price for our common stock on October 15, 2004 was $1.04 per share, resulting in an aggregate value of $24,960 for this compensation.

In October 2004, we issued an aggregate of 114,324 shares of common stock to 6 of our directors as compensation for services performed on our behalf in each of their capacities as directors of our company. The closing price for our common stock on October 15, 2004 was $1.04 per share, resulting in an aggregate value of $118,897 for this compensation.

On November 22, 2004, we entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which we sold and issued 1,125,000 shares of common stock, no par value, and common stock purchase warrants to purchase 562,500 shares of our common stock to several accredited investors who are a party to the Purchase Agreement for an aggregate purchase price of $900,000. Thereafter, on November 23, 2004, we entered into Joinders to the Purchase Agreement pursuant to which we sold and issued an additional 515,000 shares of common stock and warrants to purchase an additional 257,500 shares of our common stock to several accredited investors who are a party to the Joinders to the Purchase Agreement for an aggregate purchase price of $412,000. The closing price for our common stock on November 22 and November 23, 2004 was $1.56 and $1.40 per share, respectively. The stock had a per share purchase price equal to $.80. First Montauk Securities Corp. acted as placement agent in connection with the offering. We issued 125,000 warrants on November 22, 2004 and 51,500 warrants on November 23, 2004 to the placement agent and to certain partners of the placement agent as partial consideration for services performed in connection with the issuance of common stock and warrants to the purchasers pursuant to the Purchase Agreement to purchase 62,500 and 25,750 shares of our Common Stock, respectively. The warrants are exercisable from November 22, 2004 until November 22, 2009 and from November 23, 2004 until November 23, 2009, each at an exercise price of $1.25 per share.

On February 11, 2005, we entered into a Subscription Agreement pursuant to which we sold an aggregate of $5,000,000 of principal amount promissory notes convertible into shares of our common stock, no par value, at a conversion price equal to $1.30 per share, and an aggregate of 2,884,615 Class A and Class B share purchase warrants to purchase shares of our common stock to certain purchasers who are a party to the Subscription Agreement. First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 384,616 warrants on February 11, 2005 to the selling agent as partial consideration for services performed in connection with the offering. The Class A warrants are exercisable at a price equal to $1.85 from the date of issuance until 5 years after the closing date. The Class B warrants are exercisable at a price equal to $2.11, representing 101% of the 3 day average closing bid prices of our common stock on the trading day immediately preceding the closing date, from the date of issuance until 5 years after the closing date. The Class A and Class B warrants both have a cashless feature.

In March 2005, the holders of our 6% promissory notes converted all principal and accrued interest payable by us into an aggregate of 3,836,154 and 28,451 shares of our common stock, respectively, all of which we are registering in this prospectus.

In February and May of 2005, 30,000 shares of common stock to two public relations consulting firm as compensation for services performed on our behalf. The closing price for our common stock on February 15, 2005 was $2.10 per share and on May 16, 2005 it was $2.60 per share, resulting in an aggregate value of $70,500 for this compensation.

On April 7, 2005, we issued an aggregate of 28,453 shares of our common stock to the holders of our convertible promissory notes at a conversion price of $1.30 per share which we issued pursuant to our February 11, 2005 Subscription Agreement, as payment, in lieu of cash, of accrued interest due to the holders under such notes. The closing price for our common stock on the date the conversion, March 29, 2005, was $2.35 per share.

On May 31, 2005, we entered into a 8% Series B Unsecured Convertible Debenture and Warrants Purchase Agreement with one accredited investor pursuant to which we sold a $500,000 principal amount unsecured convertible debenture (the "Debenture") convertible into shares of our common stock, no par value, at a conversion price equal to $1.30 per share, and stock purchase warrants to purchase 384,615 shares of our common stock at an exercise price equal to $3.25 per share, to a certain investor who is a party to the Purchase Agreement for an aggregate purchase price of $500,000. First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 38,462 warrants on May 31, 2005 to the selling agent as partial consideration for services performed in connection with the offering. The warrants are exercisable at a price equal to $2.11 for a period of 5 years from the closing date.

In April and July of 2005, we issued an aggregate of 30,000 shares of common stock to a certain investor relations consulting firm as compensation for services performed on our behalf.

On July 1, 2005 we issued options to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $.85 per share to certain of our employees and consultants as compensation for services performed on our behalf.

On August 25, 2005, we issued an aggregate of 187,939 shares of common stock to a certain creditor of Filco GmbH pursuant to a certain Assignment and Purchase Agreement which we entered into with the creditor.

On October 18, 2005, we entered into a 8% Series C Unsecured Convertible Debenture and Warrants Purchase Agreement with certain accredited investors pursuant to which we sold an aggregate of $1,000,000 principal amount unsecured convertible debentures convertible into shares of our common stock, no par value, at a conversion price of $2.00 per share, and an aggregate of 500,000 stock purchase warrants to purchase shares of our Common Stock at $3.25 per share to certain accredited investors who are parties to the Purchase Agreement for an aggregate purchase price of $1,000,000. Further, we issued 50,000 Warrants to the placement agent, a registered broker dealer firm, exercisable at $3.25 per share, as consideration for services performed in connection with the issuance of the Debentures and Warrants to the Investors pursuant to the Purchase Agreement.

On October 28, 2005, we held our second and final closing with certain accredited investors (the "Investors") pursuant to a right of participation which was granted to such investors under that certain securities purchase agreement dated as of November 23 and 24, 2004 and the subscription agreement dated as of February 11,2005. In connection with the second closing, we sold an aggregate of $548,000 principle amount of Debentures convertible into shares of our common stock, no par value, at a conversion price of $2.00 per share, and issued 275,000 warrants exercisable at $3.25 per share for an aggregate purchase price of $ 548,000.

First Montauk Securities Corp. (the "Selling Agent") acted as selling agent in connection with the first and second closings of the Offering in which an aggregate amount of $1,548,000 of Debentures and Warrants were sold. Pursuant to the second closing, we paid commissions of $54,800, a non-accountable expense allowance of $16,440, and issued 27,400 Warrants to the placement agent, a registered broker dealer firm, exercisable at $3.25 per share, each as consideration for services performed in connection with the issuance of the Debenture and Warrants to the Investor pursuant to the Purchase Agreement.

On February 13, 2006, we completed a private placement of our 8% Series D Unsecured Convertible Debentures and Stock Purchase Warrants to certain accredited investors pursuant to that certain Subscription Agreement dated as of February 13, 2006 under which we sold an aggregate of $391,200 principal amount Debentures convertible into shares of our common stock, no par value, and warrants to purchase 250,769 shares of our Common Stock to certain accredited investors who are parties to the Subscription Agreement for an aggregate purchase price of $391,200.

The Debentures mature on February 13, 2007. Provided there then exists no event of default by us under the Debentures, the principal of and any accrued but unpaid interest due under the Debentures on the maturity date shall automatically be converted into shares of Common Stock on the maturity date at the then applicable conversion price. The Debentures pay simple interest quarterly accruing at the annual rate of 8%, either in the form cash or shares of our Common Stock, at our election, which shall be valued and computed based upon the conversion price of the Debentures. The Debentures are convertible into shares of our Common Stock at a conversion price equal to $1.56. We may in our discretion require, after 90 days from the closing date, that the Investors convert all or a portion of the Debentures at a price equal to$1.56 per share.

In addition, we issued 250,769 Warrants to the Investors, representing an amount of Warrants equal to 100% of the quotient of (i) the principal amount of the Debentures issued at the closing date divided by (ii) the conversion price of the Debentures. The Warrants are exercisable at a price equal to $2.50, from the date of issuance until 5 years after the closing date.

On March 1, 2006, we issued an aggregate principal amount $150,000 of our 4% Unsecured Convertible Debentures and 5 year warrants to purchase an aggregate of 48,077 shares of our common stock to two of the investors in our November 2004 private placement. The debentures mature on March 1, 2008, pay simple interest at a rate of 4% per annum and are convertible into shares of our common stock at a price equal to 1.56 per share. The warrants are exercisable into shares of our common stock at a price equal to $1.65 per share. Our issuance of the aforementioned securities were in settlement of accrued liquidated damages which we owed to these investors for our inability to have the SEC declare our registration statement on Form SB-2 effective within the specified timeframe as set forth in the Registration Rights Agreement dated November 22, 2004. In addition, the investors agreed to forego any future accrual and payment of such liquidated damages.

On June 30, 2006, we issued an aggregate principal amount $48,248 of our 4% Unsecured Convertible Debentures and 5 year warrants to purchase an aggregate of 24,124 shares of our common stock to the final two investors in our November 2004 private placement. The debentures mature on June 30, 2008, pay simple interest at a rate of 4% per annum and are convertible into shares of our common stock at a price equal to 1.56 per share. The warrants are exercisable into shares of our common stock at a price equal to $1.65 per share. Our issuance of the aforementioned securities were in settlement of accrued liquidated damages which we owed to the investors for our inability to have the SEC declare our registration statement on Form SB-2 effective within the specified timeframe as set forth in the Registration Rights Agreement dated November 22, 2004. In addition, the investors agreed to forego any future accrual and payment of such liquidated damages.

On July 26, 2006, the Company issued a 12% Series A Convertible Note in the principal amount of $400,000, together with warrants to purchase 282,052 shares of common stock to a qualified institutional buyer. The Note is convertible into shares of common stock at a price equal to $1.56 per share. In addition, all principal and accrued and unpaid interest was due on October 20, 2006. The Company did not repay the note in the amount of $412,000, inclusive of principal and accrued and unpaid interest, on or prior to October 20, 2006. The Company is currently in negotiations with the holder to repay the note through the payment of cash, or issuance of shares of common stock, or a combination of both.

During the nine months ended September 30, 2006, the Company issued 672,257 shares of common stock were issued for services and recorded expenses in the amount of $1,052,337.

During the quarter ended September 30, 2006, holders converted $819,800 of convertible debt, along with accrued interest into stock, resulting in the issuance of 534,352 shares of common stock.

During the quarter ended September 30, 2006, a holder converted $253,303 of convertible debt and accrued interest to stock, resulting in the issuance of 235,575 shares.

Following is a summary of unregistered securities issued during the fourth quarter of 2006.

o 194,000 shares of common stock were issued for professional services valued at $141,919.

o 184,000 shares of common stock were issued in connection with a settlement of a default on a convertible promissory note. These shares were valued at $93,490.

o 41,666 shares of common stock were issued in exchange of a $65,000 of convertible note.

o 5,000 shares were issued as an Employee bonus valued at $3,570.

On February 20, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with certain accredited and/or qualified institutional investors pursuant to which we sold an aggregate of $3,734,040 principal amount secured convertible debentures (the "Debentures") convertible into shares of our common stock, no par value (the "Common Stock") at a conversion price equal to $0.45 (the "Conversion Price"), for an aggregate purchase price of $3,219,000. In addition, the Company issued to the investors (i) warrants to purchase 8,297,866 shares of the Company's Common Stock (the "Warrants") at an exercise price equal to $0.54 per share, which represents 100% of the number of shares issuable upon conversion of the Debentures; (ii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $0.75 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures; and (iii) callable warrants to purchase 4,148,933 shares of our Common Stock at an exercise price equal to $1.25 per share, which represents 50% of the number of shares issuable upon conversion of the Debentures (collectively, the "Callable Warrants").

The Debentures mature on February 20, 2009. The Company may in our discretion redeem the Debentures, subject to certain equity conditions being met by us as set forth in the Debentures, at a price equal to 150% of the principal balance, accrued interest, and all liquidated damages, if any, thereon that are requested to be redeemed. The Company's obligations under the Purchase Agreement, the Debentures and the additional definitive agreements with respect to this transaction are secured by all of our assets. The Conversion Price of the Debentures is subject to adjustments for any failure by the Company to cause the Securities and Exchange Commission (the "SEC") to declare the initial registration statement covering the shares underlying the Debentures, the Warrants and the Callable Warrants effective.

The Conversion Price of the Debentures and the respective exercise prices of the Warrants and the Callable Warrants are subject to adjustment in certain events, including, without limitation, upon the Company's consolidation, merger or sale of all of substantially all of the Company's assets, a reclassification of our Common Stock, or any stock splits, combinations or dividends with respect to the Company's Common Stock.

In addition, after such time as the SEC declares the registration statement effective, if (i) the volume weighted average price for each of the 10 consecutive trading days (the "Measurement Period") exceeds $1.50 per share with respect to the $0.75 Callable Warrants and $2.50 with respect to the $1.25 Callable Warrants, (ii) the daily volume for each trading day in such Measurement Period exceeds 250,000 shares of Common Stock per trading day, and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information, then we may, within one trading day of the end of such Measurement Period, call for cancellation of all or any portion of the Callable Warrants which have not yet been exercised at a price equal to $.001 per share.

On March 22, 2007, the Company made a $100,000 principal payment and paid interest of $30,213. The Note was reduced to $300,000 and interest on the Note was reduced to 10%. Additionally, the Company issued 184,000 shares of common stock as settlement of the default period and paid a fee of $12,000 to Source Capital Group, Inc., a registered representative of the Note-holder. The Company also agreed to make monthly interest payments. The conversion price was reset per the terms of the original Note.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Airtrax or executive officers of Airtrax, and transfer was restricted by Airtrax in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to “the Company” in this Exhibit List mean Airtrax, Inc., a New Jersey corporation.

Exhibit No.	Description

3.1
Certificate of Incorporation of Airtrax, Inc. dated April 11, 1997, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 1999 and incorporated herein by reference.

3.2
Certificate of Correction of the Certificate of Incorporation dated April 30, 2000, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 1999 and incorporated herein by reference.

3.3
Certificate of Amendment of Certificate of Incorporation dated March 19, 2001, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 1999 and incorporated herein by reference.

3.4	Amended and Restated By-Laws , filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 1999 and incorporated herein by reference.

4.1	Form of Common Stock Purchase Warrant issued to investors pursuant to the May 2004 private placement.

4.2
Form of Common Stock Purchase Warrant dated as of November 22, 2004 and November 23, 2004, filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2004 and incorporated herein by reference.

4.3	Form of Series A Convertible Note dated as of February 11, 2005, filed as an exhibit to the Current Report on Form 8-K filed on February 11, 2005 and incorporated herein by reference.

4.4	Form of Class A Common Stock Purchase Warrant dated as of February 11, 2005, filed as an exhibit to the Current Report on Form 8-K filed on February 11, 2005 and incorporated herein by reference.

4.5	Form of Class B Common Stock Purchase Warrant dated as of February 11, 2005, filed as an exhibit to the Current Report on Form 8-K filed on February 11, 2005 and incorporated herein by reference.

4.6	Form of Broker's Common Stock Purchase Warrant dated as of February 11, 2005, filed as an exhibit to the Current Report on Form 8-K filed on February 11, 2005 and incorporated herein by reference.

5.1	Sichenzia Ross Friedman Ference LLP Opinion and Consent (to be filed by amendment).

10.1
Employment agreement dated July 12, 1999, by and between Airtrax, Inc. and D. Barney Harris, filed as an exhibit to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2000 and incorporated herein by reference.

10.2
Consulting Agreement by and between MAS Financial Corp. and Airtrax, Inc. dated October 26, 1999, filed as exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 1999 and incorporated herein by reference.

10.3
Product Development, Sales and Manufacturing Representation Agreement dated March 13, 2004 by and between Airtrax, Inc., and MEC Aerial Platform Sales Corporation, filed as an exhibit to the Current Report on Form 8-K filed on March 15, 2004 and incorporated herein by reference.

10.4
Joinder to the Purchase Agreement, dated November 23, 2004, by and among Airtrax, Inc., Excalibur Limited Partnership, Stonestreet Limited Partnership and Linda Hechter, filed as an exhibit to the Current Report on Form 8-K filed on November 30, 2004 and incorporated herein by reference.

10.5
Registration Rights Agreement, dated November 22, 2004, by and among Airtrax, Inc., Excalibur Limited Partnership, Stonestreet Limited Partnership, Whalehaven Capital Fund and First Montauk Securities Corp, filed as an exhibit to the Current Report on Form 8-K filed on November 30, 2004 and incorporated herein by reference.

10.6
Joinder to the Registration Rights Agreement, dated November 23, 2004, by and among Airtrax, Inc., Excalibur Limited Partnership, Stonestreet Limited Partnership, Linda Hechter and First Montauk Securities Corp., filed as an exhibit to the Current Report on Form 8-K filed on November 30, 2004 and incorporated herein by reference.

10.7
Subscription Agreement dated February 11, 2005 by and among Airtrax, Inc. and the investors named in the signature pages thereto, filed as an exhibit to the Current Report on Form 8-K filed on February 11, 2005 and incorporated herein by reference.

10.8
Series B Unsecured Convertible Debenture and Warrants Purchase Agreement, dated May 31, 2005, by and between Airtrax, Inc. and the investor named on the signature page thereto, filed as an exhibit to the Current Report on Form 8-K filed on June 6, 2005 and incorporated herein by reference.

10.9
Registration Rights Agreement dated May 31, 2005, by and between Airtrax, Inc. and the investor named on the signature page thereto, filed as an exhibit to the Current Report on Form 8-K filed on June 6, 2005 and incorporated herein by reference.

10.10	Series B Unsecured Convertible Debenture of Airtrax, Inc., filed as an exhibit to the Current Report on Form 8-K filed on June 6, 2005 and incorporated herein by reference.

10.11	Form of Stock Purchase Warrant of Airtrax, Inc., filed as an exhibit to the Current Report on Form 8-K filed on June 6, 2005 and incorporated herein by reference.

10.12
Letter Agreement dated May 31, 2005 by and among Airtrax, Inc. and the investors named on the signature page thereto, filed as an exhibit to the Current Report on Form 8-K filed on June 6, 2005 and incorporated herein by reference.

10.13
Series C Unsecured Convertible Debenture and Warrants Purchase Agreement, dated October 18, 2005 by and between Airtrax, Inc. and the investor named on the signature page thereto, filed as an exhibit to the Current Report on Form 8-K filed on October 24, 2005 and incorporated herein by reference.

10.14
Registration Rights Agreement dated October 18, 2005, by and between Airtrax, Inc. and the investor named on the signature page thereto, filed as an exhibit to the Current Report on Form 8-K filed on October 24, 2005 and incorporated herein by reference.

10.15	Series C Unsecured Convertible Debenture of Airtrax, Inc., filed as an exhibit to the Current Report on Form 8-K filed on October 24, 2005 and incorporated herein by reference.

10.16	Form of Stock Purchase Warrant of Airtrax, Inc., filed as an exhibit to the Current Report on Form 8-K filed on October 24, 2005 and incorporated herein by reference.

10.17
Amended and Restated Stock Acquisition Agreement effective as of as of February 19, 2004 by and between Airtrax, Inc. and Fil Filipov, filed as an exhibit to the Registration Statement on Form SB-2 filed on January 11, 2006 and incorporated herein by reference.

10.18
Promissory Note of Filco GmbH dated as of January 15, 2005 issued to Airtrax, Inc., filed as an exhibit to the Registration Statement on Form SB-2 filed on January 11, 2006 and incorporated herein by reference.

10.19
Promissory Note of Filco GmbH dated as of June 5, 2005 issued to Airtrax, Inc., filed as an exhibit to the Registration Statement on Form SB-2 filed on January 11, 2006 and incorporated herein by reference.

10.20
Assignment and Purchase Agreement dated as of August 25, 2005 by and between Werner Faenger and Airtrax, Inc., filed as an exhibit to the Registration Statement on Form SB-2 filed on January 11, 2006 and incorporated herein by reference.

10.21
Promissory Note of Filco GmbH with Guarantees dated as of November 25, 2005 issued to Airtrax, Inc., filed as an exhibit to the Registration Statement on Form SB-2 filed on January 11, 2006 and incorporated herein by reference.

10.22	Form of Subscription Agreement of Airtrax, Inc. dated as of February 13, 2006, filed as an exhibit to the Current Report on Form 8-K filed on February 27, 2006 and incorporated herein by reference.

10.23	Series D Unsecured Convertible Debenture of Airtrax, Inc., filed as an exhibit to the Current Report on Form 8-K filed on February 27, 2006 and incorporated herein by reference.

10.24	Form of Stock Purchase Warrant of Airtrax, Inc., filed as an exhibit to the Current Report on Form 8-K filed on February 27, 2006 and incorporated herein by reference.

23.1	Consent of Robert G. Jeffrey, Certified Public Accountant (filed herewith).

23.2	Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Blackwood, State of New Jersey, on August 2, 2007.

  AIRTRAX, INC.

Date: August 2, 2007	By: /s/ ROBERT M. WATSON Robert M. Watson
Chief Executive Officer (Principal Executive Officer) and Acting Chief Financial Officer (Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Position	Date

* Robert M. Watson	Chief Executive Officer (Principal Executive Officer), Acting Chief Financial Officer (Principal Financial and Accounting Officer) and Director	August 2, 2007

* Andrew Guzzetti	Chairman of the Board and Director	August 2, 2007

* D. Barney Harris	Director	August 2, 2007

* James Hudson	Director	August 2, 2007

* William Hungerville	Director	August 2, 2007

* Fil Filipov	Director	August 2, 2007

Peter Amico, Jr.	Director	August 2, 2007

* Robert Borski, Jr.	Director	August 2, 2007

* By: /s/ ROBERT M. WATSON
Robert M. Watson Attorney-in-fact